Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May __, 2006, is made by and among Nestor, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the execution pages hereof (each, an “Execution Page” and collectively the “Execution Pages”), and U.S. Bank National Association, as collateral agent pursuant to Section 9 (the “Collateral Agent”).

BACKGROUND

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B. Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase, units (the “Units”), each Unit consisting of (i) a senior secured convertible promissory note, in the form attached hereto as Exhibit A (collectively, the “Notes”), in the principal face amount of $1,000, which Notes shall initially be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) upon the terms set forth in the Notes, and (ii) a warrant, in the form attached hereto as Exhibit B (the “Warrants”), to acquire initially 69.44 shares of Common Stock. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes are referred to herein as the “Conversion Shares” and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.” The Notes, the Warrants, the Conversion Shares and the Warrant Shares are collectively referenced herein as the “Securities” and each of them may individually be referred to herein as a “Security.”

C. In connection with the Closing pursuant to this Agreement, the Company will execute and deliver, and shall cause each of its Subsidiaries (as defined in Section 3(a)) to execute and deliver, as applicable, a Security Agreement (the “Security Agreement”), a Guaranty and Suretyship Agreement (the “Guaranty”) and a Borrower/Subsidiary Pledge Agreement (the “Pledge Agreement”) in the forms attached hereto as Exhibit C, Exhibit D and Exhibit E, respectively (the Security Agreements, the Guarantees and the Pledge Agreements, together with the Letter of Credit (as defined in Section 4(c)) and any other document securing the Notes, are hereinafter collectively referred to as the “Security Documents”), in favor of the Collateral Agent (as defined herein) for the benefit of all of the Purchasers, pursuant to which the Company and its Subsidiaries have agreed to grant a security interest in all of their respective properties and assets in order to secure the Company’s obligations under the Notes and the Subsidiaries’ obligations under the Guarantees.

D. In connection with the Closing pursuant to this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit F (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. This Agreement, the Notes, the Warrants, the Security Agreements, the Guarantees, the Pledge Agreements, any other Security Documents, the Registration Rights Agreement and all other agreements executed and delivered in connection herewith and therewith are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

(a) Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(b) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such number of Units as is set forth on such Purchaser’s Execution Page, for a purchase price (as to each Purchaser, the “Purchase Price”) per Unit equal to $1,000.

(b) The Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 at 10:00 a.m., Philadelphia, Pennsylvania time, on the date hereof, or such other time or place as the Company and the Purchasers may mutually agree (the “Closing Date”).

2.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser severally, but not jointly, represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc. Such Purchaser is purchasing the Securities for such Purchaser’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser understands that such Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b) Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d) Information. Such Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Purchaser understands that such Purchaser’s investment in the Securities involves a high degree of risk.

(e) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their respective terms.

(g) Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(h) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser was first contacted by the Company or any other person disclosing the material terms of the transactions contemplated hereunder until the date hereof. Notwithstanding the foregoing, (i) in the case of LB I Group Inc., the representation set forth above shall only apply with respect to the Global Trading Strategies group of Lehman Brothers Holdings Inc. and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that had or has knowledge of the transactions contemplated herein. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that entering into a short sale of the Common Stock “against the box” while holding unregistered shares of the Common Stock, followed by coverage of the short sale with such shares after the Registration Statement has been declared effective by the SEC, is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

Each Purchaser’s representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Securities pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company may not rely on such representations and warranties for any other purpose. No Purchaser has made or hereby makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Disclosure Schedule executed and delivered by the Company to each Purchaser (the “Disclosure Schedule”) or as set forth in the Select SEC Documents (as defined in Section 3(g) below), other than what is set forth in the Risk Factors of any such Select SEC Documents or any other disclosure that is forward looking or prospective in nature in any such Select SEC Documents, the Company represents and warrants to each Purchaser as follows:

(a) Organization and Qualification. The Company and each of its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has no Subsidiaries except as set forth in Section 3(a) of the Disclosure Schedule, each of which is, except as set forth on such schedule, a direct or indirect wholly-owned subsidiary of the Company.

(b) Authorization; Enforcement. (i) The Company and, with respect to each of the other Transaction Documents to which any such Subsidiary is a party, each of its Subsidiaries, as applicable, has the requisite corporate power and authority to enter into and perform their obligations under this Agreement and the other Transaction Documents, to issue and sell the Units in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Notes in accordance with the terms thereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, as applicable, and the consummation by them of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Units and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares by the Company) have been duly authorized by the Company’s and each of its Subsidiaries’ Board of Directors, as applicable, and no further consent or authorization of the Company or any of its Subsidiaries (other than the Stockholder Approval (as defined in Section 4(s)) with respect to the issuance of the Conversion Shares and Warrant Shares), their Boards of Directors, or any committee of their Boards of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company and each of its Subsidiaries, as applicable, of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company and each of its Subsidiaries, as applicable, enforceable against the Company and its Subsidiaries in accordance with their terms. Neither the execution, delivery or performance by the Company or any of its Subsidiaries of their obligations under this Agreement or the other Transaction Documents, nor the consummation by them of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Units and the issuance or reservation for issuance of the Conversion Shares and Warrant Shares by the Company) requires any consent or authorization of the Company’s stockholders, other than the Stockholder Approval (as defined in Section 4(s)), or the stockholders of any of the Company’s Subsidiaries.

(c) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Notes and exercise of the Warrants is set forth in Section 3(c) of the Disclosure Schedule. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth in Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated, (ii) there are no contracts, commitments, understandings or arrangements under which the Company or any of its

Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or otherwise acquire any security of the Company or any of its Subsidiaries; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements. Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions, and, except as and to the extent set forth thereon, the sale and issuance of the Securities will not trigger any anti-dilution adjustments to any such securities or instruments. The Company has furnished to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, all of which instruments and agreements are set forth in Section 3(c) of the Disclosure Schedule. The Company’s Certificate of Incorporation may be amended by the vote of the holders of the majority of the outstanding equity securities of the Company entitled to vote thereon. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

(d) Issuance of Securities. The Units (and the Notes and Warrants comprising the Units) are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances, (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (iii) will not impose personal liability on the holder thereof. The Conversion Shares and Warrant Shares are or, upon stockholder approval of the Amendment, will be duly authorized and, upon conversion of the Notes and exercise of the Warrants in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances. Upon conversion of the Notes and exercise of the Warrants in accordance with the respective terms thereof, the Conversion Shares and Warrant Shares (x) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person (except as contemplated by the Transaction Documents) and (y) will not impose personal liability upon the holder thereof. The issuance by the Company of the Securities is exempt from registration under the Securities Act.

(e) No Conflicts; Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Except (w) as may be required under the Securities Act in connection with the performance of the Company’s obligations under the Registration Rights Agreement, (x) for the filing of a Form D with the SEC, (y) as may be required for compliance with applicable state securities or “blue sky” laws, or (z) as otherwise set forth in Section 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party (including, without limitation, pursuant to any Material Contract (as defined in Section 3(g) below)) in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the other Transaction Documents.

(f) Compliance. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and no Subsidiary is in violation of any of its organizational documents. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Material Contracts), except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

(g) SEC Documents, Financial Statements. Since December 31, 2000, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). The Company has delivered or otherwise made available to each Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. To the extent required by the rules and regulations of the SEC applicable thereto, the Select SEC Documents contain a complete and accurate list of all undischarged Material Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject. Except as set forth in the Select SEC Documents, none of the Company, its Subsidiaries or, to the best knowledge of the Company, any of the other parties thereto is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect. For purposes of this Agreement, “Material Contracts” means the contracts, agreements, leases and other instruments required to be filed pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act and “Select SEC Documents” means the Company’s (A) Proxy Statement for its 2005 Annual Meeting, (B) Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended (the “Annual Report”), and (C) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since December 31, 2005. No other information provided by or on behalf of the Company to the Purchasers that is not included in the Select SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(h) Internal Accounting Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report and the Company’s most recently filed Quarterly Report on Form 10-Q (each such date, an “Evaluation Date”). The Company presented in the Annual Report and its most recently filed Quarterly Report on Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the respective Evaluation Date. Since the Evaluation Date for the Annual Report, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls, except as expressly disclosed in the Select SEC Documents as to changes that occurred after the Evaluation Date.

(i) Absence of Certain Changes. Except as set forth in the Select SEC Documents, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as disclosed in Section 3(i) of the Disclosure Schedule, since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had any capital expenditures in excess of $100,000 outside the ordinary course of business. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

(j) Transactions With Affiliates. Except as set forth in the Select SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

(k) Absence of Litigation. Except as disclosed in the Select SEC Documents or in Section 3(k) of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. The matters set forth in the Select SEC Documents or Section 3(k) of the Disclosure Schedule would not have a Material Adverse Effect.

(l) Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has sufficient rights to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. Section 3(l) of the Disclosure Schedule sets forth a list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, registered copyrights, copyright applications, licenses and permits material to the Company and owned and/or used by the Company in its business. To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Intangibles and there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.

(m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n) Tax Status. Except as set forth in the Select SEC Documents, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(o) Key Employees. Each of the Company’s directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents. To the knowledge of the Company, no Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement, “Key Employee” means the persons listed in Section 3(o) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

(p) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

(q) Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

(s) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(t) Listing. Since December 31, 2005, the Common Stock has been and currently is listed for trading on the Nasdaq National Market (the “National Market”). The Company is not in violation of the listing requirements of the National Market, does not reasonably anticipate that the Common Stock will be delisted by the National Market for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the National Market. The Company has secured the listing of the Conversion Shares and Warrant Shares on the National Market (subject to receipt of Stockholder Approval) and on each other national securities exchange, automated quotation system or over-the-counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance).

(u) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company’s financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

(v) Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation (including, without limitation, Section 203 of the Delaware General Corporation Law, as amended) which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any and all Purchaser’s ownership of the Securities.

(w) Acknowledgment Regarding Each Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (including any successor rule, “Rule 144”)) or (iii) a “beneficial owner” of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(x) No General Solicitation or Integrated Offering. Neither the Company nor any distributor, agent or affiliate participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, agent or affiliate has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(y) No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

(z) Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants may increase in certain circumstances. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with the terms thereof and the Warrant Shares upon the exercise of the Warrants in accordance with the terms thereof is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in any of the Transaction Documents relating to a failure or refusal to issue Conversion Shares or Warrant Shares. Taking the foregoing into account, the Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Units hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

(aa) Indebtedness and Other Contracts. Except as disclosed in Section 3(aa) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(dd) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(ff) Disclosure. All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated by the Transaction Documents, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed or to be declared effective on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities. Each press release issued by the Company during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.	COVENANTS.

(a) Best Efforts. The parties shall use their respective best efforts timely to satisfy each of the conditions described in Sections 5, 6 and 7 of this Agreement.

(b) Form D; Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom. On or before 8:30 a.m., New York Time, on the first Business Day (as defined in the Notes) following the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the “8-K Filing”). From and after the 8-K Filing, the Company hereby acknowledges that no Purchaser shall be in possession of any material non-public information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, which is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material non-public information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser; provided, however, that, subject to Section 4(v), each Purchaser hereby consents to the receipt of a Pre-Notice under Section 8(c)(i) hereof and a Purchaser that exercises its rights under Section 4(n), Sections 8(c)(iii) or Section 8(d) hereof shall be deemed to have given such express written consent. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees and agents, if the Company does not make a public disclosure of such information within one Trading Day of a Purchaser’s delivery of a written notice of such breach to the Company, which notice shall include in reasonable detail the information that such Purchaser believes constitutes material non-public information, then in addition to any other remedy provided herein or in the other Transaction Documents, such Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company, its Subsidiaries or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Principal Market, or the stock exchange or automated quotation system upon which the Company’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable, without the prior written consent of such Purchaser, except (i) for disclosure thereof in the exhibits to the 8-K Filing or the “Selling Stockholders” section of the Registration Statement or (ii) as required by law or Principal Market regulations, the regulations of the stock exchange or automatic quotation system upon which the Company’s shares of Common Stock are then traded or any order of any court or other governmental agency, in which case the Company shall provide such Purchaser with prior notice of such disclosure and the opportunity to review and comment on such disclosure.

(c) Letter of Credit.

(i) Contemporaneously with the Closing, the Company shall obtain an irrevocable letter of credit (the “Letter of Credit”), in the amount of $3,997,000 (the “Maximum Credit”) issued in favor of the Collateral Agent on behalf of the Purchasers, substantially in the form of Exhibit G attached hereto. The Company shall obtain such renewals, extensions or replacements of the Letter of Credit as necessary to ensure that the Letter of Credit shall not expire prior to the second anniversary of the Issuance Date (as defined in the Notes) (the “LC Expiration Date”), unless the Letter of Credit shall have been reduced to zero in accordance with the terms thereof.

(ii) The Purchasers hereby instruct the Collateral Agent as follows:

(A) At any time prior to the LC Expiration Date, provided that any portion of the Maximum Credit remains available under the Letter of Credit, not less than 7 Business Days (as defined in the Notes) before each Interest Date (as defined in the Notes), the Company shall issue a written notice (the “Interest Payment Notice”) to the Collateral Agent and to each Holder setting forth: (x) the amount of accrued but unpaid Interest (as defined in the Note) payable on each Holder’s (as defined in the Notes) Note that is payable on such Interest Date (the “Interest Payments”), along with reasonable detail regarding the method of calculation thereof and the facts upon which such calculation is based; (y) the applicable Interest Date; and (z) wire instructions for each Holder; provided, that if the remaining Maximum Credit allocable to any Holder pursuant to Section 4(c)(iii) below is insufficient to provide for the full payment of all accrued but unpaid Interest on such Holder’s Notes on any Interest Date, the Interest Payment Notice shall set forth an amount for such Holder equal to such Holder’s remaining share of the Maximum Credit allocable to such Holder pursuant to Section 4(c)(iii) below. Within 3 Business Days following the Collateral Agent’s receipt of the Interest Payment

Notice, the Collateral Agent will notify the bank that issued the Letter of Credit (the “LC Bank”) that it is drawing down under the Letter of Credit and will instruct the LC Bank to pay on the Interest Date to each Holder the amount set forth in the Interest Payment Notice pursuant to the wire instructions set forth in the Interest Payment Notice.

(B) At any time prior to the LC Expiration Date, provided that any portion of the Maximum Credit remains available under the Letter of Credit, in the event any Holder elects to redeem all or any portion of the outstanding Notes held by it pursuant to Section 5(b) or Section 8(a) of the Notes, not less than 4 Business Days before the redemption date for such Notes provided for under the terms of the Notes (the “Redemption Notice Deadline”), the Company shall issue a written notice (the “Redemption Release Notice”) to the Collateral Agent and each Holder setting forth: (x) the portion of the Maximum Credit to be distributed to the Holder upon such redemption (the “Redemption Payment”), along with reasonable detail regarding the method of calculation thereof and the facts upon which such calculation is based; (y) the applicable redemption date; and (z) wire instructions for such Holder. Within 2 Business Days following the Collateral Agent’s receipt of the Redemption Release Notice, the Collateral Agent will notify the LC Bank that it is drawing down under the Letter of Credit and will instruct the LC Bank to pay to such Holder on the applicable redemption date the Redemption Payment set forth in the Redemption Release Notice pursuant to the wire instructions set forth in the Redemption Release Notice.

(C) If any Holder wishes to dispute the calculations of the Interest Payments set forth in the Interest Payment Notice or the Redemption Payments set forth in the Redemption Release Notice, such Holder shall deliver a written notice to the Company and the Collateral Agent (the “LC Dispute Notice”) within 1 Business Day following its receipt of the Interest Payment Notice or the Redemption Release Notice, as applicable, which LC Dispute Notice shall set forth in reasonable detail the basis for such Holder’s objection and such Holder’s calculations of the disputed amount or amounts. If the dispute relates solely to an arithmetic calculation set forth in the Interest Payment Notice or the Redemption Release Notice, as applicable, and the Collateral Agent, in its sole discretion, concurs with the Holder’s calculations set forth in the LC Dispute Notice, the Collateral Agent shall send a written notice to that effect to the Company within 1 Business Day following its receipt of the LC Dispute Notice and shall be entitled to draw upon the Letter of Credit in accordance with the applicable procedures set forth above, for payment of the Interest Payments or Redemption Payments set forth in the Interest Payment Notice or the Redemption Release Notice, as applicable, as adjusted to give effect to the calculations set forth in the LC Dispute Notice. Notwithstanding the foregoing, the Collateral Agent may within 1 Business Day following its receipt of an LC Dispute Notice, in its sole discretion, deliver a written notice (the “Collateral Agent Notice”) to each Holder and the Company stating that a dispute has arisen, which Collateral Agent Notice shall attach each LC Dispute Notice received by the Collateral Agent with respect to the applicable Interest Payment or Redemption Payment, and shall request further instructions from the Holders. Following the delivery of a Collateral Agent Notice, the Company and the Required Holders (as defined in Section 9(c)) shall resolve any such dispute using the procedures set forth for dispute resolution in Section 23 of the Note, and the Collateral Agent shall not take any action with respect to the disputed Interest Payments or Redemption Payments until it shall receive written instructions regarding such payments from the Required Holders.

(D) At any time prior to the LC Expiration Date, provided that any portion of the Maximum Credit remains available under the Letter of Credit, upon the occurrence and during the continuance of an Event of Default under (and as defined in) the Notes, the Collateral Agent shall be entitled to draw under the Letter of Credit for the full Maximum Credit then available thereunder. The Collateral Agent shall hold any amounts drawn as collateral security for the obligations under the Notes for the benefit of the Holders and shall distribute such amounts to the Holders based upon the instructions of the Required Holders, subject to Section 4(c)(iii) below. Following any draw under the Letter of Credit pursuant to this Section 4(c)(ii)(D), the Company shall certify to the Collateral Agent and to each Holder the amount of the Maximum Credit that remains available to such Holder pursuant to Section 4(c)(iii) below.

(iii) Notwithstanding anything to the contrary set forth in this Section 4(c), in no event shall any Holder be entitled to receive total payments pursuant to draws under the Letter of Credit in excess of (x) the Maximum Credit, multiplied by (y) the original principal amount of Notes purchased by such Holder (or its predecessor in interest) pursuant to the terms of this Agreement, divided by (z) the aggregate principal amount of all Notes sold by the Company under this Agreement. The Company shall certify to the Collateral Agent upon the Company’s delivery of the Interest Payment Notice and the Redemption Release Notice that the amounts set forth as payable to each Holder therein do not exceed the portion of the Maximum Credit available to any such Holder under this Section 4(c)(iii). Further, the Company shall promptly upon the written request of the Collateral Agent certify as to the portion of the Maximum Credit available to each Holder of Notes at any time.

(iv) The Company’s failure to deliver any notice required under this Section 4(c) shall not relieve the Company of any of its obligations to make any payments under or with respect to the Notes, and shall be deemed a material breach of this Agreement. The partial payment of any amounts due under the Notes out of the Maximum Credit will not relieve the Company of its obligations to pay such amounts in full in accordance with the terms of the Notes.

(d) Reporting Status. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

(e) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes to repay or redeem: the outstanding principal and interest of that certain non-convertible promissory note, dated as of December 28, 2005, issued by the Company to Laurus Master Fund, Ltd.; the outstanding principal and interest of that certain secured promissory note dated as of August 30, 2005 issued by the Company to Foundation Partners I, LLC; up to 50% of the outstanding principal balance of the Company’s 5% Senior Convertible Notes, due October 31, 2007 (the “5% Senior Convertible Notes”), as described in Section 4(u) of this Agreement at a redemption price equal to 102.5% of such redeemed principal amount, plus accrued but unpaid interest thereon; the balance of the 5% Senior Convertible Notes at maturity (as amended, if applicable); and for general corporate purposes and working capital. Within five Business Days (as defined in the Notes) following the Closing Date, the Company shall provide each Purchaser with a copy of any and all notes, agreements or instruments evidencing the Indebtedness listed on Schedule 7(m) hereof, in each case marked “cancelled.” Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities) other than scheduled principal payments and repayments or redemption of the 5% Senior Convertible Notes at maturity, taking into account any amendments to the 5% Senior Convertible Notes expressly provided for in this Agreement, except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iv) make any investment not directly related to the current business of the Company.

(f) Financial Information. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes and Warrants, the Company shall send (via electronic transmission or otherwise) the following reports to each such Purchaser: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

(g) Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance 4,071,146 shares of Common Stock to provide for the conversion of the Notes and issuance of the Conversion Shares in connection therewith, the exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Notes, the Warrants and the Registration Rights Agreement. Immediately following its receipt of the Stockholder Approval (as defined in Section 4(s)), the Company shall authorize and reserve for the purpose of issuance 120% of the number of shares of Common Stock sufficient to provide for the full conversion of the Notes and issuance of the Conversion Shares in connection therewith, the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Notes, the Warrants and the Registration Rights Agreement (collectively, the “Issuance Obligations”). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

(h) Listing. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes or Warrants, the Company shall maintain the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Notes and exercise of the Warrants on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company shall use its best efforts to continue the listing and trading of its Common Stock on the National Market or on the Nasdaq Capital Market (the “SmallCap Market”), the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”) and shall comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), such exchanges, or such electronic system, as applicable. The Company shall promptly provide to each Purchaser copies of any written notices it receives regarding the continued eligibility of the Common Stock for trading on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

(i) Corporate Existence. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes or Warrants, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Notes and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger or consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, in each case, where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on the SmallCap Market, the National Market, the NYSE or the AMEX.

(j) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(k) Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(l) Redemptions, Dividends and Repayments of Indebtedness. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall not, without first obtaining the written approval of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), repurchase, redeem or declare or pay any cash dividend or distribution on any shares of capital stock of the Company or repay or prepay any Indebtedness other than (i) the Indebtedness identified on Schedule 7(m) hereto as expressly contemplated by this Agreement, (ii) trade payables in the ordinary course of business of the Company and (iii) as expressly required pursuant to the terms of such Indebtedness as in effect on the date hereof (other than as modified pursuant to the express terms of this Agreement).

(m) Information. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes or Warrants, the Company shall furnish to each such Purchaser:

(i) concurrently with the filing with the SEC of its annual reports on Form 10-K, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its Subsidiaries is or has during such period been in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its Subsidiaries shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto; and

(ii) the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect.

The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

(n) Inspection of Properties and Books. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes or Warrants, each such Purchaser and its representatives and agents (collectively, the “Inspectors”) shall have the right, at such Purchaser’s expense, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

(o) Shareholders Rights Plan. No claim shall be made or enforced by the Company or any other person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or any other Transaction Documents or under any other agreement between the Company and the Purchasers.

(p) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

(q) Variable Securities. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes or Warrants, the Company shall not, without first obtaining the written approval of the holders of at least 75% of the aggregate principal face amount of the Notes then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price (which shall not include any anti-dilution provisions in any securities).

(r) Expenses. The Company shall reimburse (i) Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio (“Radcliffe”), or its designee(s), for reasonable costs and expenses, not to exceed $100,000 in the aggregate, and (ii) LB I Group Inc., or its designee(s), for reasonable costs and expenses, not to exceed $75,000 in the aggregate (as applicable, the “Expense Cap”), in each case incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith)(the “Expenses”), which amount may be, at the sole option of Radcliffe or LB I Group Inc., as applicable, withheld from its Purchase Price at the Closing. In addition, from time to time thereafter, upon any written request of Radcliffe or LB I Group, Inc., the Company shall pay to such Purchaser such additional Expenses (subject to the Expense Cap applicable with respect to Radcliffe or to LB I Group Inc., as the case may be), if any, not covered by such payment, in each case to the extent reasonably incurred by either of such Purchasers, their affiliates or their advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(s) Stockholder Approval. The Company shall, at its next regularly scheduled annual or special meeting of stockholders, but in no event later than July 15, 2006 (the “Stockholder Meeting Deadline”), include proposals for stockholder approval (as required by the applicable rules and regulations of the National Market) with respect to the transactions contemplated by the Transaction Documents, including a proposal approving an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least 50,000,000 (the “Amendment”), and a proposal approving the issuance of shares upon conversion of the Notes and exercise of the Warrants or as otherwise contemplated by the terms of the Notes and Warrants, in each case in excess of 19.99% of the Company’s outstanding shares of Common Stock on the Closing Date (the “Issuance Approval” and, together with the approval of the Amendment, the “Stockholder Approval”), with the recommendation of the Company’s Board of Directors that such proposals be approved. The Company shall use its best efforts to solicit proxies from its stockholders in connection therewith and vote such proxies in favor of such proposals, and each of the parties identified on Schedule 4(s) hereto shall have entered into a voting agreement with the Company, substantially in the form of Exhibit H (the “Voting Agreements”), that obligates them to vote in favor of such proposals. To the extent the Company has the legal power, authority and capacity to do so, the Company shall cause the proxies named pursuant to the Voting Agreements to vote all securities subject to the Voting Agreements as directed in the proxies delivered pursuant to the Voting Agreements, and to the extent the Company does not have such legal power, authority and capacity, the Company shall use its best efforts to cause the proxies named pursuant to the Voting Agreements to vote all securities subject to the Voting Agreements as directed in the proxies delivered pursuant to the Voting Agreements. If the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional stockholder meeting to be held every six months thereafter until such Stockholder Approval is obtained or the Notes are no longer outstanding and, in connection therewith, the Company shall otherwise comply with its obligations under this Section 4(s).

(t) Lock-Up Agreements. The Company shall use its best efforts to cause each party identified on Schedule 4(t) hereto to execute and deliver lock-up agreements in the form attached hereto as Exhibit I (the “Lock-Up Agreements”).

(u) Noteholder Consent. The Company shall use its best efforts to cause each holder of the outstanding 5% Senior Convertible Notes to execute and deliver a Waiver and Consent and Amendment to Note Agreement (a “Noteholder Agreement”), substantially in the form attached hereto as Exhibit J. Pursuant to the Noteholder Agreements: (i) the Company shall redeem up to 50% of the outstanding principal amount of such holder’s 5% Senior Convertible Notes for an amount equal to 102.5% of such redeemed principal amount, plus any accrued but unpaid interest thereon; (ii) such holder shall agree to extend the maturity of its remaining 5% Senior Convertible Notes to the date that is three years from the Issuance Date (as defined in the Notes); and (iii) such holder will be granted warrants to purchase the number of shares of

Common Stock opposite such holder’s name on Schedule 4(u), which warrants shall be in form and substance satisfactory to each Purchaser.

(v) Material Information; Notices. In the event the Company has made a good faith determination that the matters relating to any notice required to be provided to any Purchaser pursuant to any Transaction Document (each a “Required Notice”), including, but not limited to any Pre-Notice (as defined in Section 8(c)), constitute material non-public information, the Company shall give written notice (the “Material Event Notice”) to the person designated on the signature page of each Purchaser for the receipt of any Material Event Notice, or such other person as such Purchaser shall designate in writing to the Company (the “Material Notice Recipient”). Until the earlier to occur of (x) the date on which the Material Notice Recipient gives written notice to the Company authorizing the delivery of such Required Notice to the Purchaser (the “Material Event Notice Acceptance”) or (y) the date on which the material non-public information which is the subject of the Required Notice is publicly disclosed in a filing with the SEC, the Company shall be relieved of any obligation imposed by this Agreement or any other Transaction Document to deliver the Required Notice to the Purchaser and such Purchaser shall be deemed to have waived the Purchaser’s rights hereunder to receive such Required Notice until such time as the Material Notice Recipient delivers such Material Event Notice Acceptance to the Company. Notwithstanding anything in any Transaction Document to the contrary, the Company covenants and agrees that it shall not provide the Required Notice to any Purchaser until the earlier to occur of (x) such time as the Material Event Notice Acceptance is received by the Company or (y) the material non-public information which is the subject of the Required Notice has been disclosed in a filing with the SEC. Any Purchaser may, as set forth on its signature page hereto or otherwise by written notice to the Company, elect to waive its right to appoint a Material Notice Recipient under this Section 4(v) for such Purchaser; provided, that in such event the Company shall not be relieved from the performance of any of its obligations with respect to such Purchaser under this Agreement, including, without limitation, the obligations set forth in Section 4(b) or Section 8(c) with respect to the Company’s delivery of Pre-Notices or other notices to such Purchaser.

5.	SECURITIES TRANSFER MATTERS.

(a) Conversion and Exercise. Upon conversion of the Notes or exercise of the Warrants by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares and Warrant Shares by crediting the account of such person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, physical certificates (subject to the legend and other applicable provisions hereof and the Notes and Warrants), registered in the name of such person or its nominee, representing the Conversion Shares and Warrant Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Notes or exercising Warrants may instruct the Company to deliver to such person or its nominee physical certificates representing the Conversion Shares and Warrant Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) certificates issuable with respect to the

Conversion Shares or Warrant Shares would not be required to bear a legend pursuant to the Transaction Documents, including Section 5(c) hereof.

(b) Transfer or Resale. Each Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities (including in conformity with applicable prospectus delivery requirements, if any); or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144; or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 5(b); and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(c) Legends. Each Purchaser understands that the Notes and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144(k), the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall, immediately prior to a registration statement covering the resale of the Securities (including, without limitation, the Registration Statement contemplated by the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be can be sold under Rule 144(k) or has been, or is to be otherwise, sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(d) Transfer Agent Instruction. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit K attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(d), will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.

(e) Transferees Bound by Transaction Documents. Notwithstanding the provisions of this Section 5, no Purchaser may transfer the Notes or Warrants unless the transferee agrees in writing to be bound by all of the provisions of the Transaction Documents (including, but not limited to, Section 9 of this Agreement), and it shall be a condition to any such transfer that any such transferee execute and deliver appropriate documentation, in form and substance reasonably satisfactory to the Company and the Collateral Agent, to such effect.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units to each Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions as to such Purchaser, provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Execution of Transaction Documents. Each Purchaser shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party and delivered the same to the Company.

(b) Payment of Purchase Price. Each Purchaser shall have delivered the full amount of such Purchaser’s Purchase Price to the Company by wire transfer in accordance with the Company’s written wiring instructions.

(c) Representations and Warranties True; Covenants Performed. The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(d) No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

7.	CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Units for which it is subscribing from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by any Purchaser as to such Purchaser at any time in such Purchaser’s sole discretion:

(a) Execution of Transaction Documents. The Company shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which the Company is a party (including, without limitation, the Security Agreement, the Guaranty, the Pledge Agreement and any other Security Document) and delivered executed originals of the same to such Purchaser.

(b) Execution of Security Documents. Each of the Subsidiaries shall have executed the Security Agreement, the Guaranty, the Pledge Agreement and any other Security Document to which such Subsidiary is a party and delivered executed originals of the same to such Purchaser.

(c) Voting Agreements. The parties identified on Schedule 4(s) hereto shall have executed and delivered the Voting Agreements in the form attached hereto as Exhibit H, along with executed proxies in the form attached to the Voting Agreement. Such parties have full power and authority to vote the number of shares set forth opposite their names on Schedule 4(s), which shares, in the aggregate, comprise at least 51% of the outstanding Common Stock as of the Closing Date.

(d) Lock-up Agreement. The parties identified on Schedule 4(t) hereto shall have executed and delivered the Lock-up Agreements in the form attached hereto as Exhibit I.

(e) Delivery of Securities. The Company shall have delivered to such Purchaser duly executed Notes and Warrants for the number of Units being purchased by such Purchaser (each in such denominations as such Purchaser shall request), registered in such Purchaser’s name.

(f) Listing. The Common Stock shall be authorized for quotation and listed on the National Market and trading in the Common Stock (or on the National Market generally) shall not have been suspended by the SEC or the National Market.

(g) Representations and Warranties True; Covenants Performed. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

(h) No Legal Prohibition; Government Approval. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(i) Legal Opinion. Such Purchaser shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit L.

(j) No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

(k) Corporate Approvals. Such Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing.

(l) Noteholder Agreements. Holders of at least 94% of the aggregate face amount of the outstanding 5% Senior Convertible Notes of the Company shall have executed and delivered a Noteholder Agreement substantially in the form attached hereto as Exhibit J.

(m) Repayment of Indebtedness. Contemporaneous with the Closing, the Company shall have repurchased or redeemed the Indebtedness identified on Schedule 7(m) hereto for the amounts set forth on such schedule, and the Company shall have delivered to the Purchasers a payoff and general release letter (including a release of any security interest, mortgage, lien or other encumbrance with respect to any assets or property of the Company or any of its Subsidiaries, along with any UCC-3 or other filings required to effectuate the release such security interests, mortgages, liens or other encumbrances) from each holder of such Indebtedness, which payoff and general release letters shall be in form and substance satisfactory to the Purchasers.

(n) Delivery of Transfer Agent Instructions. The Company shall have delivered to such Purchaser a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit K attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(o) Good Standing Certificates. The Company shall have delivered to such Purchaser a true copy of a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries (other than Nestor Interactive, Inc.) in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(p) Transfer Agent Certification. The Company shall have delivered to such Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

8.	PARTICIPATION RIGHTS.

(a) For purposes of this Section 8, the following definitions shall apply.

(i) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(ii) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(iii) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(b) From the date hereof until the date that is 180 days following the Effective Date (as defined in the Registration Rights Agreement), as such date may be extended by one Trading Day for each Trading Day following the Effective Date on which the Equity Conditions (as defined in the Notes) are not satisfied, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Financing”) without the prior written approval of the holders of at least 75% of the aggregate principal amount of the Notes.

(c) Participation in Future Financings.

(i) From the date hereof until the first anniversary of the Effective Date (as defined in the Registration Rights Agreement), as such date may be extended by one Trading Day for each Trading Day following the Effective Date on which the Equity Conditions (as defined in the Notes) are not satisfied, and provided that at least 30% of the principal face amount of the Notes issued hereunder remain outstanding, if the Company or any of its Subsidiaries proposes to engage in any Subsequent Financing (including any Subsequent Financing approved pursuant to Section 8(b)), then the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a “Pre-Notice”), which Pre-Notice shall not include any details regarding the proposed terms of such Subsequent Financing and shall ask such Purchaser if it wants to review the details of such Subsequent Financing.

(ii) Upon the request of a Purchaser, and only upon a request by such Purchaser, the Company shall promptly, but no later than 1 Business Day (as defined in the Notes) after such request, deliver to such Purchasers an irrevocable written notice (the “Offer Notice”), which Offer Notice shall (A) identify and describe the securities being offered in such Subsequent Financing (the “Offered Securities”), (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the class of persons to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Purchaser a pro rata portion of 30% of the Offered Securities (a) based on such Purchaser’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(iii) To participate in the Subsequent Financing, in whole or in part, such Purchaser must deliver a written notice to the Company prior to 5:30 p.m. (New York City time)

on the third Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary, which process shall be repeated until the Purchasers shall have had the opportunity to subscribe for any remaining Undersubscription Amount.

(iv) The Company shall have 20 Business Days (as defined in the Notes) from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(v) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 8(c)), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 8(c)(iii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 8(c)(iii) above prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with this Section 8(c).

(vi) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 8(c)(v) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer Notice. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within 20 Business Days of the expiration of the Offer Period, the Company shall, at the option of each Purchaser, issue to such Purchaser the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 8(c)(v) above if the Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

(vii) Any Offered Securities not acquired by the Purchasers or other persons in accordance with this Section (8)(c) may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(viii) Each Purchaser shall hold in confidence and shall not make any disclosure of any information contained in an Offer Notice which the Company determines in good faith to be confidential, and of which the Purchasers are so notified unless such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.

(d) Right of First Refusal with Respect to Certain Financings.

(i) If the Company proposes to secure any debtor-in-possession financing from any third party (“DIP Financing”), the Company shall promptly give written notice (the “First Notice”) to each of the Purchasers at least 20 days prior to the closing of such DIP Financing. The First Notice shall describe in reasonable detail the proposed DIP Financing.

(ii) For a period of five Business Days following receipt of any First Notice described in Section 8(d)(i), each Purchaser shall have the right to provide the Company with a written offer (the “Purchaser DIP Offer”) to provide debtor-in-possession financing to the Company instead of the DIP Financing described in the First Notice. If the terms of the financing offered by a Purchaser in a Purchaser DIP Offer are at least as favorable to the Company as terms and conditions for the DIP Financing set forth in the First Notice, then the Company shall proceed with the financing described in such Purchaser DIP Offer in lieu of the DIP Financing described in the First Notice.

(e) The provisions of Section 8(b), Section 8(c) and Section 8(d) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes) or any bona fide firm commitment underwritten public offering with a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of 1933, as amended, that generates net proceeds to the Company, as applicable, of at least $30 million (other than an “at the-market offering” as defined in Rule 415(a)(4) under the Securities Act and “equity lines”).

9.	COLLATERAL AGENCY PROVISIONS.

(a) Appointment of Collateral Agent. The Purchasers hereby appoint the Collateral Agent to act as collateral agent and the Collateral Agent agrees to act as collateral agent for the Purchasers, as contemplated herein and in the Security Documents.

(b) Collateral Agent Authorized to Enter into Collateral Documents. Each of the Purchasers authorizes and directs the Collateral Agent to enter into the Security Documents on its behalf.

(c) Amendment to Security Documents. The Purchasers holding at least 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Collateral Agent in writing, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of any Security Document and to release any Collateral (as defined in the Security Documents) from any lien or security interest held by the Collateral Agent; provided, however, that (i) no such direction shall require the Collateral Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Collateral Agent) is intended to benefit the Collateral Agent, (ii) the Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent shall determine in good faith that the directed action is not permitted by the terms of any Security Document or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of any Security Document the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto. The Collateral Agent may rely on any such written direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Collateral Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with any of the Security Documents.

(d) Duties of Collateral Agent.

(i) Powers. The Collateral Agent shall have and may exercise such powers under the Security Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof. The Collateral Agent shall not have any implied duties or any obligations to take any action under this Agreement or the Security Documents.

(ii) No Obligation to Act. The Collateral Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers, including, without limitation, the instructions set forth in Section 4(c) hereof; provided, however, that the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity from the Company satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provisions of this Agreement or any Security Document shall otherwise be construed to require the Collateral

Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder. No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof.

(iii) Action by Collateral Agent. Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Collateral Agent shall have no obligation to take any actions under the Security Documents.

(iv) Independent Right of Each Purchaser to Instruct Collateral Agent. The right of each Purchaser to instruct the Collateral Agent is the separate and individual property of such Purchaser and may be exercised as such Purchaser sees fit in its sole discretion and with no liability to any other such Purchaser for the exercise or non-exercise thereof. Without limiting the foregoing, the Required Holders shall not be liable under any circumstances to any other Purchaser for any action taken or omitted to be taken hereunder by the Collateral Agent upon written instructions from the Required Holders.

(v) Relationship Between Collateral Agent and Purchasers. The relationship between the Collateral Agent and the Purchasers is and shall be only to the extent explicitly provided for herein that of agent and principal and nothing herein contained shall be construed to constitute the Collateral Agent a trustee for any Purchaser or to impose on the Collateral Agent duties and obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, neither the Collateral Agent nor any of its directors, officers, employees, partners or agents shall:

(A) be responsible to the Purchasers for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, perfection, effectiveness or enforceability of, the Security Documents (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

(B) be responsible to the Purchasers for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any security interest in the Collateral (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

(C) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by any person or entity of its or their obligations under any Security Document (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

(D) be deemed to have knowledge of the occurrence of an Event of Default (as defined in the Notes), or any event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default,

(E) be responsible or liable to the Purchasers for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen solely through the gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,

(F) have any liability to the Purchasers for any error or omission or action or failure to act of any kind made in the settlement, collection or payment in connection with any of the Security Documents or any of the Collateral or any instrument received in payment therefor or for any damage resulting therefrom other than as a sole result of its own gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,

(G) in any event, be liable to the Purchasers as such for any action taken or omitted by it, absent, in each case described in this subsection, its gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, or

(H) be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(e) Standard of Care. Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Agreement shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Security Documents or the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction. In no event shall the Collateral Agent be liable under or in connection with this Agreement or any Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(f) Collateral In Possession of Collateral Agent. The Collateral Agent shall be at liberty to place any of the Collateral, this Agreement, the Security Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of such documents in any safe deposit box, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and the Collateral Agent shall not be responsible for any loss thereby incurred unless such loss is solely the result of the Collateral Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction. The Collateral Agent’s books and records shall at all times show that the Collateral is held by the Collateral Agent subject to the pledge and lien of the Security Documents.

(g) Agents, Officers and Employees of Collateral Agent. The Collateral Agent may execute any of its duties under the Security Documents by or through its agents, officers or employees. Neither the Collateral Agent nor any of its agents, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(h) Appointment of Co-Agent. Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Security Documents, or in the event that the Collateral Agent shall have been requested to do so by or on behalf of the Required Holders, the Collateral Agent shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute a bank or trust company, or one or more other persons or entities approved by the Collateral Agent, either to act as co-agent or co-agents with respect to all or any part of the Collateral or with respect to the Security Documents, jointly with the Collateral Agent or any successor or successors, or to act as separate agent or agents of any such property, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or other persons or entities as such co-agent or separate agent, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Required Holders or the Collateral Agent.

(i) Reliance on Certain Documents. The Collateral Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or entity, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to the Security Documents and its duties hereunder and thereunder and otherwise shall rely on such experts as it deems necessary or desirable, and shall not be liable to any Purchaser or any other person or entity for the consequences of such reliance in the absence of gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(j) Collateral Agent May Have Separate Relationship with Parties. The Collateral Agent (or any affiliate of the Collateral Agent) may, notwithstanding the fact that it is the Collateral Agent, act as a lender to the Company and lend money to, and generally engage in any kind of business with such party in the same manner and to the same effect as though it were not the Collateral Agent; and such business shall not constitute a breach of any obligation of the Collateral Agent to the other Purchasers.

(k) Indemnification of Collateral Agent. The Company hereby agrees to indemnify and hold harmless the Collateral Agent (and its directors, officers and employees) for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the fees and other charges of counsel) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, in any way relating to or arising out of the Security Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof, provided that the Company shall not be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct on the part of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction. This Section 9(k) shall survive the termination of this Agreement. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require the Company to deposit, and the Company shall deposit, with the Collateral Agent sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action, and the Collateral Agent shall have no liability hereunder for failure to take such action unless the Company promptly deposits such sums; provided, however, that if the Company fails to deposit such amounts within 3 business days of the Collateral Agent’s request therefore, the Collateral Agent shall notify the Purchasers of such failure.

(l) Resignation and Removal. The Collateral Agent at any time may resign, upon 30 days’ prior written notice, by an instrument addressed and delivered to the Purchasers and the Company and may be removed at any time with or without cause upon 30 days’ prior written notice, by an instrument in writing duly executed by duly authorized signatories of the Required Holders. The Required Holders shall have the right to appoint a successor to the Collateral Agent upon any such resignation or removal, by instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirement, without any formality other than appointment and designation in writing, a copy of which instrument or writing shall be sent to each Purchaser. Upon the making of such appointment and delivery to such successor Collateral Agent of the Collateral then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties conferred hereby and by the Security Documents upon the Collateral Agent named herein, and one or more such appointments and designations shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. The retiring Collateral Agent shall not be discharged from its duties and obligations hereunder until, and the retiring Collateral Agent shall be so discharged when, all the Collateral held by the retiring Collateral Agent has been delivered to the successor Collateral Agent and such successor Collateral Agent shall execute, acknowledge and deliver to each holder of the Notes and to the Company an instrument accepting such appointment. If no successor shall be appointed and approved on or prior to the date of any such resignation, the resigning Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Holders as above provided.

(m) Rights with Respect to Collateral.

(i) Each Purchaser agrees with all other Purchasers (A) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Purchasers in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (B) that such Purchaser has no other rights with respect to the Collateral other than as set forth in this Agreement and the Security Documents.

(ii) Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Section 9 shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent, as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(n) Fees, Costs and Expenses of Collateral Agent. Without limiting any other cost reimbursement provisions in this Agreement or the Security Documents, upon demand, the Company shall pay to the Collateral Agent the amount of any and all fees and reasonable expenses incurred by the Collateral Agent under this Agreement or the Security Documents or in connection herewith or therewith, including, without limitation, reasonable fees of counsel to the Collateral Agent and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and the Security Documents and any amendments, waivers and supplements hereto or thereto, (ii) the administration of this Agreement and the Security Documents, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral (as defined in the Security Agreement), (iv) the exercise or enforcement of any of the rights of the Collateral Agent under this Agreement or the Security Documents, and (v) the failure of any the Company to perform or observe any of the provisions of this Agreement or the Security Documents.

10.	GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company, each Purchaser and the Collateral Agent irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the City of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company, each Purchaser and the Collateral Agent each irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company, each Purchaser and the Collateral Agent each further agrees that service of process upon such party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. The Company, each Purchaser and the Collateral Agent each agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF ANY TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

(c) Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, the Collateral Agent, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Purchasers nor the Collateral Agent make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and, except as otherwise provided herein, no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser; provided, that no amendment or waiver of any provision of Section 9 hereof shall be effective unless it is set forth in a written instrument signed by the Company, each Purchaser and the Collateral Agent. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i) If to the Company:

Nestor, Inc.

42 Oriental Street

Providence, Rhode Island 02908

Telephone: (401) 274-5658

Facsimile: (401) 274-5707

Attention: Benjamin M. Alexander, Esq.

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Hinckley, Allen & Snyder LLP

50 Kennedy Plaza, Suite 1500

Providence, Rhode Island 02903

Telephone: (401) 274-2000

Facsimile: (401) 277-9600

Attention: Margaret D. Farrell, Esq.

with a copy (for informational purposes only) to:

Drinker Biddle & Reath LLP

One Logan Square

18th & Cherry Streets

Philadelphia, PA 19103

Telephone: (215) 988-2700

Facsimile: (215) 988-2757

Attention: Stephen T. Burdumy, Esq.

and

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

(ii) If to any Purchaser, to the address set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(iii) If to the Collateral Agent:

U.S. Bank National Association

Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Telephone: (860) 241-6859

Facsimile: (860) 241-6881

Attention: Arthur Blakeslee

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign such Purchaser’s rights hereunder to any other person or entity, which assignee shall be considered a Purchaser for purposes of this Agreement; provided that the participation rights set forth in Section 8(c) and the right of first refusal in Section 8(d) may not be assigned or transferred by any Purchaser without the consent of the Company.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that Section 4(r) may be enforced by any Purchaser’s affiliates and its or their advisors to the extent the same is entitled to reimbursement of Expenses pursuant thereto.

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5, 8 and 10 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit, claim, order, proceeding or process brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, (C) any disclosure made by such Purchaser pursuant to and in full compliance with Section 4(b) or 4(n) hereof or (D) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(m) No Strict Construction. The language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(n) Remedies. No provision of this Agreement or any other Transaction Document providing for any remedy to a Purchaser shall limit any other remedy which would otherwise be available to such Purchaser at law, in equity or otherwise. Nothing in this Agreement or any other Transaction Document shall limit any rights any Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

(o) Knowledge. As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto and with respect to the Company, shall mean the knowledge (as so defined) of the directors, officers and Key Employees of the Company.

(p) Exculpation Among Purchasers; No “Group”. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the

Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each party to this Agreement confirms that it has independently participated in the negotiation and drafting of this Agreement and the other Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of Securities hereunder or in monitoring its investment in the Company. The Purchasers and, to its knowledge, the Company agree that no action taken by any Purchaser pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act. The Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that Radcliffe has retained Drinker Biddle & Reath LLP (“DB&R”) to act as its counsel in connection with the transactions contemplated by this Agreement and the other Transaction Documents and that DB&R has not acted as counsel for any of the other Purchasers in connection therewith and none of the other Purchasers have the status of a client of DB&R for conflict of interest or other purposes as a result thereof. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Nigel P. Hebborn
Name:	Nigel P. Hebborn
Title:	Executive Vice President and CFO

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

(Print or Type Name of Purchaser)

By:
Name:
Title:

RESIDENCE:

ADDRESS:

Telephone:
Facsimile:
Attention:

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☐

Material Notice Recipient (if different from above):

ADDRESS:

Telephone:
Facsimile:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase	Price ($______ per Unit): ________________

Number of Units: _____________________________

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PURCHASER:

Dolphin Offshore Partners, L.P.
(Print or Type Name of Purchaser)

By:	/s/ Peter E. Salas
Name:	Peter E. Salas
Title:	General Partner

RESIDENCE:	Delaware L.P.

ADDRESS:	c/o Dolphin Asset Management Corp. 129 East 17th Street
New York, NY 10003
	Telephone:	1-212-982-5071
	Facsimile:	1-212-202-3817
	Attention:	Peter E. Salas

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	Dolphin Advisors, LLC
940 High Road
Kensington, CT 06037
	Telephone:	1-212-537-6766
	Facsimile:	1-212-656-1212
	Attention:	Carlos P. Salas

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): $300,000

Number of Units: 300

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PURCHASER:

Kamunting Street Master Fund Ltd
(Print or Type Name of Purchaser)

By:	/s/ Gregor T. Dannacher
Name:	Gregor T. Dannacher
Title:	Director of Research
Kamunting Street Capital Management, L.P. as Investment Manager for Kamunting Street Master Fund, Ltd

RESIDENCE:

ADDRESS:	140 East 45th Street
15th floor
NY, NY 10017
	Telephone:	212-490-4343
	Facsimile:	212-490-4360
	Attention:	Gregor Dannacher

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	140 East 45th Street
15th floor
NY, NY 10017
	Telephone:	212-490-4350
Facsimile:
	Attention:	Chief Compliance Officer
Attn: George Marinopoules

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): $3,500,000

Number of Units: 3,500

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PURCHASER:

Tribeca Global Convertible Investments Ltd.
(Print or Type Name of Purchaser)

By:	/s/ Oliver E.C. Dobbs
Name:	Oliver E.C. Dobbs
Title:	Authorized Signatory

RESIDENCE:	Cayman Islands, B.W.I.

ADDRESS:	731 Lexington Avenue
New York, New York 10022
	Telephone:	212-559-0338
	Facsimile:	212-793-2582
	Attention:	Anthony Cardile

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	Jeremy Valeo
731 Lexington Ave, 23rd Fl
NY, NY 10022
	Telephone:	212-559-9488
	Facsimile:	646-291-3540
	Attention:	Jeremy Valeo

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): $2,500,000

Number of Units: 2,500

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PURCHASER:

CAPITAL VENTURES INTERNATIONAL By: Heights Capital Management, Inc. Its authorized agent
(Print or Type Name of Purchaser)

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

RESIDENCE:

ADDRESS:
101, California St., Suite 3250
San Francisco, CA 94111
	Telephone:	(415) 403 6500
	Facsimile:	(415) 403 6525
	Attention:	Martin Kobinger

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☒ No ☐

Material Notice Recipient (if different from above):

ADDRESS:

Telephone:
Facsimile:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): $3,000,000

Number of Units: 3,000

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

PURCHASER:

Evolution Master Fund Ltd. SPC, Segregated Portfolio M
(Print or Type Name of Purchaser)

By:	/s/ Adrian Brinelle
Name:	Adrian Brinelle
Title:	Director

RESIDENCE:	Cayman Islands

ADDRESS:	Walker House, Mary Street
P.O. Box 908 GT
George town, Cayman Islands
	Telephone:	808-441-4949
	Facsimile:	808-441-4946
	Attention:	Richard Chisholm

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	1132 Bishop Street, Suite 1880
Honolulu, HI 96813

	Telephone:	808-441-4949
	Facsimile:	808-441-4946
	Attention:	Richard Chisholm

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): 3,500,000

Number of Units: 3,500

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PURCHASER:

HIGHBRIDGE INTERNATIONAL LLC
(Print or Type Name of Purchaser)

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Managing Director

RESIDENCE:	Cayman Islands, BWI

ADDRESS:	c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
	Telephone:	(212) 287-4720
	Facsimile:	(212) 751-0755
	Attention:	Ari J. Storch/Adam J. Chill

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
	Telephone:	(212) 756-2000
	Facsimile:	(212) 593-5955
	Attention:	Eleazer N. Klein, Esq.

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): $3,750,000.00

Number of Units: 3,750

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

PURCHASER:

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio By: RG Capital Management, L.P. By: RGC Management Company, LLC

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Managing Director

RESIDENCE:	Cayman Islands

ADDRESS:	c/o RG Capital Management, L.P.
3 Bala Plaza - East, Suite 501
Bala Cynwyd, PA 19004
	Telephone:	(610) 617-5900
	Facsimile:	(610) 617-0580
	Attention:	Gerald F. Stahlecker

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	Same as above

Telephone:
Facsimile:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): $7,000,000.00

Number of Units: 7,000

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio By: RG Capital Management, L.P. By: RGC Management Company, LLC

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Managing Director

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PURCHASER:

LB I Group Inc.
(Print or Type Name of Purchaser)

By:	/s/ Eric C. Salzman
Name:	Eric C. Salzman
Title:	SVP

RESIDENCE:

ADDRESS:	c/o Lehman Brothers, ATT: Will Yelsits
399 Park Ave., 9th Floor
NY, NY 10022
	Telephone:	(212) 526-2431
	Facsimile:	(646) 758-1630
	Attention:	Will Yelsits

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐ No ☒

Material Notice Recipient (if different from above):

ADDRESS:	c/o Lehman Brothers, ATT: Ashum Rao
399 Park Ave., 9th Floor
NY, NY 10022
	Telephone:	(212) 526-5902
	Facsimile:	(646) 834-4769
	Attention:	Ashum Rao

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price ($1,000 per Unit): US$5,000,000

Number of Units: 5,000

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:

LB I Group Inc.

By:	/s/ Eric C. Salzman
Name:	Eric C. Salzman
Title:	SVP

24 May 2006

EXHIBIT A

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION IN A GENERALLY ACCEPTABLE FORM OF COUNSEL, WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(v) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(v) OF THIS NOTE. THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT DATED MAY 24, 2006.

NESTOR, INC.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: May 25, 2006	Principal: U.S. $[ ]

FOR VALUE RECEIVED, Nestor, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [Insert Name] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate equal to the then applicable Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined in the

Securities Purchase Agreement) (collectively, the “Notes” and such other Senior Secured Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 28. Capitalized terms not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.

(1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be May 25, 2011, but may be extended at the option of the Holder (i) in the event that, and for so long as, an Extension Event (as defined in Section 28(t)) shall have occurred and be continuing and (ii) through the date that is 10 days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Except as specifically set forth herein, this Note is not prepayable.

(2) INTEREST; INTEREST RATE.

(a) Interest. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year comprised of twelve 30-day months and shall be payable in arrears on the first day of each January, April, July and October during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being July 1, 2006. Interest shall be payable on each Interest Date in cash. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate.

(b) Adjustments to Interest Rate. The “Interest Rate” shall initially be the 7% per annum. The Interest Rate shall be subject to adjustment as follows:

(i) If the Company’s Consolidated EBITDA for the three month period ended June 30, 2007 (as reported in the Company’s Quarterly Report on Form 10-Q for such period, as filed with the SEC) is less than $1.25 million or if the Company does not file its Quarterly Report on Form 10-Q for the three month period ended June 30, 2007 by August 20, 2007, then the Interest Rate shall be increased by 200 basis points, with such increase effective retroactively to July 1, 2007.

(ii) If the Company’s Consolidated EBITDA for the three month period ended June 30, 2007 (as reported in the Company’s Quarterly Report on Form 10-Q for such period, as filed with the SEC) is greater than $2.5 million, then the Interest Rate shall be decreased by 200 basis points, with such decrease effective retroactively to July 1, 2007.

(iii) If the Company’s Consolidated EBITDA for the twelve month period ended December 31, 2008 (as reported in the Company’s Annual Report on Form 10-K for such period, as filed with the SEC) is greater than $14.0 million, then the Interest Rate shall be decreased by 200 basis points from the prevailing Interest Rate, with such decrease effective retroactively to January 1, 2009; provided that, notwithstanding anything in Section 2(b)(ii) or this Section 2(b)(iii) to the contrary, in no event shall the Interest Rate be reduced below 5% per annum.

(iv) Upon the occurrence of each adjustment or readjustment of the Interest Rate pursuant to this Section 2(b), the Company, at its expense, shall furnish to the Holder a certificate of the Chief Financial Officer of the Company demonstrating the calculation of the amount of the applicable Consolidated EBITDA on which such adjustment or readjustment is based and promptly make a public announcement of such adjustment or readjustment, through the filing of a Form 8-K with the SEC.

(c) Default Rate. From and after the occurrence of an Event of Default and notwithstanding the provisions of Section 2(b) hereof, the Interest Rate shall be increased to 13.5% (the “Default Rate”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest calculated at the Default Rate during the continuance of such Event of Default shall continue to apply to the extent it relates to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Default Rate shall not be subject to the adjustments set forth in Section 2(b).

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (such number of shares, the “Conversion Rate”). For the purposes of this Note:

(i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination a price equal to $3.60, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(v), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (1) (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and so long as the certificates therefor are not required to bear a legend pursuant to Section 5(c) of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which certificate shall not bear any restrictive legend unless the certificate is required to bear such a legend pursuant to Section 5(c) of the Securities Purchase Agreement, (2) pay any applicable Make-Whole Amount in accordance with Section 3(c)(iii) and (3) pay to the Holder in cash an amount equal to the sum of (A) the amount of any accrued and unpaid Interest on the applicable Conversion Amount being converted through the Conversion Date and (B) any accrued and unpaid Late Charges on such Conversion Amount and Interest. Delivery of physical certificates shall be deemed to have been made if delivered personally or when delivered to a nationally recognized overnight carrier. If this Note is physically surrendered for conversion as required by Section 3(c)(v) and the outstanding Principal of this Note is greater than the Conversion Amount, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Mandatory Conversion. If, at any time after the second anniversary of the Issuance Date, all of the Required Conditions (as defined below) are satisfied, then, at the option of the Company exercised by the delivery of written notice to all, but not less than all, of the holders of the Notes (a “Mandatory Conversion Notice”), the Company may require the holders of the Notes to convert the remaining principal of the Notes into Common Stock pursuant to the applicable conversion procedures in Section 3(c)(i) (a “Mandatory Conversion”); provided that each holder of Notes shall only be required to convert its pro rata share (based on the ratio that the aggregate outstanding principal balance of the Notes then held by such holder bears to the aggregate outstanding principal balance of all Notes then held by all holders) of an amount of principal of all Notes so converted in a Mandatory Conversion such that the number of shares of Common Stock issuable to all such holders of Notes in such Mandatory Conversion does not exceed, in the aggregate, the total daily trading volume as reported on Bloomberg of the Common Stock on the Principal Market (or such other Eligible Market on which the Common Stock is then principally traded) for the 20 consecutive Trading Days immediately preceding the Conversion Date specified in the Mandatory Conversion Notice; and, provided further, that no holder may be forced to convert any portion of its Notes in violation of the limitations set forth in Section 3(d) hereof. In the event any holder of Notes is not required to convert the entire principal of its Notes due to the limitations set forth in this Section 3(c)(ii) or in Section 3(d) hereof, such unconverted Notes shall remain outstanding with all of the rights and privileges set forth herein or therein. As used in this Section 3(c)(ii), the “Required Conditions” shall consist of the following:

(1) the Closing Bid Price of the Common Stock for at least 20 Trading Days during any 30 consecutive Trading Day period (such period, the “Required Condition Measurement Period”) equals or exceeds 165% of the Conversion Price in effect on each such Trading Day;

(2) the Equity Conditions shall have been satisfied for each day during the period starting on the first day of the Required Condition Measurement Period and ending on the Conversion Date for the Mandatory Conversion specified in the Mandatory Conversion Notice;

(3) no Mandatory Conversion shall have occurred and no Mandatory Conversion Notice shall have been delivered to the holders within the 60 consecutive Trading Day period ending on the Trading Day immediately preceding the date of the Mandatory Conversion Notice; and

(4) the Mandatory Conversion Notice shall have been delivered to such holders no more than five days following the last day of the applicable Required Condition Measurement Period and shall specify a Conversion Date that is no less than 15 days after the date of such Mandatory Conversion Notice.

(iii) Make-Whole Amount. If during the period commencing on the Issuance Date and ending on the third anniversary of the Issuance Date, the Holder converts or is required to convert all or any portion of this Note pursuant to Section 3(c)(i) or Section 3(c)(ii), then upon such conversion, the Holder shall receive the Make-Whole Amount. The Company shall pay the Make-Whole Amount in cash on the applicable Share Delivery Date by wire transfer of immediately available funds to an account designated in writing by the Holder.

(iv) Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three Business Days after the Conversion Date (a “Conversion Failure”), then the Company shall pay to the Holder payments (“Conversion Default Payments”) for a Conversion Failure in the amount of (i) (N/365), multiplied by (ii) an amount equal to the amount by which (x) the highest Closing Sale Price of the Common Stock during the period beginning on the date the Conversion Notice giving rise to the Conversion Failure in accordance with this Section 3(c)(iv) is transmitted (the “Conversion Failure Date”) and ending on the date immediately preceding the date on which the applicable Conversion Default Payment is made exceeds (y) the Conversion Price in respect of such Conversion Amount, multiplied by (iii) the number of shares of Common Stock the Company failed to so deliver in such Conversion Failure, multiplied by (iv) .18, where N equals the number of days from the Conversion Failure Date to the date that the Company effects the full conversion of the Conversion Amount which gave rise to the Conversion Failure. The accrued Conversion Default Payments for each calendar month shall be paid in cash to the Holder by the fifth day of the month following the month in which it has accrued. In addition to the foregoing, if within three Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to maintain a sufficient number of authorized shares of Common Stock or to otherwise issue shares of Common Stock upon conversion of this Note in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

(v) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount of this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions (and the Interest and Late Charges paid with respect thereto) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(vi) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d) Limitations on Conversions and Payments in Shares of Common Stock; Beneficial Ownership.

(i) The Company shall not effect any conversion of this Note or pay any amounts due hereunder in Common Stock, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a) or to require the Company to pay any amounts due hereunder in Common Stock, in each case to the extent that after giving effect to such conversion or payment, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon the conversion or payment of or in connection with this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Other Notes or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. [By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.][Note: To be excluded from Radcliffe’s note.]

(ii) Cap Amount Applicable to Conversions and Payments in Shares of Common Stock. Prior to the Company’s receipt of the Issuance Approval (as defined in the Securities Purchase Agreement), the Company shall not issue shares upon conversion of the Notes, exercise of the Warrants or as payment of any amounts due hereunder or thereunder in excess of 4,071,146 shares of Common Stock (the “Cap Amount”). The Cap Amount shall be allocated pro rata to the holders of Notes and Warrants based on the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants held by such holders.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five consecutive days or for more than an aggregate of 10 days in any 365-day period;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iv) at any time following the receipt of stockholder approval of the Amendment (as defined in the Securities Purchase Agreement), the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a full conversion of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) for 10 consecutive Business Days;

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption or make-whole payments, premiums or other amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) except in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five Trading Days;

(vi) the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or any of its Subsidiaries, individually or in the aggregate;

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any of its Subsidiaries by a third party, shall not be dismissed within 60 days of their initiation;

(x) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries, which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment that is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

(xi) the Company breaches any representation, warranty, covenant (other than the covenants set forth in Section 14 of this Note) or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive days after written notice thereof to the Company by the Holder;

(xii) any breach or failure to comply with Section 14 of this Note;

(xiii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Notes upon conversion of the Notes as and when required by the Notes, the Securities Purchase Agreement or the Registration Rights Agreement (a “Legend Removal Failure”), and any such failure continues uncured for five Business Days after the Company has been notified thereof in writing by the holder;

(xiv) the Company (a) fails to list the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market or on another Eligible Market by the earlier to occur of the Effective Date and the Effectiveness Deadline (as such terms are defined in the Registration Rights Agreement) or (b) such Registrable Securities are delisted or suspended for more than five consecutive Business Days after such date;

(xv) the Company does not receive the approval of its stockholders of the Amendment (as defined in the Securities Purchase Agreement) by the earlier of (A) the date of its first regular or special meeting of stockholders following the Issuance Date or (B) 45 days following the Issuance Date; or

(xvi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one Business Day deliver written notice thereof via confirmed facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the amount of Principal of this Note the Holder is electing to redeem. Each portion of the Principal amount of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price (the “Event of Default Redemption Price”) equal to 110% of the sum of (i) any accrued and unpaid Interest on the Conversion Amount being redeemed, plus (ii) any accrued and unpaid Late Charges on such Conversion Amount and Interest, plus (iii) the greater of (A) the sum of (1) the Conversion Amount to be redeemed and (2) the Make-Whole Amount, and (B) the product of (1) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice, and (2) the highest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date immediately preceding the payment of the Event of Default Redemption Price. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12, to the extent applicable. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 hereof. The parties hereto agree that in the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Additional Payment. Upon conversion of any Conversion Amount of this Note during an Event of Default (occurring at any time), the Holder shall be entitled to receive on the applicable Conversion Date an amount in cash equal to the Make-Whole Amount.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity and, if an entity other than the Successor Entity is the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Fundamental Transaction, such other entity (the “Other Entity”), assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity or Other Entity, as applicable, evidenced by a written instrument substantially similar in form and substance to the Notes and with appropriate provisions such that the rights and interests of the Holder and the economic value of this Note are in no way diminished by such Fundamental Transaction, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes and reasonably satisfactory to the Required Holders, and (ii) the Successor Entity or the Other Entity, as applicable (including its Parent Entity), is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity or the Other Entity, as applicable), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity or such Other Entity, as applicable, had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity or the Other Entity, as applicable, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right.

(i) At least 45 days before the consummation of a Change of Control, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto (or, with respect to a tender offer, or a change in the Board of Directors, if the Company is unable to comply with this time requirement because of the nature of the Change of Control, as soon as the Company reasonably believes that the Change of Control is to be consummated), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). If the terms of a Change of Control change materially from those set forth in a Change of Control Notice, the Company shall deliver a new Change of Control Notice and the time periods in this clause (b) shall be calculated based upon the Holder’s receipt of the later Change of Control Notice. At any time during the period (the “Change of Control Period”) beginning after the Holder’s receipt of a Change of Control Notice and ending on the date that is 15 Trading Days after the later of the consummation of such Change of Control or delivery of the Change of Control Notice, the Holder may require the Company to redeem all or any portion of the outstanding Principal of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of this Note that the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 (the “Redemption Portion”) shall be redeemed by the Company for the Change of Control Redemption Price (as defined in Section 5(b)(ii)), which shall be payable in cash or, at the sole election of the Holder and subject to Section 3(d), by delivery of a number of shares of Common Stock equal to the Change of Control Redemption Price divided by the average of the Weighted Average Prices of the Common Stock for each of the three consecutive Trading Days ending on the Trading Day immediately prior to the effective date of the Change of Control.

(ii) As used in this Section 5, the “Change of Control Redemption Price” shall mean:

(1) With respect to any Change of Control that is the subject of a Change of Control Notice delivered (or required to be delivered) on or prior to the third anniversary of the Issuance Date, the greater of (A) either (x) if the consideration per share, if any, payable to the holders of the Common Stock pursuant to such Change of Control (the “Consideration”) is equal to or greater than $6.00 (as adjusted for stock splits, stock dividends and similar events), the Equity Value (as defined in Section 28) or (y) if the Consideration is less than $6.00 (as adjusted for stock splits, stock dividends and similar events), 115% of the Equity Value or (B) 125% of the outstanding Principal of this Note plus any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest.

(2) With respect to any Change of Control that is the subject of a Change of Control Notice delivered (or required to be delivered) after the third anniversary of the Issuance Date, the greater of (A) either (x) if the Consideration is equal to or greater than $6.00 (as adjusted for stock splits, stock dividends and similar events), the Equity Value (as defined in Section 28) or (y) if the Consideration is less than $6.00 (as adjusted for stock splits, stock dividends and similar events), 107.5% of the Equity Value or (B) 110% of the outstanding Principal of this Note plus any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest.

(iii) Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 to the extent applicable and shall have priority over payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, subject to Section 3(d), by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares of stock or equity interests of the Successor Entity or Other Entity, as applicable, substantially equivalent to the Company’s Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (collectively, “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note at any time after the consummation of the Fundamental Transaction but prior to the Maturity Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to the consummation of such Fundamental Transaction (without taking into account any limitations or restrictions on the convertibility of this Note, but after the calculation of such number of shares, the provisions of Section 3(d) shall continue to apply). Any provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever during the period starting on the Issuance Date and ending on and including the third anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including, without limitation, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and the issuance of any shares of Common Stock, Options or Convertible Securities in exchange for any security such as a non-convertible note, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. If and whenever after the third anniversary of the Issuance Date, the Company engages in a Dilutive Issuance, then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance, provided that in no event shall the Conversion Price be reduced below the par value of the Common Stock. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options, whether or not immediately exercisable, in one transaction or in a series of related transactions, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any

Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible, in one transaction or a series of related transactions, and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options therefor will be deemed to have been issued for no consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance or sale. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration received therefor will be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company (subject to the right of the Required Holders to dispute such valuation as described below). If the Required Holders disagree with the Board of Directors’ determination of fair value, the Required Holders may submit a notice of disagreement to the Company. During the 10 days immediately following the Company’s receipt of such notice (the “Notice Date”), the Required Holders and the Company shall negotiate in good faith to determine a mutually agreeable fair value. If the parties are unable to reach agreement within such 10-day period, the fair value of such consideration will be determined within five Business Days after the 10th day following the Notice Date by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Options outstanding as of the Subscription Date, but not included in Schedule 3(c) to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Options included in Schedule 3(c) to the Securities Purchase Agreement as a result of the issuance of the Notes or the Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such issuance exceeds the amount specified in Schedule 3(c) to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the holder hereof may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this Section 7(a) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than Excluded Securities), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(d) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7. All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(e) Notice of Adjustments. Upon the occurrence of any event which requires any adjustment or readjustment of the Conversion Price pursuant to this Section 7 or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Notes, the Company, at its expense, shall promptly make a public announcement of such adjustment or readjustment and shall give notice thereof to the Holder, which notice shall state the Conversion Price resulting from such adjustment or readjustment and any change in the number or type of stock, securities and/or other property issuable upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company. The Company shall, upon the written request at any time of the Holder, furnish a like certificate setting forth (i) the Conversion Price at the time in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

(8) HOLDER’S RIGHTS OF OPTIONAL REDEMPTION.

(a) Initial Redemption. Following the Issuance Date, by delivery of a written notice (the “Initial Optional Redemption Notice”) to the Company at least 5 Trading Days in advance of December 29, 2006 (the “Initial Optional Redemption Date”), the Holder may elect to have the Company redeem up to 20% of the outstanding Principal of this Note for an amount equal to the amount of Principal to be redeemed plus any accrued and unpaid Interest thereon and any accrued and unpaid Late Charges on such Principal and Interest (the “Initial Optional Redemption Price”). The Initial Optional Redemption Price shall be paid to the Holder in cash on the Initial Option Redemption Date. Notwithstanding anything to the contrary in this Section 8(a), until the Initial Optional Redemption Price is paid, in full, the portion of the Principal of this Note to be redeemed may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Principal converted by the Holder after the date of the Initial Optional Redemption Notice shall reduce the Principal of this Note required to be redeemed on the Initial Optional Redemption Date.

(b) Second Redemption. By delivery of a written notice (the “Second Optional Redemption Notice”) to the Company at least 30 days in advance of the third anniversary of the Issuance Date (the “Second Optional Redemption Date”), the Holder may elect to have the Company redeem all or any portion of the outstanding Principal of this Note for an amount equal to the amount of Principal to be redeemed plus any accrued and unpaid Interest thereon and any accrued and unpaid Late Charges on such Principal and Interest (the “Second Optional Redemption Price”); provided, however, that if (x) the Issuance Approval has been obtained and (y) the Company’s Consolidated EBITDA for the twelve month period ended December 31, 2008 (as reported in the Company’s Annual Report on Form 10-K for such period, as filed with the SEC) is greater than $14.0 million, then the Holder shall immediately forfeit the right to require the Company to redeem all or any portion of the Principal of this Note pursuant to this Section 8(b). The Second Optional Redemption Price shall be paid to the Holder in cash on the Second Optional Redemption Date. Notwithstanding anything to the contrary in this Section 8(b), until the Second Optional Redemption Price is paid, in full, the portion of the Principal of this Note to be redeemed may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Principal converted by the Holder after the date of the Second Optional Redemption Notice shall reduce the Principal of this Note required to be redeemed on the Second Optional Redemption Date.

(c) Redemptions made pursuant to this Section 8 shall be made in accordance with Section 12 to the extent applicable.

(9) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

(10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall, at and after such time as it receives stockholder approval of the Amendment (as defined in the Securities Purchase Agreement), reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. Following its receipt of stockholder approval of the Amendment and for so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person that ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time following the Company’s receipt of stockholder approval of the Amendment and while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In lieu of holding a meeting of its stockholders, the Company may obtain stockholder approval of the increase in the number of authorized shares of Common Stock by written consent in lieu of meeting to the extent permitted by law and the rules of any Eligible Market upon which the Common Stock is then traded.

(12) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice otherwise. In the event of a redemption of less than all of the Principal of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. If the Company fails to pay the Holder the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, by written notice to the Company, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Sale Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(a), Section 5(b) or Section 8 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice and make a prompt public announcement thereof. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

(14) COVENANTS.

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and the 5% Senior Convertible Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than 5% Senior Convertible Notes, the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person’s balance sheet and Indebtedness permitted by clauses (iv), (vi), (vii) and (viii) of the definition of “Permitted Lien.”

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes, (ii) Permitted Indebtedness and (iii) Indebtedness incurred solely to repay the Notes at Maturity and which has a maturity later than and is pari passu or junior in right of payment to the Notes.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (ii) declare or pay any cash dividend or distribution on the Common Stock or (iii) redeem, repurchase or otherwise acquire or retire for value any shares of Common Stock.

(e) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes to repay or redeem: the outstanding principal and interest of that certain non-convertible promissory note, dated as of December 28, 2005, issued by the Company to Laurus Master Fund, Ltd.; the outstanding principal and interest of that certain secured promissory note dated as of August 30, 2005 issued by the Company to Foundation Partners I, LLC; up to 50% of the outstanding principal balance of the Company’s 5% Senior Convertible Notes, due October 31, 2007 (the “5% Senior Convertible Notes”), as described in Section 4(u) of the Securities Purchase Agreement at a redemption price equal to 102.5% of such redeemed principal amount, plus accrued but unpaid interest thereon; the balance of the 5% Senior Convertible Notes at maturity (as amended, if applicable); and for general corporate purposes and working capital. Within five Business Days following the Closing Date (as defined in the Securities Purchase Agreement), the Company shall provide the Holder with a copy of any and all notes, agreements or instruments evidencing the Indebtedness listed on Schedule 7(m) to the Securities Purchase Agreement, in each case marked “cancelled.” Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities) other than scheduled principal payments and repayments or redemption of the 5% Senior Convertible Notes at maturity, taking into account any amendments to the 5% Senior Convertible Notes expressly provided for in the Securities Purchase Agreement, except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iv) make any investment not directly related to the current business of the Company.

(f) Par Value. So long as any Notes or Warrants are outstanding, the Company shall not change the par value of the Common Stock without the written consent of the Required Holders.

(15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes provided, that without the consent of each Holder so affected, no amendment shall (a) reduce the Principal of or Interest Rate on this Note, (b) postpone the Maturity Date or any date fixed for the payment of any Interest on this Note, (c) increase the percentage specified in the definition of “Required Holders,” (d) amend Section 3(d) or the application of Section 3(d) to any other provision of this Note or (e) have the effect of creating different provisions in different Notes, provided that nothing contained herein shall prohibit the Holder from waiving any of the Holder’s rights hereunder or under any of the other Transaction Documents.

(17) TRANSFER. This Note is subject to certain restrictions on transfer set forth in Section 5 of the Securities Purchase Agreement; provided, however, that this Note and any shares of Common Stock issued upon conversion of this Note may be offered for sale, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities law restrictions.

(18) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(v) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal amount stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, any Conversion Default Payment or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, the Conversion Default Payment or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding anything herein to the contrary, the Company shall not provide the Holder with any material non-public information without the Holder’s prior written consent.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions provided to the Company by the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 13.5% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(27) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Note and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “5% Senior Convertible Notes” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain 5% Senior Convertible Notes of the Company, due October 31, 2007, outstanding as of the Subscription Date and upon the terms and conditions of such notes as in effect as of the Subscription Date (as modified pursuant to the express terms of the Securities Purchase Agreement).

(b) “5% Warrants” means the warrants to purchase Common Stock issued to the holders of the 5% Senior Convertible Notes on the Issuance Date pursuant to the terms of a Noteholder Agreement (as defined in the Securities Purchase Agreement).

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of, or other equity interests in, such Person and all warrants or options to acquire such capital stock or equity interests.

(f) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(g) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the Eligible Market that is the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(h) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants.

(i) “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) Derivative Instrument gain or loss, and (F) Employee Stock Option expense under Statement of Financial Accounting Standards (“SFAS”) 123-R, “Share-Based Payment,” calculated as set forth on Schedule A attached hereto.

(j) “Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (i) any extraordinary or non recurring gains or losses or gains or losses from dispositions of assets, (ii) restructuring charges, (iii) any tax refunds, net operating losses or other net tax benefits, and (iv) effects of discontinued operations.

(k) “Consolidated Net Interest Expense” means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on hedging agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on hedging agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with hedging agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

(l) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(m) “Contract Indebtedness” shall mean Indebtedness incurred for the sole purpose of financing all or any part of the purchase price or cost of design, engineering, installation, construction, configuring, maintenance, or operation or improvement of property or equipment used in the business of the Company or any Subsidiary at a customer site, including without limitation, costs of site analysis and preparation, in connection with customer contracts entered into on or after October 1, 2006; provided that such Indebtedness shall not be convertible or exercisable for, or otherwise entitle the holder of such Indebtedness to any rights with respect to, any equity securities of the Company.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(o) “Cowen Warrants” means the warrants to purchase 198,264 shares of Common Stock at an exercise price of $3.60 per share and the warrants to purchase 49,566 shares of Common Stock at an exercise price of $4.35 per share issued to Cowen & Co. LLC on the Closing Date.

(p) “Eligible Market” means the Principal Market, The Nasdaq Capital Market, The New York Stock Exchange, Inc. or the American Stock Exchange.

(q) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning 60 Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market have been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the one year period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c)(i) hereof (and analogous provisions under the Other Notes) and Section 1(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Eligible Market on which the Common Stock is principally traded; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the

Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion of the Notes and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (viii) during the Equity Conditions Measuring Period the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document; and (ix) the Stockholder Approval (as defined in the Securities Purchase Agreement) shall have been obtained prior to the start of such Equity Conditions Measuring Period.

(r) “Equity Value” means the sum of (i) the aggregate consideration that the Holder would be entitled to receive in connection with a Change of Control if the Holder were to fully convert (without giving effect to any limitations on conversion set forth herein) the outstanding Principal of this Note into Common Stock pursuant to Section 3(a) hereof immediately prior to the consummation of such Change of Control, plus (ii) any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest.

(s) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s length basis, the primary purpose of which, in the reasonable judgment of the Company’s Board of Directors, is not to raise additional capital; (ii) in connection with the grant of options to purchase Common Stock or other stock-based awards or sales, with exercise or purchase prices not less than the market price of the Common Stock on the date of grant or issuance, which are issued or sold to employees, officers or directors of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Company’s Board of Directors, and the Common Stock issued upon the exercise thereof; (iii) upon conversion of the Notes or the exercise of the Warrants, the 5% Warrants or the Cowen Warrants; or (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date and disclosed in Schedule 3(c) of the Securities Purchase Agreement, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date without the consent of the Required Holders (except as expressly provided for in the Securities Purchase Agreement with respect to the 5% Senior Convertible Notes).

(t) “Extension Event” means an Event of Default under clauses (i), (ii), (iii), (iv), (vii), (viii), (ix), (xi) (to the extent such Event of Default relates to the Company’s failure to perform any covenant or obligation set forth in the Securities Purchase Agreement or the Registration Rights Agreement), (xiii), (xiv) or (xv) of Section 4(a) hereof or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default under said provisions of Section 4(a) hereof.

(u) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes in accordance with GAAP.

(v) “Fundamental Transaction” means: (i) a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company’s assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding shares of Common Stock (other than Silver Star Partners I, LLC (“Silver Star”), provided that Silver Star or its affiliates or agents do not acquire beneficial ownership of more than (x) 50% of the outstanding shares of Common Stock through a tender offer, exchange offer or similar transaction for any security of the Company or (y) 60% of the outstanding shares of Common Stock by any means); (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the Board of Directors on the date hereof (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s stockholders was approved by a vote of at least a two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

(w) “GAAP” means United States generally accepted accounting principles, consistently applied.

(x) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness

(even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(y) “Make-Whole Amount” means (i) if payable pursuant to Section 3(c)(iii) or 4(c), 21% of the Conversion Amount being converted less any Interest previously paid on such Conversion Amount prior to the applicable Conversion Date and (ii) if payable pursuant to Section 4(b), 21% of the Conversion Amount being redeemed less any Interest previously paid on such Conversion Amount being redeemed prior to the day on which the Event of Default Redemption Price is paid in full.

(z) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(aa) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(bb) “Permitted Indebtedness” means (A) the 5% Senior Convertible Notes, (B) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in advance in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (C) the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person’s balance sheet and (D) Indebtedness permitted by clauses (iv), (v), (vi), (vii) and (viii) of the definition of “Permitted Lien”; provided that, in the case of clause (v) of the definition of “Permitted Liens,” such Indebtedness is junior to or pari passu with the Notes.

(cc) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’

liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the purchase price of assets purchased or leased by the Company or Subsidiaries in the ordinary course of business; provided that (A) such Liens shall not extend to or cover any other property of the Company or its Subsidiaries, (B) the value of any such Lien shall not, individually, exceed $50,000 and (C) the value of all Liens incurred under this subsection (iv) while this Note is outstanding shall not exceed, in the aggregate, $500,000, (v) Liens securing Contract Indebtedness or customer contracts entered into on or after October 1, 2006, including without limitation accounts thereunder, in the fulfillment of which such Contract Indebtedness was incurred, in each case, covering only assets acquired with such Contract Indebtedness, (vi) Liens securing the Company’s obligations under the Letter of Credit (as defined in the Securities Purchase Agreement), (vii) that certain Lien covering all of the Company’s right, title and interest, now existing or hereafter arising, to that certain payment intangible arising to the benefit of the Company under the License Agreement, dated February 1, 2001 by and between the Company and ACI Worldwide, Inc., (viii) those certain Liens granted to General Electric Capital Corporation covering the chattel paper consisting of the Company’s right, title and interest in and to Equipment Schedules 001-002 and 004-007 to that certain Master Lease Agreement, dated February 24, 2004, by and among Nestor Traffic Systems, Inc. and the State of Delaware Department of Transportation, and (ix) Liens securing the Company’s obligations under the Notes.

(dd) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ee) “Principal Market” means the Nasdaq National Market.

(ff) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, Change of Control Redemption Notices, the Initial Optional Redemption Notices and the Second Optional Redemption Notices and, each of the foregoing, individually, a Redemption Notice.

(gg) “Required Holders” means the holders of Notes representing at least 75% of the aggregate principal amount of the Notes then outstanding.

(hh) “SEC” means the United States Securities and Exchange Commission.

(ii) “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of the Subscription Date by and among Nestor, Inc. and the initial holders of the Notes pursuant to which the Company issued the Notes.

(jj) “Subscription Date” means May 24, 2006.

(kk) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(ll) “Trading Day” means any day on which trading the Common Stock is reported on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market that is the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(mm) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(nn) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the Eligible Market on which the Common Stock is principally traded or the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(29) DISCLOSURE. Except as provided otherwise herein, upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the

Company or its Subsidiaries, the Company shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NESTOR, INC.

By:
Name:
Title:

[Signature Page to Senior Secured Convertible Note]

EXHIBIT I

NESTOR, INC.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Nestor, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [Insert name of transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2006 from the Company and acknowledged and agreed to by [Insert name of transfer agent].

NESTOR, INC.

By:
Name:
Title:

EXHIBIT B

[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT DATED MAY 24, 2006.

NESTOR, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: May 25, 2006 (“Issuance Date”)

Nestor, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Initial Exercisability Date”), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), [            ] fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of the Securities Purchase Agreement, dated as of May 24, 2006 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Sections 1(f) and (g)), this Warrant may be exercised by the Holder from time to time on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and so long as the certificates therefor are not required to bear a legend pursuant to Section 5(c) of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, which certificate shall not bear any restrictive legend unless the certificate is required to bear such a legend pursuant to Section 5(c) of the Securities Purchase Agreement. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, or the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $4.35, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If, at any time, the Holder of this Warrant submits the Exercise Delivery Documents, and the Company fails for any reason or for no reason to deliver, on or prior to the Share Delivery Date, the number of shares of Common Stock to which the Holder is entitled upon such exercise (an “Exercise Default”), then the Company shall pay to the Holder payments (“Exercise Default Payments”) for an Exercise Default in the amount of (i) (N/365), multiplied by (ii) the amount by which the Closing Sale Price of the Common Stock on the date the Exercise Notice giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the “Exercise Default Date”) exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (iii) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (iv) .18, where N equals the number of days from the Exercise Default Date which gave rise to the Exercise Default to the date that the Company effects the full exercise of this Warrant. The accrued Exercise Default Payment for each calendar month shall be paid in cash to the Holder by the fifth day of the month following the month in which it has accrued. In addition to the foregoing, if within three Trading Days after the Company’s receipt of the facsimile copy of an Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the date of exercise. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to maintain a sufficient number of authorized shares of Common Stock or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or from time to time in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the preceding sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the

Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The limitations contained in this Section 1(f) shall apply to a successor Holder of this Warrant. [By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.] [NOTE: Not to be included in Radcliffe Warrant.]

(g) Cap Amount Applicable to Conversions and Payments in Shares of Common Stock. Prior to the Company’s receipt of the Issuance Approval (as defined in the Securities Purchase Agreement), the Company shall not issue shares upon exercise of this Warrant, upon conversion of the SPA Securities or as payment of any amounts due hereunder or thereunder in excess of 4,071,146 shares of Common Stock (the “Cap Amount”). The Cap Amount shall be allocated pro rata to the holders of the SPA Warrants and the SPA Securities based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants and upon conversion of the SPA Securities held by such holders.

(h) Insufficient Authorized Shares. If at any time after the earlier of (i) the Company’s receipt of stockholder approval of the Amendment (as defined in the Securities Purchase Agreement) and (ii) July 15, 2006, and while any of the Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. If the Company fails to remedy any Authorized Share Failure within 60 days after the date on which such Authorized Share Failure occurs, then the Company shall immediately notify the holders of the Warrants of such occurrence and each holder of Warrants shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Redemption Notice (as defined in Section 4(c) below) to the Company, to require the Company to redeem for cash, at an amount per share equal to the Redemption Price (as defined in Section 4(c) below), a portion of this Warrant such that, after giving effect to such redemption, the then unissued portion of the holder’s Reserved Amount (as defined below) allocable to the Warrants then held by such holder is at least equal to the Required Reserved Amount with respect to the remaining Warrants held by such holder; provided that, notwithstanding the foregoing, in the event the Company does not receive stockholder approval of the Amendment on or before July 15, 2006, each holder shall have the right to deliver a Redemption Notice pursuant to this Section 1(h) at any time after such date. If the Company fails to redeem such portion of this Warrant within five business days after its receipt of such Redemption Notice, then the holder hereof shall be entitled to interest on the Redemption Price at a per annum rate equal to 13.5% from the date on which such Redemption Price is required to be paid hereunder until the actual date of payment of the Redemption Price hereunder. The initial number of shares of Common Stock reserved for issuance upon exercise of the SPA Warrants (the “Reserved Amount”) shall be allocated pro rata among the holders of the SPA Warrants based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants. Each increase to the Reserved Amount shall be allocated pro rata among the holders of the SPA Warrants based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants at the time of such increase. In the event any holder of SPA Warrants shall sell or otherwise transfer any of the holder’s SPA Warrants or any such other securities, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount that remains allocated to any person or entity which does not hold any SPA Warrants shall be allocated to the remaining holders of the SPA Warrants pro rata based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders.

(i) Listing. The Company shall promptly secure the listing or quotation of the shares of Common Stock issuable upon the exercise of this Warrant upon the Principal Market or upon such other Eligible Market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or apply for quotation on each Eligible Market, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such Eligible Market. In the event that the Common Stock is suspended from trading on, or is not listed (and authorized) for trading on, any Eligible Market for an aggregate of 10 or more Trading Days in any 12 month period after the date on which the Common Stock is first approved for trading on such Eligible Market, the holder of this Warrant shall have the right to deliver a Redemption Notice (as defined in Section 4(c) below) and require the Company to pay such holder in cash an amount equal to the Redemption Price (as defined in Section 4(c) below), plus any interest or penalties accruing thereon, all pursuant to the procedures set forth in Section 4(c) below.

(j) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1(i), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including, without limitation, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and the issuance of any shares of Common Stock, Options or Convertible Securities in exchange for any non-convertible security such as a non-convertible note, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Issuance (as defined in Section 15 below)) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options, whether or not immediately exercisable, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for no consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance or sale. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration received therefor will be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company (subject to the right of the Required Holders to dispute such valuation as described below). If the Required Holders disagree with the Board of Directors’ determination of fair value, the Required Holders may submit a notice of disagreement to the Company. During the 10 days immediately following the Company’s receipt of such notice (the “Notice Date”), the Required Holders and the Company shall negotiate in good faith to determine a mutually agreeable fair value. If the parties are unable to reach agreement within such 10-day period, the fair value of such consideration will be determined within five Business Days after the 10th day following the Notice Date by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Options outstanding as of the Subscription Date but not included in Schedule 3(c) to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Options included in Schedule 3(c) to the Securities Purchase Agreement as a result of the issuance of the SPA Securities or the SPA Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such issuance exceeds the amount specified in Schedule 3(c) to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this Section 2(a) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than an Excluded Issuance), then the Company’s Board of Directors will make in good faith an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(d) De Minimis Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 2(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment or readjustment of the Exercise Price or change in number or type of stock, securities and/or other property issuable upon exercise of this Warrant, then, and in each such case, the Company shall promptly make a public announcement of such adjustment or readjustment and shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment or readjustment and any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.

a. Except as set forth in Section 3(b), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

i. any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

ii. the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (i); provided that in the event that the Distribution is of shares of common stock (or common equity) (“Other Shares of Common Equity”) of a company whose shares of common equity are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Equity in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Equity that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (i) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (ii).

b. Notwithstanding anything to the contrary set forth in Section 3(a) hereof, no adjustment under Section 3(a) shall be made with respect to any cash Distribution declared on the Common Stock unless (i) the sum of (A) the per share amount of such contemplated Distribution plus (B) the sum of all other cash Distributions declared and paid on the Common Stock during the 360 consecutive calendar day period ending on the date immediately preceding the payment of the contemplated Distribution equals or exceeds (ii) 5% of the Closing Sale Price on the date immediately preceding the payment of the contemplated Distribution.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (collectively, “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant, but after the calculation of such number of shares, the provisions of Section 1(f) shall continue to apply) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. If the right to exercise or convert any such Purchase Rights would expire in accordance with their terms prior to the exercise of this Warrant, then the terms of such Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the Holder receives such Purchase Rights pursuant to the exercise hereof.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity and, if an entity other than the Successor Entity is the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Fundamental Transaction, such other entity (the “Other Entity”), assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity or the Other Entity, as applicable, evidenced by a written instrument substantially similar in form and substance to this Warrant and with appropriate provisions such that the rights and interests of the Holder and the economic value of this Warrant are in no way diminished by such Fundamental Transaction (including, without limitation, in the case of any such Fundamental Transaction in which the Successor Entity or Other Entity, as applicable, is not the Company, an immediate adjustment of the Exercise Price and Warrant Shares so that the Exercise Price and Warrant Shares immediately after the Fundamental Transaction reflect the same relative value as compared to the value of the surviving entity’s common stock that existed between the Exercise Price and the Warrant Shares and the value of the Company’s Common Stock immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant)), which instrument shall be reasonably satisfactory to the Required Holders, and (ii) the Successor Entity or the Other Entity, if applicable, is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a “Public Successor”). Upon the occurrence of any Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity or the Other Entity, as applicable), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity or such Other Entity, as applicable, had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity or the Other Entity, as applicable, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a

“Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Any provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c) Notwithstanding the provisions of Section 4(b) above, at least 45 days before the consummation of a Change of Control (as defined herein), but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto (or, with respect to a tender offer, or a change in the Board of Directors, if the Company is unable to comply with this time requirement because of the nature of the Change of Control, as soon as the Company reasonably believes that the Change of Control is to be consummated), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). If the terms of a Change of Control change materially from those set forth in a Change of Control Notice, the Company shall deliver a new Change of Control Notice and the time periods in this clause (b) shall be calculated based upon the Holder’s receipt of the later Change of Control Notice. At any time during the period (the “Change of Control Period”) beginning after the Holder’s receipt of a Change of Control Notice and ending on the date that is 15 Trading Days after the later of the consummation of such Change of Control or delivery of the Change of Control Notice, the Holder may require the Company to purchase all or any portion of this Warrant by delivering written notice thereof (“Redemption Notice”) to the Company, which Redemption Notice shall indicate the portion of this Warrant that the Holder is electing to have the Company purchase; provided, however, that if the Closing Sale Price of the Common Stock on the first Trading Day immediately following the public announcement of the Change of Control described in the Change of Control Notice exceeds $6.00 per share, then the Holder shall not have the right to deliver a Redemption Notice or require the redemption of its Warrants pursuant to this Section 4(c) with respect to such Change of Control. The portion of this Warrant to be purchased pursuant to this Section 4(c) (the “Redemption Portion”) shall be purchased by the Company for cash at a price equal to the value of the Redemption Portion on the date of such purchase, which value shall be determined by use of the Black Scholes Option Pricing Model utilizing (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of (A) 60% and (B) the 100 day volatility for the Company as of the date of the public announcement of the Change of Control described in the Change of Control Notice obtained from the HVT function on Bloomberg (the “Redemption Price”). Notwithstanding anything to the contrary in this Section 4(c), until the Redemption Price (together with any interest thereon) is paid in full, the unexercised portion of the Warrant submitted for purchase under this Section 4(c) (together with any interest thereon) may be exercised, in whole or in part, by the Holder for Common Stock, or in the event the exercise date is after the consummation of the Change of Control, shares of stock or equity interests of the Successor Entity or Other Entity, as applicable, substantially equivalent to the Company’s Common Stock pursuant to Section 4(b). Any amount due under this Warrant that is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 13.5% per annum from the date such amount was due until the same is paid in full.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, from and after the Company’s receipt of stockholder approval of the Amendment (as defined in the Securities Purchase Agreement) and so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise), including, without limitation, those actions called for by Section 1(g) and Section 1(h) hereof.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER; NOTICES OF CORPORATE ACTION. (a) Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders. In addition, in case at any time:

i. the Company shall declare any dividend or distribution upon the Common Stock;

ii. the Company shall offer to grant, issue or sell to the holders of the Common Stock any additional shares of stock of any class or any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property;

iii. there shall be any Fundamental Transaction or other capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

iv. there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the Holder (A) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 10 days prior to the record date for events described in clause (i) and 30 days prior to the record date or the date on which the Company’s books are closed in respect of events described in clauses (ii), (iii) and (iv). Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the Holder.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may, without the written consent of the Holder, (i) increase the exercise price of any SPA Warrants or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrants, or (ii) amend Section 1(f) or the application of Section 1(f) to any provision of this Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the

Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant is subject to certain restrictions on transfer set forth in Section 5 of the Securities Purchase Agreement; provided, however, that this Warrant and any shares of Common Stock issued upon exercise of this Warrant may be offered for sale, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities law restrictions.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “5% Senior Convertible Notes” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain 5% Senior Convertible Notes of the Company, due October 31, 2007, outstanding as of the Subscription Date and upon the terms and conditions of such notes as in effect as of the Subscription Date (as modified pursuant to the express terms of the Securities Purchase Agreement).

(b) “5% Warrants” means the warrants to purchase Common Stock issued to the holders of the 5% Senior Convertible Notes on the Issuance Date pursuant to the terms of a Noteholder Agreement (as defined in the Securities Purchase Agreement).

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g) “Common Stock” means (i) the Company’s shares of Common Stock, par value $.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(h) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion and exercise, as applicable, of the SPA Warrants and the SPA Securities.

(i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j) “Cowen Warrants” means the warrants to purchase 198,264 shares of Common Stock at an exercise price of $3.60 per share and the warrants to purchase 49,566 shares of Common Stock at an exercise price of $4.35 per share issued to Cowen & Co. LLC on the Issuance Date.

(k) “Eligible Market” means the Principal Market, The Nasdaq Capital Market, The New York Stock Exchange, Inc. or the American Stock Exchange.

(l) “Excluded Issuance” means (i) the issuance of Common Stock upon the exercise or conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date and disclosed in Schedule 3(c) to the Securities Purchase Agreement in accordance with the terms of such Options or Convertible Securities as of such date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date without the consent of the Required Holders (except as expressly provided for in the Securities Purchase Agreement with respect to the 5% Senior Convertible Notes); (ii) the grant of options to purchase Common Stock or other stock-based awards or sales, with exercise or purchase prices not less than the market price of the Common Stock on the date of grant or issuance, which are issued or sold to employees, officers or directors of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Company’s Board of Directors, and the issuance of Common Stock upon the exercise thereof; (iii) the issuance of Common Stock upon the exercise of the SPA Warrants, the 5% Warrants, the Cowen Warrants or the conversion of the SPA Securities; and (iv) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s length basis, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital.

(m) “Expiration Date” means the date 60 months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(n) “Fundamental Transaction” means: (i) a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company’s assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding shares of Common Stock (other than Silver Star Partners I, LLC (“Silver Star”), provided that Silver Star or its affiliates or agents do not acquire beneficial ownership of more than (x) 50% of the outstanding shares of Common Stock through a tender offer, exchange offer or similar transaction for any security of the Company or (y) 60% of the outstanding shares of Common Stock by any means); (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the Board of Directors on the date hereof (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s stockholders was approved by a vote of at least a two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

(o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(r) “Principal Market” means the Nasdaq National Market.

(s) “Registration Rights Agreement” means the registration rights agreement by and among the Company and the Buyers.

(t) “Required Holders” means the holders of SPA Warrants representing at least 75% of the shares of Common Stock underlying the SPA Warrants then outstanding.

(u) “SPA Securities” means the Company’s 7.0% Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement.

(v) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w) “Trading Day” means any day on which trading the Common Stock is reported on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market that is the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(x) “Transaction Documents” is defined in the Securities Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NESTOR, INC.

By:

[Signature Page to Warrant to Purchase Common Stock]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NESTOR, INC.

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Nestor, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

Date:	,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Insert Name of Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2006 from the Company and acknowledged and agreed to by [Insert Name of Transfer Agent].

NESTOR, INC.

By:
Name:
Title:

EXHIBIT C

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of May [            ], 2006, by and among U.S. Bank National Association, as Collateral Agent for the Purchasers (as that term is defined in the Securities Purchase Agreement defined below) (together with its successors and assigns in such capacity, the “Agent”); Nestor, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”); and Nestor Traffic Systems, Inc., a Delaware corporation, and CrossingGuard, Inc., a Delaware corporation (together with their successors and permitted assigns, collectively and jointly and severally, the “Subsidiary Guarantors”, and together with the Borrower, collectively and jointly and severally, the “Grantors”).

Background

The Agent, the Borrower and the Purchasers entered into that certain Securities Purchase Agreement dated as of May 24, 2006 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Securities Purchase Agreement”), pursuant to which the Purchasers agreed to purchase secured convertible promissory notes of the Borrower on the terms and conditions described therein. The Borrower may, among other things, use the proceeds of the securities purchased thereunder to extend credit to, and make capital contributions in, the Subsidiary Guarantors. Therefore, as a result of the Securities Purchase Agreement, the Subsidiary Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone. The Subsidiary Guarantors have guaranteed the obligations of the Borrower arising out of the Securities Purchase Agreement and related agreements and instruments.

One of the conditions to the obligations of the Purchasers under the Securities Purchase Agreement is that payment of the Secured Obligations (as defined below) shall be secured by, among other things, a security interest in favor of the Agent and the Purchasers in the Collateral (as defined below). In order to induce the Purchasers to purchase the Notes from the Borrower, the Grantors are willing to grant to the Agent, for the benefit of the Purchasers, a security interest in the Collateral.

Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Agent as follows:

1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement. The following terms, as used herein, shall have the following meanings:

“Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

“Additional Grantor” shall have the meaning ascribed to such term in Section 5(p).

“Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

“Collateral” shall have the meaning ascribed to such term in Section 2.

“Commercial Tort Claims” shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 10 attached hereto.

“Deposit Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

“Document” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include equipment, machinery, furniture, vehicles, fixtures, furnishings, dyes, tools, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

“Event of Default” shall be used herein as defined in the Notes.

“Fixtures” shall be used herein as defined in the Uniform Commercial Code.

“General Intangibles” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Fixtures, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims and Supporting Obligations, and shall include, without limitation, payment intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, trade names, service marks, slogans, trade dress, copyrights, other intellectual property rights and applications for intellectual property rights, goodwill, plans, licenses, software (to the extent it does not constitute Goods) and other rights in personal property.

“Goods” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all computer programs imbedded in goods and any supporting information provided in connection with the transaction relating to the program and all other things that are movable.

“Instruments” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

“Inventory” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor’s business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

“Investment Property” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts.

“Letter-of-Credit Right” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Software” shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

“Supporting Obligations” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2. GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, hypothecates, delivers and assigns to the Agent, for the benefit of the Purchasers, and creates in favor of the Agent for the benefit of the Purchasers, a security interest in and to, all of such Grantor’s right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Collateral”):

(a) All Equipment;

(b) All Inventory and other Goods;

(c) All Accounts;

(d) All General Intangibles, including, without limitation, the patents and patent applications listed on Schedule 5 attached hereto, the trademarks and trademark applications listed on Schedule 6 attached hereto, the registered copyrights listed on Schedule 7 attached hereto, the domain names listed on Schedule 8 attached hereto, the licenses for the use of any patents, trademarks, copyrights and domain names listed on Schedule 9 attached hereto;

(e) All Fixtures;

(f) All Documents, Letter-of-Credit Rights, and Chattel Paper;

(g) All Deposit Accounts;

(h) All Instruments and Investment Property;

(i) All Commercial Tort Claims;

(j) All Supporting Obligations; and

(k) All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, contracts entered into by any of the Grantors after October 1, 2006 and all assets related thereto and all Proceeds thereof shall not be “Collateral” hereunder; however, for the sake of clarity, any and all contracts entered into by Grantors on or before October 1, 2006 and any and all renewals of or amendments to contracts of any of the Grantors existing as of the date of this Agreement or entered into on or before October 1, 2006 shall be “Collateral” hereunder. Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable Law or the assignment of which (a) is otherwise prohibited by applicable Law (in each case to the extent that such applicable Law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the Uniform Commercial Code or other similar applicable Law) or (b) would result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided, however, that to the extent permitted by applicable Law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable Law, this Agreement shall create a valid security interest in the Proceeds of such asset.

3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Secured Obligations”):

(a) (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes, this Agreement, and the other Transaction Documents (as defined in the Securities Purchase Agreement), including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an “Insolvency Proceeding”) involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreement or any of the Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.

4. REPRESENTATIONS AND WARRANTIES OF THE GRANTORS. Each Grantor represents and warrants as follows. The following representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Agent:

(a) Status. Each Grantor is a duly organized and validly existing Delaware corporation. Borrower’s organizational number is 2005153, Nestor Traffic Systems, Inc.’s organizational number is 2698828, and CrossingGuard, Inc.’s organizational number is 368331. Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Each Grantor has qualified to do business in each state or jurisdiction where its business or operations so require.

(b) Authority to Execute Agreement; Binding Agreement. Each Grantor has the corporate or other power to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is, or is to be, a party (including, without limitation, the right and power to give the Agent a security interest in the Collateral) and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is, or is to be, a party. This Agreement has been duly executed by each Grantor. This Agreement constitutes the valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

(c) Grantors’ Title. Except for the security interests granted hereunder, each Grantor is, as to all Collateral presently owned, and shall be as to all Collateral hereafter acquired, the owner or, in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens (as defined in the Notes) and such Liens as will be discharged on the Closing Date in connection with repayment of indebtedness as contemplated by Section 7(m) of the Securities Purchase Agreement.

(d) Taxes and Assessments. All assessments and taxes, due or payable by, or imposed, levied or assessed against each Grantor or any of its property, real or personal, tangible or intangible, have been paid.

(e) Location of Collateral. All Equipment, Inventory and other Goods are located within the states specified on Schedule 1 hereto.

(f) Location of Grantors. The location of the chief executive office of each Grantor as well as its state of formation are specified on Schedule 2 attached hereto. Also listed on Schedule 2 is each other location where each Grantor maintains a place of business.

(g) Instruments and Certificates. All Instruments and all certificates representing securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Agent.

(h) Names Used by Grantors. (i) The actual corporate name of each Grantor is the name set forth in the preamble above; (ii) no Grantor has any trade names except as set forth on Schedule 3 attached hereto; (iii) no Grantor has used any name other than that stated in the preamble hereto or as set forth on Schedule 3 for the preceding five years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 3.

(i) Perfected Security Interest. This Agreement creates a valid, first priority security interest in the Collateral, subject only to Permitted Liens (as defined in the Notes), securing payment of the Secured Obligations. Upon the filing of Uniform Commercial Code financing statements in the offices set forth on Schedule 4 hereto and the recordation of this Agreement (or a short form hereof) at the United States Copyright Office and the United States Patent and Trademark Office, all security interests which may be perfected by filing shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the preceding sentence and the delivery of the Instruments referred to in paragraph (g) above, no action is necessary to create, perfect or protect such security interest. Without limiting the generality of the foregoing, except for the filing of said financing statements and such recordation and except for customer contracts which may contain limitations on assignment, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest in the Collateral or (iii) the enforcement of the Agent’s rights hereunder.

(j) Absence of Conflicts with Other Agreements, Etc. Neither the pledge of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the remedies provided hereunder) violates any of the provisions of any Organizational Documents of any Grantor, or any other agreement to which any Grantor or any of its property is a party or is subject, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the same.

(k) Account Debtors. None of the account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(l) Intellectual Property. Schedules 5, 6, 7 and 8 list all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Grantor as of the date hereof. Schedule 9 lists all licenses in favor of any Grantor for the use of any patents, trademarks, copyrights and domain names as of the date hereof other than commercial off-the-shelf software. All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office. The Grantors have no material copyrights, whether or not recorded at the United States Copyright Office.

5. COVENANTS OF GRANTORS. Each Grantor covenants that:

(a) Filing of Financing Statements and Preservation of Interests. Immediately upon execution hereof, each Grantor shall file (i) in each office set forth on Schedule 4 Uniform Commercial Code financing statements and (ii) all filings with the United States Copyright Office and the United States Patent and Trademark Office, including an intellectual property collateral agreement in favor of the Agent, pursuant to which each Grantor shall grant to the Agent for the benefit of the Purchasers a security interest in all of its service marks, trademarks and trade names and the goodwill associated therewith, and in all of its patents, patent applications and patent license agreements, as therein provided, in each case in form and substance satisfactory to the Agent. Without limiting the obligation of the Grantors set forth in the preceding sentence, each Grantor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (including, without limitation, an “all assets” filing), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein and ratifies all such actions taken by the Agent. Each Grantor also ratifies its authorization for the Lender to have filed in any jurisdiction any like initial financing statements or amendments thereto filed prior to the date of this Agreement.

(b) Delivery of Instruments, Etc. At any time and from time to time that any Collateral consists of Instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Grantor shall deliver such Collateral to the Agent.

(c) Chattel Paper. Each Grantor shall cause all Chattel Paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be “marked” within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).

(d) Investment Property and Deposit Accounts. If there are any Investment Property or Deposit Accounts included as Collateral that can be perfected by “control” through an account control agreement, the applicable Grantor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent.

(e) Letter-of-Credit Rights. To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment to the Agent.

(f) Collateral In Possession of Third Parties. To the extent that any Collateral is in the possession of any third party other than agencies of state and local governments or except in the ordinary course of business, the applicable Grantor shall join with the Agent in notifying such third party of the Agent’s security interest and shall make commercially reasonable efforts to obtain an acknowledgement from such third party that it is holding the Collateral for the benefit of the Agent.

(g) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(h) Notice of Changes in Representations. Each Grantor shall notify the Agent in advance of any event or condition which could cause any representations set forth in Section 4 above applicable to such Grantor to fail to be true, correct and complete. Without limiting the generality of the foregoing:

(i) without providing at least thirty (30) days prior written notice to the Agent, no Grantor will change its name in any respect, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);

(ii) if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Agent in writing of such organizational identification number; and

(iii) no Grantor will change its type of organization, jurisdiction of organization or other legal structure without prior written notice to the Agent.

(i) Use and Condition of Equipment. Each item of Equipment will be maintained in good repair, working order and condition, ordinary wear and tear excepted, and the applicable Grantor will provide all maintenance service and repairs necessary for such purpose. The Agent may examine and inspect the Collateral at any reasonable time or times wherever located.

(j) Insurance. Each Grantor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in similar businesses. Each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. Unless the Securities Purchase Agreement or the Notes expressly provides otherwise, the following sentence will control application of proceeds. If no Event of Default exists, loss payments in each instance will be applied by the applicable Grantor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Grantor, provided, however, that payments received by any Grantor after an Event of Default occurs and is continuing shall be paid to the Agent and, if received by such Grantor, shall be held in trust for and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(k) Transfer of Collateral. Other than the disposition of inventory and licensing of Intellectual Property in the ordinary course of the applicable Grantor’s business as presently conducted or as otherwise permitted under the terms of the Securities Purchase Agreement, no Grantor shall sell, assign, transfer, encumber or otherwise dispose of any Collateral in excess of $25,000 per year without the prior written consent of the Agent and the Agent does not authorize any such disposition. For purposes of this provision, “dispose of any Collateral” shall include, without limitation, the creation of a security interest or other encumbrance (whether voluntary or involuntary) on such Collateral, except for Permitted Liens (as defined in the Notes).

(l) Taxes and Assessments. Each Grantor shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral or operations or business of such Grantor.

(m) Inventory. No Grantor shall return any Inventory to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of such Grantor’s business. Without limiting the generality of the foregoing, in the event any Grantor becomes a “debtor in possession” as defined in 11 U.S.C. §1101 (or any successor thereto), such Grantor agrees, to the extent permitted by applicable Law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Grantor without the Agent’s written consent and each Grantor hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto.

(n) Defense of Agent’s Rights. Each Grantor warrants and will defend the Agent’s right, title and security interest in and to the Collateral against the claims of any Person.

(o) Cash Management. At any time following an Event of Default that the Agent so requests, the Grantors will work with the Agent to set up such lock boxes and segregated accounts as the Agent may request in order to better perfect the security interest created hereunder in Proceeds.

(p) Additional Grantors. Each Grantor shall cause each Subsidiary of such Grantor including (i) any Person that shall at any time become a Subsidiary of such Grantor, and (ii) Nestor Interactive, Inc. (“NII”), if at any time after the date of this Agreement NII ceases to be inactive or has significant assets other than net operating losses, to immediately become a party hereto (an “Additional Grantor”) or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors or by signing a similar security agreement. If the Additional Grantor becomes a party hereto, concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, Organizational Documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Transaction Documents, and all references herein to the “Grantors” shall be deemed to include each Additional Grantor.

(q) Inspections. Upon reasonable notice to the Grantors (and for this purpose no more than two business days’ notice shall be required under any circumstances) if no Event of Default shall exist, and at any time with or without notice after the occurrence of an Event of Default, each Grantor will permit the Agent, or its designee, to inspect the Collateral, wherever located, and to discuss the affairs, business, finances and accounts of the Grantors with their personnel and accountants. In the event that no Event of Default exists and is continuing, such inspections shall not be held more than twice in any six-month period. For the sake of clarity, during any time when an Event of Default shall exist and is continuing, the Agent may conduct an unlimited number of inspections, subject to the first sentence of this Section 5(q). The Agent acknowledges that such inspections and discussions may result in the Agent, or its designee, receiving material nonpublic information. The Agent shall, and shall cause its designee, to keep confidential such information as is specifically marked or otherwise identified as material nonpublic information by the Grantors.

(r) Intellectual Property. Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights and shall cause the security interest contemplated hereby with respect to such copyrights to be duly recorded at such office, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(s) Power of Attorney. Each Grantor has duly executed and delivered to the Agent a power of attorney (a “Power of Attorney”) in substantially the form attached hereto as Annex B. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until full and indefeasible payment of the Secured Obligations. The powers conferred on the Agent (for the benefit of the Agent and the Purchasers) under the Power of Attorney are solely to protect the Agent’s interests (for the benefit of the Agent and the Purchasers) in the Collateral and shall not impose any duty upon the

Agent or any Purchaser to exercise any such powers. The Agent agrees that (i) except for the powers granted in clause (i) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Agent shall account for any moneys received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Agent or any Purchaser shall have any duty as to any Collateral, and the Agent and the Purchasers shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF THE AGENT, THE PURCHASERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(t) Other Assurances. Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

6. REMEDIES UPON EVENT OF DEFAULT.

(a) Upon the occurrence and during the continuation of an Event of Default, the Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Agent, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Agent; (ii) the Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under Instruments or Accounts to make payments directly to the Agent and to enforce the Grantors’ rights against account debtors and obligors; (iii) the Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Agent deems to be commercially reasonable; (iv) the Agent may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Agent or its designee; and (v) the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Agent or any designee or any purchaser of any Collateral. Each Grantor agrees that ten (10) days notice of any sale referred to in clause (iii) above shall constitute sufficient notice. The Agent or any Purchaser may purchase Collateral at any such sale. The Grantors shall be liable to the Agent and the Purchasers for any deficiency amount.

(b) The Agent may comply with any applicable Law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Borrower will only be credited with payments actually made by the purchaser. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Purchasers, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

7. OBLIGATIONS ABSOLUTE.

(a) Change of Circumstance. THE RIGHTS OF THE AGENT HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST ANY PURCHASER AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL AND INDEFEASIBLE SATISFACTION OF THE SECURED OBLIGATIONS AFTER OR CONCURRENT WITH THE TERMINATION OF ANY COMMITMENT OF THE PURCHASERS PURSUANT TO THE SECURITIES PURCHASE AGREEMENT. Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Securities Purchase Agreement, any Notes or any other Transaction Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Securities Purchase Agreement, any Notes or any other Transaction Document; any failure on the part of Borrower or any other Person for any reason to perform or comply with any term of the Securities Purchase Agreement, any Note or any other Transaction Document; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Agent or any Purchaser from any source that were lawfully used for some other purpose, which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing. Without limiting the generality of the foregoing, at any time that the Securities Purchase Agreement or the Notes are amended to increase the amount of the Obligations thereunder, the amount of the Secured Obligations shall be accordingly increased.

(b) No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

(c) Waiver of Right of Subrogation, Etc. Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Agent hereunder until full and indefeasible payment of the Secured Obligations.

(d) Other Waivers. Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement. In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral. Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Transaction Documents. The Agent is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and each Grantor hereby waives any right it may have to require otherwise. Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

(e) Each Grantor further waives to the fullest extent permitted by law any right it may have under the constitution of the State of New York (or under the constitution of any other state in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

(f) EACH GRANTOR’S WAIVERS UNDER THIS SECTION 7 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

8. NO IMPLIED WAIVERS. No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between the Grantor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have. No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

9. STANDARD OF CARE.

(a) In General. No act or omission of the Agent or any Purchaser (or agent or employee of any of the foregoing) hereunder or related hereto or related to the transactions contemplated by this Agreement or the other Transaction Documents shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Agent or such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Agent or such Purchaser (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other Collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

(b) No Duty to Preserve Rights. Without limiting the generality of the foregoing, the Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

(c) No Duty to Prepare for Sale. Without limiting the generality of the foregoing, the Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

(d) Duties Relative to Contracts. Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times.

(e) Reliance on Advice of Counsel. In taking any action under this Agreement or any other Transaction Document, the Agent shall be entitled to rely upon the advice of counsel of Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

(f) No Obligation to Act. The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders (as defined below) and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreement. No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.

(g) Action By Agent. Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.

10. MISCELLANEOUS.

(a) Assignment. Except as otherwise provided in the Securities Purchase Agreement, the Agent and each Purchaser may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice. No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreement. Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor, together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof (without the same being deemed a waiver of any default caused thereby) which condition shall not be deemed to be a waiver of any Event of Default arising out of such assignment. The rights and privileges of the Agent under this Agreement shall inure to the benefit of its successors and assigns.

(b) Joint and Several Liability. All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Agent and the Purchasers hereunder.

(c) Notices. All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Securities Purchase Agreement addressed to a party at its address set forth in or determined pursuant to the Securities Purchase Agreement, as the case may be.

(d) Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(e) Costs and Expenses. Without limiting any other cost reimbursement provisions in the Transaction Documents, upon demand, the Grantors shall pay to the Agent and the Purchasers, as applicable, the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and any amendments, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (v) the failure of any Grantor to perform or observe any of the provisions hereof.

(f) Indemnification by Grantors. Each Grantor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.

(g) Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(h) Amendments and Waivers. The Purchasers holding 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto. The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

(i) Headings. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

11. SPECIFIC PERFORMANCE. Each Grantor hereby authorizes the Agent to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor. Each Grantor that is not a party to the Securities Purchase Agreement hereby acknowledges receipt from the Borrower of a correct and complete copy of the Securities Purchase Agreement and consents to all of the provisions of the Securities Purchase Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

12. RELATIONSHIP WITH SECURITIES PURCHASE AGREEMENT. To the extent that any of the terms hereof is inconsistent with any provision of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control.

13. TERMINATION; PARTIAL RELEASE.

(a) At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid and performed in full (including the conversion in full of the Notes) then the security provided for herein shall terminate, provided, however, that all indemnities of the Borrower and each other Grantor contained in this Agreement or any other Transaction Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

(b) Effective upon the closing of a disposition of any Collateral in conformity with the provisions of the Securities Purchase Agreement and the Notes, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the Collateral so disposed of shall terminate and the Agent shall deliver such releases as may be appropriate, provided, however, the security interest in all remaining Collateral shall remain in full force and effect.

14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Agent or any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Grantor irrevocably waives, to the fullest extent permitted by applicable law, any right to bring any action or proceeding against the Agent in any court outside the county of New York, New York.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

NESTOR, INC.

By:

Name:
Title:

NESTOR TRAFFIC SYSTEMS, INC.

By:

Name:
Title:

CROSSINGGUARD, INC.

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION in its capacity as Agent

By:

Name:
Title:

[Signature Page to Security Agreement]

Annex A

FORM OF ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of May [__], 2006 made by

Nestor, Inc.

and its subsidiaries party thereto from time to time, as Grantors to and in favor of

[            ], as Collateral Agent (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Agent referred to above or its successor, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 4 therein as of the date of execution and delivery of this Additional Grantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Transaction Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE AGENT, FOR THE BENEFIT OF THE PURCHASERS, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Each Additional Grantor that is not a party to the Securities Purchase Agreement hereby acknowledges receipt from the Grantor of a correct and complete copy of the Securities Purchase Agreement and consents to all of the provisions of the Securities Purchase Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Purchasers may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:

Name:
Title:

Address:

Dated:

Annex B

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by                             , a                              (“Grantor”), to U.S. Bank National Association as Agent for itself and Purchasers as such term is defined in the Securities Purchase Agreement referred to below (“Attorney”). This Power of Attorney is delivered in connection with and pursuant to a certain Securities Purchase Agreement dated as of even date herewith (as the same may be amended, modified, restated and/or supplemented from time to time, the “Securities Purchase Agreement”) and that certain Security Agreement delivered in connection therewith (the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Securities Purchase Agreement, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the “Transaction Documents”) and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:

(a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor;

(b) receive, endorse Grantor’s name on, and collect, any checks, notes, acceptances, money orders, drafts and any other forms of payment or security payable to Grantor, and hold all amounts or proceeds so received or collected as cash collateral in a restricted account for the benefit of the Purchasers, or apply such amounts or proceeds to the Secured Obligations in accordance with the terms of the Securities Purchase Agreement;

(c) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;

(d) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;

(e) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;

(f) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property;

(g) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (i) a reconciliation of all accounts, (ii) an aging of all accounts, (iii) trial balances, (iv) test verifications of such accounts as Attorney may request, and (v) the results of each physical verification of inventory;

(h) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts and other matters relating thereto;

(i) to the extent that Grantor’s authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature;

(j) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and

(k) execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Transaction Document, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that Attorney shall lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, Attorney is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Grantor this          day of                     , 20        .

[ ]

By:

Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this              day of                             , 20        , [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [name of Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of                             , as Agent, to which this Certificate is attached.

Notary Public

Schedule 1

LOCATIONS OF COLLATERAL

Schedule 2

LOCATIONS OF GRANTORS

Schedule 3

NAMES USED BY GRANTORS

Schedule 4

FILING OFFICES

Schedule 5

PATENTS AND PATENT APPLICATIONS

Grantor	Inventor(s)	Title	Patent or Application Number	Patent Date or Filing Date

Schedule 6

TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor	Mark or Application	Registration Number or Serial Number	Date of Registration or Application

Schedule 7

REGISTERED COPYRIGHTS

Grantor	Copyrighted Work	Author(s)	Title	Registration Number

Schedule 8

DOMAIN NAMES

Schedule 9

INTELLECTUAL PROPERTY LICENSES

Schedule 10

COMMERCIAL TORT CLAIMS

Plaintiff	Defendant	Description of the Claim

EXHIBIT D

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Agreement”) made as of the [            ] day of May, 2006, by and among Nestor, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”) and the subsidiaries of the Borrower designated as “Guarantors” on the signature lines hereto (together with their successors and permitted assigns and any other person or entity that becomes a Guarantor hereunder pursuant to Section 5 below, jointly and severally, the “Guarantors” or, individually, a “Guarantor”), in favor of U.S. Bank National Association, as collateral agent for the Purchasers (as that term is defined in the Securities Purchase Agreement referred to below) (together with its successors and assigns in such capacity, the “Agent”).

Background

The Agent, the Borrower and the Purchasers entered into a certain Securities Purchase Agreement, dated as of May 24, 2006 (as the same may be amended, restated, modified and/or supplemented from time to time, the “Securities Purchase Agreement”; terms used herein and not otherwise defined herein are used as defined in the Securities Purchase Agreement). Nestor Traffic Systems, Inc. is a Subsidiary of the Borrower; CrossingGuard, Inc. is a Subsidiary of Nestor Traffic Systems, Inc. Pursuant to the Securities Purchase Agreement, the Purchasers agreed to purchase the Notes from the Borrower on the terms and conditions described therein. The Borrower may, among other things, use the proceeds of the issuance of the Notes to extend credit to, and make capital contributions in, the Guarantors. Therefore, as a result of the Securities Purchase Agreement, the Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone. One of the conditions to the extension of credit under the Securities Purchase Agreement is that the Guarantors guaranty payment of and act as surety for the obligations of the Borrower arising out of the Securities Purchase Agreement and related agreements and instruments.

Accordingly, each Guarantor and the Borrower, intending to be legally bound, hereby agrees with the Agent as follows.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Guaranty and Suretyship.

1.1 Guaranty of Payment. The Guarantors hereby jointly and severally agree to act as surety for the Guaranteed Obligations (as defined in Section 1.2 below), and irrevocably and unconditionally guaranty to the Agent and the Purchasers that the Guaranteed Obligations shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise.

1.2 Definition of “Guaranteed Obligations”. For purposes of this Agreement, the term “Guaranteed Obligations” shall mean (a) any obligations of the Borrower pursuant to the Securities Purchase Agreement and the Transaction Documents including, without limitation, any amounts due from time to time in respect of (i) principal and interest thereon under the Notes, (ii) conversion, exercise or redemption of the Notes and the Warrants, as applicable, (iii) fees payable under the Securities Purchase Agreement and (iv) indemnifications provided for, and other amounts payable, under the Securities Purchase Agreement or other Transaction Documents. Notwithstanding the definition of “Guaranteed Obligations” herein, the liability of each Guarantor hereunder is limited to an amount equal to (x) the amount that would render this guaranty void, voidable or unenforceable against such Guarantor’s creditors or creditors’ representatives under any applicable fraudulent conveyance, fraudulent transfer or similar act or under Section 544 or 548 of the Bankruptcy Code of 1978, as amended, minus (y) $1.00 (one U.S. Dollar).

1.3 Obligations of Guarantors Absolute, Etc. The obligations of the Guarantors hereunder shall be absolute and unconditional. Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Agent and the Purchasers with respect thereto. The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any Transaction Document;

(b) any change in the time, manner or place of payment of the Guaranteed Obligations;

(c) any amendment or modification of or supplement to the Transaction Documents (including, without limitation, any amendment which would increase the amount of the Guaranteed Obligations), or any furnishing or acceptance of any security, or any release of any security or the release of any Person’s obligations (including without limitation, any Guarantor, the Borrower or any pledgor), with respect to the Guaranteed Obligations;

(d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument, document or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument;

(e) any counterclaim, setoff, recoupment or defense based upon any claim any Guarantor, the Borrower or any pledgor may have against the Agent or any Purchaser;

(f) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Affiliate of the Borrower or any Guarantor or their respective properties or creditors;

(g) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Transaction Documents;

(h) any failure on the part of the Borrower or any Affiliate or any Person that may have been an Affiliate for any reason to perform or comply with any term of the Transaction Documents; or

(i) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

1.4 Continuing Guaranty. This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 7 below.

1.5 Joint and Several Liability. Each and every representation, warranty, covenant and agreement made by the Guarantors, or any of them, under this Agreement shall be and constitute joint and several obligations of all of the Guarantors, whether or not so expressly stated herein.

1.6 Waivers. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non-performance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Agent or any Purchaser in the enforcement of its rights hereunder or under the Transaction Documents; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Guaranteed Obligations; (e) notice of any of the matters referred to in subsection 1.3 hereof; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement to the fullest extent permitted by law. Without limiting the foregoing, the Agent and the Purchasers shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrower, any other Guarantor or any other Person, or against the collateral security, for the Guaranteed Obligations. No failure on the part of the Agent or the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Each Guarantor hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Guaranteed Obligations or any security therefor unless and until all the Guaranteed Obligations are paid in full. EACH GUARANTOR’S WAIVERS UNDER THIS SECTION 1.6 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GUARANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

2.	Expenses.

Whether or not the transactions contemplated by this Agreement are fully consummated, each Guarantor and the Borrower shall promptly pay (or reimburse, as the Agent may elect) all costs and expenses which the Agent has incurred or may incur in connection with the negotiation, preparation, reproduction, interpretation, administration and enforcement of this Agreement and all amendments, waivers, modifications and supplements hereto and the collection of all amounts due hereunder, including, without limitation, reasonable fees of counsel to the Agent.

3.	Representations and Warranties.

The Guarantors hereby jointly and severally represent and warrant that each of the representations and warranties relating to them set forth in any Transaction Document is incorporated herein by reference and is true and correct on and as of the date hereof.

4.	Covenants.

Each of the covenants and agreements of the Borrower which are set forth or incorporated in any of the Transaction Documents and which are expressly applicable or refer to the “Subsidiaries” of Borrower or otherwise refer to any Guarantors are hereby incorporated by reference as though set forth herein in their entirety, and each Guarantor hereby agrees to perform and abide by each such covenant and agreement which purports to be applicable to it.

5.	Additional Parties.

Except as otherwise provided in the Transaction Documents, the Guarantors shall at all times constitute all of the direct and indirect Subsidiaries of Borrower (other than Nestor Interactive, Inc. (“NII”), but only so long as NII is inactive and has no significant assets other than net operating losses). If any Person becomes such a Subsidiary after the date hereof or, in the case of NII, if it ceases to be inactive or has significant assets other than net operating losses, such Person shall become a Guarantor hereunder, and the Borrower shall cause such Person to signify its acceptance of the terms hereof by execution and delivery to the Agent of one or more counterparts of the Joinder hereto, appropriately dated.

6.	Right of Set-off.

Each Guarantor hereby pledges and gives to each Purchaser a lien and security interest for the amount of the Guaranteed Obligations upon and in the balance of any account maintained by such Guarantor with such Purchaser or any other liability of such Purchaser to such Guarantor. Upon the occurrence of and throughout the period in which the Purchasers reasonably believe there is continuing an Event of Default under the Notes, each Guarantor hereby authorizes each Purchaser to apply any such deposit balances now or hereafter in the possession of such Purchaser to the payment of the Guaranteed Obligations. The provisions hereof shall not be deemed or construed to limit rights of set-off or liens or similar rights which any Purchaser may otherwise have by reason of applicable Law or other agreement.

7.	Termination of Guaranty.

7.1 Termination of Guaranty Obligations of All Guarantors. At such time as (a) no Purchaser has any Commitment to make further fundings to the Borrower under the terms of the Securities Purchase Agreement and (b) all the Guaranteed Obligations in respect of the Notes have been indefeasibly paid and/or performed in full (including the conversion in full of the Notes), then the guaranty provided for herein and this Agreement shall terminate, provided, however, that (i) all indemnities of the Guarantors or the Borrower contained in this Agreement or any Transaction Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement, and (ii) the guaranty provided for herein shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Purchaser upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

7.2 Termination of Guaranty Obligations of Sold Guarantors. Effective upon the closing of a sale or other disposition by the Borrower or any Subsidiary of the Borrower of all the outstanding capital stock of, or all partnership interests or all other equity interests in, any of the Guarantors hereunder (any Guarantor being so sold is hereinafter the “Sold Guarantor”) in conformity with the provisions of the Securities Purchase Agreement and the Notes, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, the obligations of that Sold Guarantor hereunder (including, without limitation, obligations under Section 9 below) shall terminate. However, all the obligations of the other Guarantors hereunder shall remain in full force and effect.

8.	Miscellaneous.

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions thereof).

8.2 Specific Performance. The Borrower and each Guarantor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when the Borrower or such Guarantor shall have failed to comply with any provision hereof, and the Borrower and each Guarantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

8.3 Acknowledgement of Terms of Securities Purchase Agreement and the Notes; Relationship to Securities Purchase Agreement and the Notes. Each Guarantor hereby acknowledges receipt from the Borrower of a correct and complete copy of the Securities Purchase Agreement and the Notes and consents to all of the provisions of the Securities Purchase Agreement and the Notes as in effect on the date of this Agreement and agrees that its consent is not required for any amendments, modifications, restatements or waivers of the Securities Purchase Agreement or the Notes or any of the provisions thereof. If any of the terms hereof are inconsistent with those of the Securities Purchase Agreement or the Notes (including, without limitation, any amendments, restatements, supplements and waivers that the Guarantors have been made aware of), those of the Securities Purchase Agreement or the Notes, as applicable, shall control.

8.4 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent or the Purchasers is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other contract or under law.

8.5 Delay and Non-Waiver. No delay or omission by the Agent or any Purchaser to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

8.6 Successors and Assigns. Except as otherwise provided in the Securities Purchase Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Borrower or any Guarantor and without prior notice. Neither the Borrower nor any Guarantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent. The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants. All promises, covenants and agreements of the Borrower and each Guarantor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person. Notwithstanding the foregoing, if there shall become additional “Guarantors” or if there should be any assignment of any guaranty obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of the Guarantors shall bind the successors and assigns of the Guarantors and any such additional Guarantors, jointly and severally, together with the preexisting Guarantors whether or not such new or additional Guarantors execute the Joinder as set forth in Section 5.

8.7 Amendments and Waivers. This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents. The Purchasers holding 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto. The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

8.8 Notices and Communications. Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase Agreement and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

8.9 Headings; Counterparts. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

8.10 Severability. If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction. Without limiting the generality of the foregoing, any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction or as against any Guarantor shall not affect the validity, legality or enforceability of any other terms hereof or in any other jurisdiction or against any other Guarantor.

9.	Indemnification.

Each Guarantor, jointly and severally, shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the guarantees provided herein except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.

10.	Jurisdiction; Waiver of Jury Trial.

For the purpose of any action that may be brought in connection with this Agreement, the Borrower and each Guarantor hereby consents to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower or Guarantor at the address provided for in Section 8.8. Service so made shall be deemed to be completed upon actual receipt at the address specified in said section. The Borrower and each Guarantor waives the right to contest the jurisdiction and venue of the courts located in the county of New York, State of New York on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of New York, State of New York, or (b) any other Purchaser other than in a state within the United States designated by such Purchaser. The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty and Suretyship Agreement on the date and year first above written.

Borrower:

NESTOR, INC.

By:
Name:
Title:
	Address:	42 Oriental Street Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Benjamin M. Alexander, Esq.

Guarantors:

NESTOR TRAFFIC SYSTEMS, INC.

By:
Name:
Title:
	Address:	42 Oriental Street Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Benjamin M. Alexander, Esq.

CROSSINGGUARD, INC.

By:
Name:
Title:
	Address:	42 Oriental Street Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Benjamin M. Alexander, Esq.

[Signature Page to Guaranty and Suretyship Agreement]

Agent:

U.S. BANK NATIONAL ASSOCIATION

By:
Name: Title:

U.S. Bank National Association Corporate Trust Services 225 Asylum Street, 23rd Floor Hartford, CT 06103 Telephone: (860) 241-6859 Facsimile: (860) 241-6881 Attention: Arthur Blakeslee

[Signature Page to Guaranty and Suretyship Agreement]

JOINDER

The undersigned acknowledges that it is a Guarantor under the Guaranty and Suretyship Agreement, dated May [            ], 2006 made by and among Nestor, Inc. (the “Borrower”) and the subsidiaries of the Borrower designated as “Guarantors” on the signature lines thereto in favor of [                    ] as collateral agent for the Purchasers (as defined in the Securities Purchase Agreement referred to therein), and hereby agrees to be bound by the foregoing Guaranty and Suretyship Agreement and to perform the covenants applicable to Guarantors contained or incorporated therein, and hereby confirms the accuracy of the representations and warranties made or incorporated therein insofar as such representation and warranties purportedly relate to the undersigned.

[ ]

By:
Name: Title: Address: Phone No.: Fax No.: Attention:

EXHIBIT E

BORROWER/SUBSIDIARY PLEDGE AGREEMENT

THIS BORROWER/SUBSIDIARY PLEDGE AGREEMENT (this “Agreement”) is made as of the [            ] day of May, 2006, by and between Nestor, Inc., a Delaware corporation (the “Borrower”), Nestor Traffic Systems, Inc., a Delaware corporation (“NTS”), and CrossingGuard, Inc., a Delaware corporation (“CGI”), and U.S. Bank National Association, as collateral agent for the Purchasers (as that term is defined in the Securities Purchase Agreement referred to below) (together with its successors and assigns in such capacity, the “Agent”). NTS, CGI and the Borrower are each referred to herein individually as a “Pledgor” and collectively as the “Pledgors.”

Background

On May 24, 2006 the Purchasers and the Agent have entered into a Securities Purchase Agreement (as amended, extended, supplemented, restated, or otherwise modified from time to time, the “Securities Purchase Agreement”) with the Borrower, pursuant to which the Purchasers agreed to purchase the Notes from the Borrower on the terms and conditions described therein.

One of the prerequisites to the Purchasers entering into the Securities Purchase Agreement is that the Pledgors shall have entered into this Agreement and shall have granted to the Agent for the benefit of the Purchasers a security interest in the Collateral (as defined below) to secure its obligations under the Securities Purchase Agreement and certain related documents and agreements as more fully set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

1. DEFINITIONS.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Securities Purchase Agreement or the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

“Collateral” shall mean:

(a) all Investment Property, Securities Entitlements and General Intangibles respecting ownership and/or other equity interests in each Subsidiary of a Pledgor, but in any event shall include, include, without limitation, the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other equity interests of any Subsidiary of a Pledgor obtained in the future by a Pledgor or in which a Pledgor shall have any rights, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights of a Pledgor to receive monies due and to become due pursuant thereto and all other rights related to the Pledged Securities (all the foregoing being referred to herein as “Pledged Interests”);

(b) all rights under the Organizational Documents of any Subsidiary of a Pledgor and all other agreements related to the Pledged Securities, as such documents and agreements may be amended, modified, supplemented and/or restated from time to time, and all rights of the Pledgors to receive monies due and to become due pursuant thereto;

(c) all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

(d) all Proceeds of the Pledged Securities and Pledged Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Interests or other property.

“Event of Default” has the meaning given to such term in the Notes.

“Law” shall mean all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and order of courts or governmental authorities and all orders and decrees of all courts and arbitrators.

“Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity)

and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to a Pledgor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever, cash and non-cash) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, (e) any dividends or other distributions associated with the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” shall mean, collectively, the following obligations of the Grantors, whether now existing or hereafter incurred:

(a) (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes, and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an “Insolvency Proceeding”) involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreement or any of the Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, proposed changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, the term “but in any event shall include” shall be construed to mean that each specifically enumerated item is included in the defined category whether or not it would otherwise be so included. For example, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform

Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2. CREATION OF SECURITY INTEREST.

As security for the payment and performance in full of the Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the benefit of the Purchasers, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, to have and to hold the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; subject, however, to the terms, covenants and conditions hereinafter set forth.

3. DELIVERY OF COLLATERAL.

3.1 At Time of Execution of Agreement. Contemporaneously with the execution of this Agreement or, in any event, prior to the Closing Date, the Pledgors shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, (b) any and all certificates and other instruments or documents representing any of the other Collateral and (c) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements. The Pledgors are, contemporaneously with the execution hereof, delivering to the Agent, or have previously delivered to the Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

3.2 Subsequent Delivery of Collateral. If any Pledgor shall become entitled to receive or shall receive any securities or other property in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Pledgor agrees to deliver to the Agent such securities or other property, including, without limitation, shares of Pledged Securities or instruments representing Pledged Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Pledgor or any Subsidiary of the Pledgor but excluding dividends and interest permitted to be retained by the Pledgor under Section 5 hereof:

(a) to accept the same as the agent of the Purchasers;

(b) to hold the same in trust on behalf of and for the benefit of the Purchasers; and

(c) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement, as additional Collateral.

4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

4.1 Representations and Warranties. Each Pledgor represents and warrants that each representation and warranty set forth in the Transaction Documents that relates to or refers to the Pledgor or the Collateral (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof. Without limiting the generality of the foregoing, each Pledgor further represents and warrants that:

(a) The Pledged Securities are not subject to any Organizational Document, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Agreement.

(b) The capital stock and other equity interests listed on Schedule I hereto represent all of the capital stock and other equity interests of the Subsidiaries of the Pledgors held by the Pledgors in any Subsidiary of the Pledgors.

(c) The jurisdiction of formation and the chief executive office of the Pledgors and the other offices or places of business of the Pledgors or any offices where records concerning the Collateral are kept are set forth on Schedule II hereto. No Pledgor is known by any other name except the name appearing on the signature page hereof.

(d) Each Pledgor has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by Law or by its Organizational Documents) to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the authorized, valid and legally binding obligations of each Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Pledgors are the legal and beneficial owners of the Pledged Securities as reflected on Schedule I, free and clear of any Lien except for the security interests created by this Agreement.

(f) The pledge of the Pledged Securities pursuant to this Agreement and the filing of the necessary financing statements (which filings have been duly made or will be made substantially simultaneously with the execution of this Agreement) create a valid and perfected first priority security interest in the Collateral securing payment of the Secured Obligations.

(g) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the Uniform Commercial Code and are not held in a securities account or by any financial intermediary.

4.2 Survival of Representations and Warranties. All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Agreement and shall continue until this Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent or any Purchaser.

5. VOTING; DIVIDENDS.

5.1 Rights Prior To Default. Other than during the existence of an Event of Default:

(a) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents.

(b) Subject to and limited by the provisions set forth in the Securities Purchase Agreement and the other Transaction Documents, each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all:

(i) dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral, except as specifically permitted by the Securities Purchase Agreement, shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Agent on behalf of the Purchasers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

The Agent shall execute and deliver to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which they are authorized to receive and retain pursuant to paragraph (ii) above.

5.2 Rights Upon Redemption Event. Upon the occurrence of any event pursuant to which the Pledgor may be entitled to receive payment in exchange for the Pledged Securities pursuant to redemption rights, a put option or otherwise,

(a) Any funds payable to holders of the applicable Pledged Securities (a “Redemption Payment”) shall be paid over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations; and

(b) If a Pledgor for any reason receives all or any portion of a Redemption Payment, such Pledgor shall receive it in trust for the benefit of the Purchasers, shall segregate it from other funds of the holder, and shall pay it over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations.

5.3 Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below:

(a) Subject to Section 11 below, (i) upon notice to a Pledgor by the Agent, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and (ii) all rights of such Pledgor to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.

(b) All dividends, interest and other payments which are received by a Pledgor contrary to the provisions of paragraph (a) of this subsection 5.3 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

5.4 Liability of Agent and of the Purchasers. Nothing in this Agreement shall be construed to subject the Agent or any Purchaser to liability as a partner in any Subsidiary of the Pledgor that is a partnership or as a member in any Subsidiary of the Pledgor that is a limited liability company, nor shall the Agent or any Purchaser be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of such a Subsidiary or otherwise, unless and until the Agent exercises its right to be substituted for the Pledgor as a partner or member, as applicable, pursuant hereto.

6. COVENANTS OF PLEDGOR.

6.1 Transaction Documents; Voting; Sales. Each of the covenants and agreements which is set forth or incorporated in the Transaction Documents and which is applicable to a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and each Pledgor agrees to perform and abide by each such covenant and agreement. Without limiting the generality of the foregoing and in furtherance thereof, each Pledgor shall vote the Pledged Securities to comply with the covenants and agreements set forth in the Transaction Documents. Without limiting the generality of the foregoing, no Pledgor shall sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in connection with a sale or other disposition permitted under the provisions of the Securities Purchase Agreement or the other Transaction Documents.

6.2 Proceeds of Collateral Disposition. During the continuance of an Event of Default, at the Agent’s request, each Pledgor having Pledged Securities shall establish and maintain at all times a trust account with the Agent, and all Proceeds not required to pay down the Secured Obligations in accordance with the Transaction Documents, before or after an Event of Default, shall be deposited directly and immediately into such account. The Pledgors shall be responsible for all costs and fees arising with respect to such account at the standard rates. The Pledgors expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Secured Obligations.

6.3 Notice of Changes in Representations. A Pledgor shall notify the Agent in advance of any event or condition which would cause any representation and warranty set forth in Section 4.1 above to fail to be true, correct and complete.

6.4 Defense of Title. Each Pledgor shall defend its and the Agent’s respective title and interest in and to the Collateral against all Liens except Permitted Liens.

6.5 Additional Pledgor. At any time after the date of this Agreement, if Nestor Interactive, Inc. (“NII”) ceases to be inactive or has significant assets other than net operating losses, it shall become a Pledgor hereunder and the Borrower shall cause NII to signify its acceptance of the terms hereof by execution and delivery to the Agent of a counterpart of this Agreement, as then in effect.

7. FURTHER ASSURANCES.

Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors and their Subsidiaries, the Pledgors will, and will cause their Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

8. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES.

8.1 Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as such Event of Default is continuing, each Pledgor hereby appoints the Agent as its true and lawful agent, proxy and attorney-in-fact for the purpose of carrying out this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of such Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to such Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by a Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents to which each Pledgor or any Subsidiary of a Pledgor is subject or to which any is a party.

8.2 Filing of Financing Statements and Preservation of Interests. Each Pledgor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (or similar documents required by any laws of any applicable jurisdiction), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein all without signature (except to the extent such signature is required under the laws of any applicable jurisdiction) and ratifies all such actions taken by the Agent.

8.3 Registration of Securities. Each Pledgor and each Subsidiary of a Pledgor shall register the pledge of the shares included in the Collateral in the name of the Agent on the books of such Pledgor or such Subsidiary. Upon the occurrence of an Event of Default, each Pledgor and each Subsidiary of a Pledgor shall at the direction of the Agent register the shares included in the Collateral in the name of the Agent on the books of such Pledgor and such Pledgor’s Subsidiaries.

8.4 Performance of Pledgor’s Duties. In furtherance, and not by way of limitation, of the foregoing subsections 8.1 and 8.2, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by such Pledgor and its Subsidiaries; provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.

8.5 Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 8 or elsewhere in this Agreement may be performed by agents or employees of the Agent.

9. STANDARD OF CARE.

9.1 In General. No act or omission of any Purchaser (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of the Pledgors or any claim or action against any such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Purchaser (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

9.2 Reliance on Advice of Counsel. In taking any action under this Agreement, the Agent shall be entitled to rely upon the advice of counsel of the Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

9.3 No Obligation To Act. The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreement. No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.

9.4 Action by Agent. Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.

10. DEFAULT.

10.1 Certain Rights Upon Default. In addition to any other rights accorded to the Agent and the Purchasers hereunder, upon the occurrence and during the continuation of an Event of Default:

(a) The Agent shall be entitled to receive any interest, cash dividends or other payments on the Collateral and, at the Agent’s option, to exercise in the Agent’s discretion all voting rights pertaining thereto as more fully set forth in Section 5 above. Without limiting the generality of the foregoing, the Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Pledgors or any Subsidiary of a Pledgor.

(b) Each Pledgor and each Subsidiary of a Pledgor shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

(c) The Agent shall have all of the rights of a Purchaser under the Uniform Commercial Code and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least five (5) Business Days written notice to the Pledgors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. The Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee’s name. The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys’ fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Secured Obligations, and to pay any remaining proceeds to the applicable Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

(d) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and the applicable Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after the Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Obligations paid in full.

(e) The Agent shall have the right, with full power of substitution either in the Agent’s name or the name of any Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

(f) The Agent shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of a Pledgor or a Subsidiary of a Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.

10.2 Agent May Exercise Less Than All Rights. Each Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

10.3 Duties of Pledgors and Subsidiaries of the Pledgors With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called “Transferee”) or shall purchase or retain all or any of the Collateral, each Pledgor and each Subsidiary of such Pledgor shall:

(a) Deliver to the Agent or Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of such Pledgor and each Subsidiary of such Pledgor;

(b) Use its best efforts to obtain resignations of the persons then serving as officers and directors of such Pledgor and each Subsidiary of such Pledgor, if so requested; and

(c) Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

11. SECURITIES LAW PROVISION.

Each Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Each Pledgor and each Subsidiary thereof shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by the Agent) applicable to the sale of the Collateral by the Agent.

12. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGORS.

12.1 Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the terms of the Transaction Documents or any other instrument or document relating hereto or thereto, (b) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of any terms related thereto, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or any other Person in respect of the Secured Obligations or in respect of this Agreement or any other Transaction Document or any obligations hereunder or thereunder.

12.2 No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of the Pledgors or any other Person or against or in payment of any or all of the Obligations.

12.3 Waiver with Right of Subrogation, Etc. The Pledgors acknowledge that until all the Obligations shall have been indefeasibly paid in full, the Pledgors shall have no right (and hereby waive any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Pledgor and any Subsidiary of a Pledgor, arising out of remedies exercised by the Agent hereunder.

12.4 Compliance with Organizational Documents. To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner, member, shareholder or other equity owner, as applicable, of any Subsidiary of a Pledgor or compliance with any provisions of the Organizational Documents of any Subsidiary of such Pledgor, such Pledgor hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

12.5 Waivers. Each Pledgor hereby waives notice of acceptance of this Agreement. Each Pledgor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the other Transaction Documents. Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Transaction Document; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or in any other Transaction Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

12.6 Acknowledgment Regarding Waivers. EACH PLEDGOR’S WAIVERS UNDER THIS SECTION 12 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH PLEDGOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

13. NON-WAIVER AND NON-EXCLUSIVE REMEDIES.

13.1 Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Transaction Document or under law.

13.2 Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

14. NO IMPLIED WAIVERS. No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between a Pledgor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have. No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

15. EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS.

If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of their class, designation, preference or rights) or other instruments that may be converted into voting equity ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements of the issuer or any Pledgor to the contrary.

16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated pursuant to Section 16 below, (b) be binding upon each Pledgor, its successors and assigns and (c) inure to the benefit of the Agent, the Purchasers and their respective successors, transferees and assigns provided, however, that no Pledgor shall be permitted to transfer any of its obligations hereunder except as otherwise permitted by the Securities Purchase Agreement.

17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL.

17.1 Termination of Agreement. At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid in full (including the conversion in full of the Notes), then this Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2.

17.2 Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgors, or to such Person or Persons as the Pledgors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Pledgors.

17.3 Release of Certain Collateral. Effective upon the closing of a sale or other disposition of any Collateral and the application of proceeds in conformity with the provisions of the Securities Purchase Agreement, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the assets which are the subject of the sale or other disposition (the “Sold Collateral”) shall terminate. The Agent shall thereupon reassign and deliver to the applicable Pledgors, or to such Person as such Pledgors shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of such Pledgors.

18. PAYMENT OF COSTS AND EXPENSES; INDEMNITIES. Without limiting any other cost reimbursement or expense reimbursement provisions in the Transaction Documents,

18.1 Payment of Costs and Expenses. Upon demand, the Pledgors shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (a) the administration of this Agreement (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (d) the failure of the Pledgors to perform or observe any of the provisions hereof.

18.2 Fees. Each Pledgor shall, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as the Agent as may be agreed upon from time to time between the Agent and the Pledgors.

18.3 Indemnification. Each Pledgor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.

18.4 Taxes. Each Pledgor shall pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).

18.5 Additional Obligations. Any amounts payable pursuant to this Section 18 shall be additional Secured Obligations secured hereby.

19. MISCELLANEOUS PROVISIONS.

19.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

19.2 Specific Performance. Each Pledgor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when a Pledgor shall have failed to comply with any provision hereof, and each Pledgor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

19.3 Successors and Assigns. Except as otherwise provided in the Securities Purchase Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Pledgors and without prior notice. No Pledgor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreement. The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants. All promises, covenants and agreements of each Pledgor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person. Notwithstanding the foregoing, if there is any assignment of any obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of a Pledgor shall bind the successors and assigns of such Pledgor, jointly and severally (if applicable), together with the pre-existing Pledgor whether or not such new Pledgor shall execute a joinder to this Agreement.

19.4 Amendments and Waivers. This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents. The Purchasers holding 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto. The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

19.5 Notices and Communications. Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase

Agreement and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

19.6 Headings; Counterparts. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

19.7 Severability. Every provision of this Agreement is intended to be severable. If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability of any term or provision in this Agreement in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

19.8 Relationship with Securities Purchase Agreement. To the extent that any provision of this Agreement is inconsistent with any provision of the Securities Purchase Agreement, the terms of the Securities Purchase Agreement shall control.

19.9 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial. For the purpose of any action that may be brought in connection with this Agreement, each Pledgor hereby consents to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Pledgor at the address provided for in Section 19.5 (Notices and Communications). Service so made shall be deemed to be completed upon actual receipt at the address specified in said section. Each Pledgor waives the right to contest the jurisdiction and venue of the courts located in the county of New York, State of New York on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of New York, State of New York, or (b) any Purchaser other than in a state within the United States designated by such Purchaser. The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:	NESTOR, INC.

By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
Phone No.: 401-274-5658x738
Fax No. 401-274-5707
Attention: Benjamin M. Alexander, Esq.

PLEDGOR:	NESTOR TRAFFIC SYSTEMS, INC.

By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
Phone No.: 401-274-5658x738
Fax No. 401-274-5707
Attention: Benjamin M. Alexander, Esq.

PLEDGOR:	CROSSINGGUARD, INC.

By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
Phone No.: 401-274-5658x738
Fax No. 401-274-5707
Attention: Benjamin M. Alexander, Esq.

[Signature Page to Borrower/Subsidiary Pledge Agreement]

AGENT:	U.S. BANK NATIONAL ASSOCIATION in its capacity as Agent

By:
Name:
Title:

Notice Information

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Telephone: (860) 241-6859
Facsimile: (860) 241-6881
Attention: Arthur Blakeslee

[Signature Page to Borrower/Subsidiary Pledge Agreement]

Schedule I

Pledged Securities

Schedule II

Locations of Pledgors

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May       , 2006, by and among Nestor, Inc., a Delaware corporation (the “Company”), and the undersigned buyers (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement, dated as of May 24, 2006, by and among the Company and the Buyers (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i) the Company’s 7.0% Senior Secured Convertible Notes (the “Notes”), which will be convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), in accordance with the terms of the Notes and (ii) warrants (the “Warrants”) which will be exercisable to purchase shares of Common Stock (as exercised collectively, the “Warrant Shares”).

B. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

b. “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

c. “Effective Date” means the date the Registration Statement has first been declared effective by the SEC.

d. “Effectiveness Deadline” means the date which is (i) in the event that the Registration Statement is not subject to full review by the SEC, 60 calendar days after the Filing Deadline or (ii) in the event that the Registration Statement is subject to full review by the SEC, 90 calendar days after the Filing Deadline.

e. “Filing Deadline” means the earlier of (i) 10 calendar days after the Company’s receipt of Stockholder Approval and (ii) July 17, 2006.

f. “Investor” means a Buyer or any transferee or assignee thereof to whom a Buyer or another Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

g. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

h. “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

i. “Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) any share capital of the Company issued or issuable with respect to the Notes, the Conversion Shares, the Warrant Shares or the Warrants as a result of any split, dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Notes or exercise of the Warrants and (iv) any share capital of the Company issued or issuable upon a repurchase, redemption or similar transaction with respect to the Notes.

j. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

k. “Required Holders” means the holders of at least 75% of the Registrable Securities.

l. “Required Registration Amount” means 120% of the number of Registrable Securities issued and issuable pursuant to the Notes and Warrants as of the trading day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Notes or exercise of the Warrants).

m. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

n. “SEC” means the United States Securities and Exchange Commission.

2. Registration.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30am on the Business Day immediately following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities to one or more Investors, each transferee Investor shall be allocated a pro rata portion of the number of Registrable Securities included in such Registration Statement for such transferor Investor at the time of transfer. Any shares of Common Stock included in a Registration Statement that remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

c. Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select two legal counsel to review and oversee any registration pursuant to this Section 2 (collectively, the “Legal Counsel”), which shall be Schulte Roth & Zabel LLP and Drinker Biddle & Reath LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration

Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than 30 days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities or an Investor’s allocated portion of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the Required Registration Amount as of such time. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that the Notes are then convertible for shares of Common Stock at the then prevailing Conversion Price (as defined in the Notes) and the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.5% of the aggregate Purchase Price (as defined in the Securities Purchase Agreement) of such Investor’s Notes relating to the Registrable Securities required to be included in such Registration Statement on each of the following dates: (i) on every 30th day after the day of a Filing Failure and thereafter (pro rated for periods totaling less than 30 days) until such Filing Failure is cured; (ii) on every 30th day after the day of an Effectiveness Failure and thereafter (pro rated for periods totaling less than 30 days) until such Effectiveness Failure is cured; (iii) on every 30th day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than 30 days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the 30th day after the event or failure giving rise to the Registration Delay Payments has occurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of two percent per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, in no event shall the aggregate amount of Registration Delay Payments payable to any Investor exceed, in the aggregate, 10% of the aggregate Purchase Price of such Investor’s Notes.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall submit to the SEC, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Securities

Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c. The Company shall (A) permit Legal Counsel and each Investor to review and comment upon (i) a Registration Statement at least three Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q, Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel or any Investor reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material non-public information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

h. If, after the execution of this Agreement, an Investor believes, after consultation with its legal counsel, that it could reasonably be deemed to be an underwriter of Registrable Securities, at the request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Investor.

i. If after the execution of this Agreement an Investor believes, after consultation with its legal counsel, that it could reasonably be deemed to be an underwriter of Registrable Securities, at the request of such Investor, the Company shall make available for inspection by (i) such Investor, (ii) its legal counsel and (iii) one firm of accountants or other agents retained by all such Investors (collectively, the “Inspectors”) during regular business hours and upon reasonable notice, all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such amounts as the Investors may reasonably request and registered in such names as the Investors may request.

m. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

n. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

p. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q. Within two Business Days after a Registration Statement that covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit B.

r. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 20 consecutive days and no more than two Grace Periods shall occur during any 365 day period and the first day of any Grace Period must be at least two trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 2(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

s. The Company shall use its best efforts to maintain the eligibility of its registration statement on Form S-3 so that it is available for the registration of the resale of Registrable Securities.

4. Obligations of the Investors.

a. At least five Business Days prior to the first anticipated filing date of a Registration Statement other than the initial Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of notice that the supplemented or amended prospectus contemplated by Section 3(f) has been filed with the SEC or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common

Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) and for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and Legal Counsel, up to a maximum of $5,000 each per Legal Counsel, shall be paid by the Company.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such Indemnified Damages are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in strict conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company to such Indemnified Person pursuant to Section 3(c); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Investor expressly for use in the Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities that is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No amendment shall be effective against any holder of Registrable Securities without the consent of such holder if such amendment adversely effects the rights of such holder hereunder. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. Miscellaneous.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Nestor, Inc.

42 Oriental Street

Providence, RI 02908

Telephone:     (401) 274-5658

Facsimile:      (401) 274-5707

Attention:       Benjamin M. Alexander, Esq.

With a copy to:

Hinckley, Allen & Snyder LLP

50 Kennedy Plaza, Suite 1500

Providence, RI 02903

Telephone:     (401) 274-2000

Facsimile:      (401) 277-9600

Attention:       Margaret D. Farrell, Esq.

If to Legal Counsel:

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103

Telephone:     (215) 988-2880

Facsimile:      (215) 988-2757

Attention:       Stephen T. Burdumy, Esq.

and

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:     (212) 756-2000s

Facsimile:      (212) 593-5955

Attention:       Eleazer N. Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except to the extent set forth in Section 6.

m. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: NESTOR, INC.

By:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name: Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

[OTHER BUYERS]

By:
Name: Title:

SCHEDULE OF BUYERS

Buyer	Buyer’s Address and Facsimile Number	Buyer’s Representative’s Address and Facsimile Number

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	c/o RG Capital Management, L.P. 3 Bala Plaza – East, Suite 501 Bala Cynwyd, PA 19004 Attention: Gerald Stahlecker Facsimile: (610) 617-5900 Telephone: (610) 617-0570 Residence: Cayman Islands	Drinker Biddle & Reath LLP One Logan Square 18th and Cherry Streets Philadelphia, Pennsylvania 19103-6996 Attn: Stephen T. Burdumy Telephone: (215) 988-2880 Facsimile: (215) 988-2757

LBI Group, Inc.	Lehman Brothers Inc. 399 Park Avenue, 9th Floor New York, NY 10022	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer N. Klein, Esq. Telephone: (212) 756-2000 Facsimile: (212) 593-5955

Kamunting Street Master Fund, Ltd.	c/o Kamunting Street Capital Management 140 East 45th Street, 15th Floor New York, NY 10017

Tribeca Global Convertible Investments Limited	c/o Tribeca Global Management 731 Lexington Avenue, 24th Floor New York, NY 10022

Capital Ventures International	c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111

Evolution Master Fund Ltd. SPC, Segregated Portfolio M	c/o Evolution Capital Management, LLC 1132 Bishop Street, Suite 1880 Honolulu, HI 96813

Smithfield Fiduciary, LLC	c/o Highbridge Capital Management 9 West 57th Street, 27th Floor New York, NY 10151

Dolphin Offshore Partners, L.P.	c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003

EXHIBIT A

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders consists of the shares of common stock issuable upon conversion of the notes and issuable upon exercise of the warrants. For additional information regarding the issuance of the notes and warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the notes and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the notes and warrants issued pursuant to the Securities Purchase Agreement, as of             , 200_, assuming conversion of the notes and exercise of the warrants held by the selling stockholders on that date, after giving effect to certain limitations included in the notes and the warrants, which are discussed below. As a result of these limitations, the beneficial ownership information for certain of the selling stockholders reflects the maximum number of shares that are beneficially owned by those selling stockholders after giving effect to these provisions and such beneficial ownership information does not include all of the shares that may be sold by such selling stockholders pursuant to this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of at least 120% of the number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the notes and the exercise price of the warrants may be adjusted in certain circumstances, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the notes or exercise of the warrants that have not been exercised. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio			0

LBI Group, Inc.			0

Kamunting Street Master Fund, Ltd.			0

Tribeca Global Convertible Investments Limited			0

Capital Ventures International			0

Evolution Master Fund Ltd. SPC, Segregated Portfolio M			0

Smithfield Fiduciary, LLC			0

Dolphin Offshore Partners, L.P.			0

(1)	[ ]

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $[        ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT B

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Transfer Agent]

[Address]

Attention:

Re:	Nestor, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Nestor, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares of its common stock, par value $.01 per share (the “Shares”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on              , 200  , the Company filed a Registration Statement on Form S-3 (File No. 333-            ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated              , 2006.

Very truly yours,

By:

CC:	[LIST NAMES OF HOLDERS]

EXHIBIT G

[FORM OF LETTER OF CREDIT]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ISSUING BANK:	MAY , 2006

CITIZENS BANK OF RHODE ISLAND

APPLICANT:

NESTOR, INC.
42 Oriental Street
Providence, RI 02908

BENEFICIARY:

U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Arthur Blakeslee

AMOUNT/CURRENCY:

Up to U.S. $3,997,000.00
Up to Three Million Nine Hundred Ninety-seven
Thousand and no/l00 U.S. Dollars

DATE AND PLACE OF EXPIRY:

May 25, 2008 at the Issuing Bank

Ladies and Gentlemen:

At the request and on the instructions of our customer, NESTOR, INC., a Delaware corporation (the “Company”), CITIZENS BANK OF RHODE ISLAND (the “Bank”) hereby establishes this Irrevocable Standby Letter of Credit in your favor as Collateral Agent for the benefit of the holders of the Notes (as defined below) (the “Holders”) issued under that certain Securities Purchase Agreement dated as of May 24, 2006 (the “SPA”) among you, the initial purchasers of the Company’s Senior Secured Convertible Notes (the “Notes”) and the Company, amounts not exceeding Three Million Nine Hundred Ninety-seven Thousand and 00/100 U.S. Dollars (USD3,997,000.00).

Subject to all of the terms and conditions contained herein, the Bank irrevocably authorizes you to draw, available by your draft at sight, in the form of Annex 1 hereto, upon the terms and conditions hereunder set forth on the Bank under this Letter of Credit, up to an aggregate amount not to exceed the Stated Amount (as such term is hereinafter defined and described) as adjusted from time to time in accordance with the provisions hereof. However, in no event will the Bank’s commitment under this Letter of Credit exceed an aggregate amount of Three Million Nine Hundred Ninety-seven Thousand Dollars ($3,997,000.00). Each drawing honored by the Bank hereunder shall pro tanto reduce the Stated Amount.

As used herein:

(a) “A-Drawing” means a draw made by you under this Letter of Credit to pay the accrued but unpaid Interest (as defined in the Note) on the Notes.

(b) “B-Drawing” means a draw made by you under this Letter of Credit with respect to a payment of amounts due on redemption of the Notes.

(c) “C-Drawing” means a draw made by you under this Letter of Credit with respect to the payment of principal and interest on the Notes following an Event of Default (as defined in the Note).

(d) “Authorized Officer” means any of your purported officers or purported representatives holding the title of President, Vice President or Assistant Vice President.

(f) “Business Day” means a day (i) that is not a Sunday or legal holiday and (ii) that is a day on which banks are not required or authorized to close in Boston, Massachusetts or New York, New York.

(g) “Interest Date” means the first day of each January, April, July and October during the period beginning on the Issue Date and ending on the Expiration Date.

(h) “Stated Amount” means the amount available for draws under this Letter of Credit which will be adjusted from time to time in accordance with the provisions of this Letter of Credit, but in no event will the Stated Amount exceed $3,997,000.00.

(j) “UCP” means the Uniform Customs and Practices for Documentary credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Subject to the other terms and conditions hereof, funds under the Bank’s commitment under this Letter of Credit are available to you upon receipt by the Bank, by delivery in person, registered mail, certified mail, return receipt requested, or overnight courier at the offices of Citizens Bank of Rhode Island at 20 Cabot Road, Mail Stop: MMF470, Medford, MA 02155, Attn:                                                                              , Letter of Credit Section, of a request in respect of a drawing under the Bank’s commitment, appropriately completed in the form of Annex 1 attached hereto, together with:

(a) If the drawing is an A-Drawing, a written certificate in the form of Certificate A attached hereto appropriately completed and signed by an Authorized Officer; or

(b) If the drawing is a B-Drawing, a written certificate in the form of Certificate B attached hereto appropriately completed and signed by an Authorized Officer; or

(c) If the drawing is a C-Drawing, a written certificate in the form of Certificate C attached hereto appropriately completed and signed by an Authorized Officer.

The Bank hereby agrees with you that request for payment hereunder presented in compliance with the terms of this Letter of Credit will be duly honored by the Bank, and that if such request is so presented to the Bank as contemplated above by 11:00 a.m. Boston, Massachusetts time, on a Business Day, payment will be made by 4:00 p.m. Boston, Massachusetts time of that same day. If such request is so presented to the Bank after 11:00 a.m. and not later than 3:30 p.m., Boston, Massachusetts time, on a Business Day, payment will be made by 12:00 noon on the immediately following Business Day. Payments by the Bank will be made to you in immediately available funds by wire transfer as you may direct in your request. All payments under this Letter of Credit will be made with our own funds.

If a request for payment made by you hereunder does not, in any way, conform to the terms and conditions of this Letter of Credit, then the Bank shall give prompt notice to you that the request was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that the Bank is holding any documents or returning the same to you as the Bank may elect. Upon being notified that the purported negotiation was not effected in accordance with the Letter of Credit, you may attempt to correct any such nonconforming request for payment, if, and to the extent that, you are entitled and able to do so.

Only you or your successor as Collateral Agent may make a drawing under this Letter of Credit. Upon the payment to you or your account of the amount specified in a sight draft drawn hereunder, the Bank shall be fully discharged of its obligation under this Letter of Credit with respect to such sight draft, and the Bank shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight draft to you or any other person who may have made to you or who makes to you a demand for payment of principal of or interest on any Notes. By paying to you an amount demanded in accordance herewith, the Bank makes no representation as to the correctness of the amount demanded.

Notwithstanding any other provision herein, the Bank’s commitment under this Letter of Credit shall terminate in full at, and any draft to be drawn hereinafter must be drawn and presented before, the close of business of the Bank on May 25, 2008 (the “Expiry Date”). This Letter of Credit shall automatically terminate prior to the to the Expiry Date upon the earliest of (a) reduction of the Stated Amount to zero (0); and (b) receipt by the Bank of a certificate signed by an Authorized Officer of the Collateral Agent stating that no Notes remain outstanding. This Letter of Credit shall be promptly surrendered by you to the Bank upon its expiration or termination as specified above.

Except as herein specifically otherwise provided, this Letter of Credit shall be subject to the UCP. This Letter of Credit shall be deemed to be issued under the laws of the State of Rhode Island and shall, as to matters not governed by the UCP, be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of said state.

Except as otherwise provided herein, all notices and other communications provided for herein shall be by express courier, electronic teletransmission (including facsimile transmission), certified mail or delivery in person to an officer of the intended recipient at the address specified below its name on the signature page or first page hereof. All notices and other communications shall be deemed to have been duly given when received.

This Letter of Credit sets forth in full the undertaking of the Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the SPA and the Notes).

CITIZENS BANK OF RHODE ISLAND

By:
Authorized Signature

By:
Authorized Signature

EXHIBIT G

CERTIFICATE A

CERTIFICATE FOR “A-DRAWING”

DATE:

Citizens Bank of Rhode Island

20 Cabot Road

Mail Stop: MMF470

Medford, MA 02155

Attn:
Letter of Credit Section
Mail Code:

Re:	Irrevocable Standby Letter of Credit No.

The undersigned, a duly Authorized Officer of                              (the “Collateral Agent”), hereby certifies to CITIZENS BANK OF RHODE ISLAND (the “Bank”) that:

(A) The Collateral Agent is the Collateral Agent under the SPA for the holders of the Notes.

(B) The Collateral Agent is making a drawing under the above referenced Letter of Credit in the amount of $             with respect to the payment of Interest on the Notes that is payable on the following Interest Date:                                .

(C) The amount drawn on the date hereof shall be paid to the Holders as set forth on Schedule A attached hereto.

As used herein, the terms “SPA” and “Notes” have the respective meanings assigned to such terms in the above-referenced Letter of Credit.

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this Certificate as of      day of                         .

as Collateral Agent

By:
Title:

cc: Nestor, Inc.

Schedule A

To Certificate

Name and Address of Holder	Payment Amount	Wire Instructions
Bank Name: ABA No.: Account No.: Ref. No.:

EXHIBIT G

CERTIFICATE B

CERTIFICATE FOR “B-DRAWING”

DATE:

Citizens Bank of Rhode Island

20 Cabot Road

Mail Stop: MMF470

Medford, MA 02155

Attn:
Letter of Credit Section
Mail Code:

Re:	Irrevocable Standby Letter of Credit No.

The undersigned, a duly Authorized Officer of                              (the “Collateral Agent”), hereby certifies to CITIZENS BANK OF RHODE ISLAND (the “Bank”) that:

(A) The Collateral Agent is the Collateral Agent under the SPA for the holders of the Notes.

(B) The Collateral Agent is making a drawing under the above-referenced Letter of Credit in the amount of $             with respect to the payment of the redemption price of Notes which have been tendered for redemption in accordance with the Notes.

(C) The amount drawn on the date hereof shall be paid to the Holder(s) as set forth on Schedule A attached hereto.

(D) The Company has provided written notice to the undersigned that Notes in the aggregate principal amount of $             have actually been delivered to the Company for redemption pursuant to the terms of the Notes.

As used herein, the terms “SPA” and “Notes” have the respective meanings assigned to such terms in the above-referenced Letter of Credit.

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this Certificate as of      day of                         .

as Collateral Agent

By:
Title:

cc: Nestor, Inc.

Schedule A

To Certificate

Name and Address of Holder	Payment Amount	Wire Instructions
Bank Name: ABA No.: Account No.: Ref. No.:

EXHIBIT G

CERTIFICATE C

CERTIFICATE FOR “C-DRAWING”

DATE:

Citizens Bank of Rhode Island

20 Cabot Road

Mail Stop: MMF470

Medford, MA 02155

Attn:
Letter of Credit Section
Mail Code:

Re:	Irrevocable Standby Letter of Credit No.

The undersigned, a duly Authorized Officer of                              (the “Collateral Agent”), hereby certifies to CITIZENS BANK OF RHODE ISLAND (the “Bank”) that:

(A) The Collateral Agent is the Collateral Agent under the SPA for the holders of the Notes.

(B) The Collateral Agent is making a drawing under the above referenced Letter of Credit in the amount of $            .

(C) An Event of Default under Section 4(a) of the above-referenced Notes has occurred and is continuing.

As used herein, the terms “SPA” and “Notes” have the respective meanings assigned to such terms in the above-referenced Letter of Credit.

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this Certificate as of the      day of                         .

as Collateral Agent

By:
Title:

cc: Nestor, Inc.

ANNEX 1

SIGHT DRAFT

Address:

Date:

FOR VALUE RECEIVED

Pay at sight to:

(U.S. $            )

Charge to account of CITIZENS BANK OF RHODE ISLAND

Irrevocable Standby Letter of Credit No.

dated May     , 2006 (the “Letter of Credit”)

To: Citizens Bank of Rhode Island

20 Cabot Road

Mail Stop: MMF470

Medford, MA 02155

Attn:
Letter of Credit Section
Mail Code:

The sum drawn does not exceed the Stated Amount, as reduced through the date hereof, as provided in the Letter of Credit.

as Collateral Agent

By:
Authorized Officer

EXHIBIT H

FORM OF

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of             , 2006, is entered into by and among NESTOR, INC., a Delaware corporation (the “Company”) and the undersigned stockholder of the Company (the “Stockholder”).

WHEREAS, on May 24, 2006, the Company and certain purchasers (each a “Purchaser” and collectively, the “Purchasers”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company has agreed to issue and sell to the Purchasers, and each Purchaser has agreed to purchase, units, each unit consisting of (i) a secured convertible promissory note (collectively, the “Notes”) in the principal face amount of [$1,000], which Notes shall initially be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) upon the terms set forth in the Notes (with the shares of Company Common Stock issuable upon conversion of or otherwise pursuant to the Notes referred to herein as the “Conversion Shares”), and (ii) a warrant (the “Warrants”) to acquire initially [            ] shares of Company Common Stock (with the shares of Company Common Stock issuable upon exercise of or otherwise pursuant to the Warrants referred to herein as the “Warrant Shares”); and

WHEREAS, the Stockholder is the record holder of voting securities of the Company, which may include, without limitation, any class of preferred, common or other capital stock, share capital or similar equity interest, or any other securities of the Company with voting rights (“Company Voting Securities”);

WHEREAS, the consummation of the transactions contemplated by the Securities Purchase Agreement (the “Transactions”) requires the approval of the stockholders of the Company; and

WHEREAS, in order to induce the Company to enter into the Securities Purchase Agreement, the Stockholder is willing, on the terms and subject to the conditions set forth herein, to agree to vote the Company Voting Securities held by it in favor of the Transactions and as otherwise may be necessary to facilitate the consummation of the Transactions, including, without limitation, (i) approving an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Company Common Stock to at least [            ], and (ii) approving the issuance of shares of Company Common Stock upon conversion of the Notes and exercise of the Warrants (including, in each case, any shares issuable as a result of antidilution adjustments pursuant to the terms of the Notes or Warrants) or as otherwise contemplated by the terms of the Notes and Warrants, in each case in excess of [            ]1 shares.

[1]	19.99% of the Company’s outstanding shares of Common Stock on the Closing Date.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Representations of the Stockholder. The Stockholder represents and warrants to the Company that (i) the Stockholder lawfully owns beneficially (as such term is defined in the Securities Exchange Act of 1934, as amended) and of record the number of Company Voting Securities set forth opposite its name on Exhibit A free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement, there are no voting trusts or voting agreements with respect to such shares, (ii) the Stockholder does not beneficially own any Company Voting Securities other than the shares set forth on Exhibit A and, except as described in Exhibit A, does not have any options, warrants or other rights to acquire any additional Company Voting Securities or any security exercisable for or convertible into Company Voting Securities, (iii) the Stockholder has full power and authority to vote all of the Company Voting Securities set forth on Exhibit A and to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder, and (iv) this Agreement has been duly executed and delivered by the Stockholder, constitutes the legal, valid and binding obligation of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

2. Agreement to Vote Shares. The Stockholder agrees that it will vote the Company Voting Securities held of record or beneficially by it (including any New Company Voting Securities (as defined in Section 4 hereof)), or will cause any holder of record of the Company Voting Securities owned beneficially by the Stockholder (including, any New Company Voting Securities), to vote the Company Voting Securities and New Company Voting Securities at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with any written consent of the stockholders of the Company: (a) in favor of consummation of the Transactions and all actions necessary to facilitate the consummation of the Transactions, (b) in favor of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Company Common Stock to at least [                ], (c) in favor of approving the issuance of shares of Company Common Stock upon conversion of the Notes and exercise of the Warrants (including, in each case, any shares issuable as a result of antidilution adjustments pursuant to the terms of the Notes or Warrants) or as otherwise contemplated by the terms of the Notes and Warrants, in each case in excess of [                ]2 shares, (d) against any action or agreement that would result, or would be reasonably likely to result, in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Securities Purchase Agreement or the other Transaction Documents (as such term is defined in the Securities Purchase Agreement) and (e) against any action or agreement contrary to those set forth in this Section 2. The Stockholder will retain the right to vote its Company Voting Securities, in the Stockholder’s sole discretion, on all matters other than those described in this Section 2, and the Stockholder may grant proxies and enter into voting agreements or voting trusts for the Company Voting Securities in respect of such other matters. The Stockholder agrees to deliver to [                ] upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable during the term of this Agreement to the fullest extent permitted under Delaware law.

[2]	19.99% of the Company’s outstanding shares of Common Stock on the Closing Date

3. Transfer and Encumbrance. From the date hereof until the first regularly scheduled or special meeting of the stockholders of the Company at which the matters set forth in Section 2 above are considered, the Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of its Company Voting Securities (including, any New Company Voting Securities) or to grant any other voting rights with respect thereto, unless the transferee agrees in written form satisfactory to the Company to be bound by the terms of this Agreement.

4. Additional Purchases. The Stockholder agrees that it will not purchase or otherwise acquire beneficial ownership of any Company Voting Securities after the execution of this Agreement (“New Company Voting Securities”), nor will it voluntarily acquire the right to vote or share in the voting of any Company Voting Securities, unless the Stockholder agrees to deliver to [                    ] immediately after such purchase or acquisition an irrevocable proxy in the form attached hereto as Exhibit B with respect to such New Company Voting Securities. The Stockholder also agrees that any New Company Voting Securities acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they had been owned by the Stockholder on the date hereof.

5. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law for damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law for damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

6. Capacity of Stockholder. The Stockholder has executed this Agreement solely in such Stockholder’s capacity as a securityholder of the Company and not in such Stockholder’s capacity as an officer, director or employee of the Company or any of its affiliates. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by the Stockholder in such Stockholder’s capacity as an officer, director or employee of the Company or any of its affiliates.

7. Third Party Beneficiaries. It is specifically agreed by and between the Company and the Stockholder that the Purchasers shall be third party beneficiaries under the terms and provisions of this Agreement.

8. Entire Agreement. As between the Stockholder and the other parties hereto, this Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. As between parties hereto other than the Stockholder, nothing herein shall in any way affect the agreements or other arrangements into which such other parties have entered relative to the Securities Purchase Agreement and the Transactions. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Notice. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

If to the Company:

Nestor, Inc.

42 Oriental Street

Providence, Rhode Island 02908

Attention: Benjamin M. Alexander, Esq.

With a concurrent copy to:

Hinckley, Allen & Snyder LLP

1500 Fleet Center

Providence, RI 02903

Attention: Margaret D. Farrell, Esq.

If to the Stockholder, to the address set forth on Exhibit A hereto.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

10. Miscellaneous.

(a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to agreements executed in and solely to be performed within such jurisdiction.

(b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(f) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Securities Purchase Agreement is executed and delivered by the parties thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

NESTOR, INC.

By:
Name:
Title:

STOCKHOLDER:

[Name]

EXHIBIT A

Name and Address of Stockholder	Number of Shares

EXHIBIT B

FORM OF PROXY

The undersigned, for consideration received, hereby appoints [                ] and each of them its proxies, with power of substitution and resubstitution, to vote all securities of the Company, which may include, without limitation, any class of preferred, common or other capital stock, share capital or similar equity interest, or any other securities of Nestor, Inc., a Delaware corporation (the “Company”) with voting rights (“Company Voting Securities”), owned by the undersigned at the Meeting of Stockholders of the Company to be held on [                ] and at any adjournment thereof IN FAVOR OF the transactions contemplated by the Securities Purchase Agreement dated as of [                ], 2006 by and among the Company and each of the purchasers party thereto, and all actions necessary to facilitate the consummation of such transactions, IN FAVOR OF amending the Company’s Certificate of Incorporation to increase the number of authorized shares of Company Common Stock to at least [                ], IN FAVOR OF the issuance of shares of Company Common Stock upon conversion of the Notes and exercise of the Warrants (including, in each case, any shares issuable as a result of antidilution adjustments pursuant to the terms of the Notes or Warrants) or as otherwise contemplated by the terms of the Notes and Warrants, in each case in excess of [                ]3 shares, and AGAINST any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Securities Purchase Agreement or the other Transaction Documents (as such term is defined in the Securities Purchase Agreement). This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable.

Dated as of: [                    ], 2006

[Name]

[3]	19.99% of the Company’s outstanding shares of Common Stock on the Closing Date.

EXHIBIT I

May 17, 2006

Nestor, Inc.

42 Oriental Street

Providence,	Rhode Island 02908

Attention: Benjamin M. Alexander, Esq.

Ladies and Gentlemen:

The undersigned is a director, executive officer and/or stockholder of Nestor, Inc., a Delaware corporation (the “Company”). The undersigned understands that the Company and certain purchasers (each a “Purchaser” and collectively, the “Purchasers”) intend to enter into a Securities Purchase Agreement pursuant to which the Company will issue and sell to the Purchasers, and each Purchaser will purchase, units, each unit consisting of a secured convertible promissory note and a warrant. It is a condition to the Purchasers’ obligations under the Securities Purchase Agreement that you execute and deliver this letter agreement.

In order to induce the Company to enter into the Securities Purchase Agreement and proceed with the transactions contemplated in the Securities Purchase Agreement (the “Transactions”), the undersigned hereby agrees not to, without the Company’s prior written consent, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any securities of the Company, including, without limitation, any class of preferred, common or other capital stock, share capital or similar equity interest, note, bond, debenture, or any rights with respect to any of the foregoing (collectively, “Securities”), (2) enter into any hedging, swap or other derivatives transaction or any other transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, or (3) exercise any demand or other registration rights you may have with respect to any Securities (other than with respect to the registration of 1,237,811 shares of Common Stock sold in a private placement by the Company on January 31, 2006, for which a Registration Statement on Form S-3 was filed on April 21, 2006), in each case for a period beginning as of the date hereof and concluding on June 30, 2007.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Securities owned by him or her, either during his or her lifetime or on death, by gift, will or intestate succession to his or her immediate family or to a trust or limited partnership the beneficiaries or partners of which are exclusively the undersigned and/or a member or members of his or her immediate family, or to a charitable organization that is tax-exempt within the meaning of Section 501(c) of the Internal Revenue Code; provided, however, that in any such case it shall be a condition to such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to, and the transferee agrees to be bound by, the provisions of this letter agreement, and there shall be no further transfer of such Securities, except in accordance with this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned understands that the Company and the Purchasers may proceed with the Transactions in reliance on this letter agreement.

It is specifically agreed by and between the Company and you that the Purchasers shall be third party beneficiaries under the terms and provisions of this letter agreement.

Any obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

2

EXHIBIT J

Written Consent and Waiver and Amendment to Note Agreement

This Written Consent and Waiver And Amendment To Note Agreement (this “Amendment”), dated as of May 12, 2006, is entered into between Nestor, Inc., a Delaware corporation (the “Company”) and the undersigned holder (“Holder”) of the Company’s 5% Senior Convertible Notes due October 31, 2007 (each, a “Note” and collectively, the “Notes”) and shall be effective as of the Effective Date (as defined in section 10 below). Capitalized terms not otherwise defined herein shall have the meanings as ascribed in the Note Agreement (as defined below).

Background

A.	Holder and other investors (collectively, the “Holders”) are parties to the Note Agreement dated November 5, 2004 by and among the Company and the Holders (the “Note Agreement”), pursuant to which the Company issued the Notes;

B.	There are now outstanding Notes in the aggregate principal amount of $5.2 million;

C.	The Company seeks to privately place (the “Private Placement”) units (the “Units”) comprising senior secured convertible promissory notes (the “Secured Notes”), convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase Common Stock, for an aggregate purchase price of up to $29 million, upon the terms and conditions as set forth in the term sheet attached hereto as Exhibit A;

D.	The Secured Notes will be senior obligations of the Company, ranking pari-passu with the Notes and will be secured by a first priority interest (the “Security Interest”) in all assets of the Company and its subsidiaries, other than those assets subject to Permitted Liens as defined in the Securities Purchase Agreement entered into between the Company and the purchasers of Units in the Private Placement (the “Securities Purchase Agreement”);

E.	Under Section 8.5 of the Note Agreement, the granting of the Security Interest by the Company and its subsidiaries as contemplated by the Private Placement would constitute an Event of Default under the Note Agreement absent the consent of Holders of 66-2/3% of the aggregate principal amount of the Notes currently outstanding;

F.	The Private Placement may constitute a “Capital Event” as defined in Section 7.8(c)(ii) of the Note Agreement, which would trigger the Company’s obligation to make a Repurchase Offer (as defined in Section 7.8(a) of the Note Agreement);

G.

Under Section 15 of the Note Agreement, Holders holding not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding (the “Requisite Holders”) may consent to any change in or additions to the Note Agreement or any failure to comply with any covenant or condition set forth in the Note Agreement

(subject to certain exceptions), including, without limitation, changes in or additions to Sections 8.5 and 7.8 of the Note Agreement;

H.	The consent of the Requisite Holders to amendments to the Note Agreement to allow the Company to grant the Security Interest and to relieve the Company from its obligation to make a Repurchase Offer upon the occurrence of a “Capital Event” is a condition to the Company’s consummation of the Private Placement;

I.	In connection with the Private Placement, the Company also seeks to extend the maturity date of the Holders’ Notes from October 31, 2007 to the third anniversary of the date of issuance of the Secured Notes issued in the Private Placement (the “Issuance Date”);

J.	Under Section 15 of the Note Agreement, the written consent of a Holder of a Note is required to extend the maturity of the Note held by such Holder;

K.	In consideration of the agreements of the Holder hereunder, the Company has agreed:

a.	to redeem at the Holder’s option (the “Redemption Right”) up to 50% of the outstanding principal balance of the Holder’s Note (the “Redemption Amount”) at the Redemption Price (as defined in Section 5.1 of the Note Agreement) plus accrued and unpaid interest on the Redemption Amount through the Issuance Date; and

b.	to issue an Amended and Restated 5% Senior Convertible Note, substantially in the form of Exhibit B attached hereto (the “Amended Note”) in the principal amount of the unredeemed balance of the Note, which Amended Note shall mature on the third anniversary of the Issuance Date; and

L.	In addition to the Redemption Right, in consideration of the agreements of the Holder hereunder, including the Holder’s agreement to extend the maturity of the unredeemed principal balance of the Note to the third anniversary of the Issuance Date, the Company has agreed to issue Common Stock purchase warrants, in substantially the form of Exhibit C attached hereto (each, a “Warrant” and collectively, the “Warrants”), to such Holder.

NOW THEREFORE, in consideration of the Redemption Right and the mutual covenants contained herein, the parties hereby agree as follows:

1. Pursuant to Section 15 of the Note Agreement, the Holder hereby consents and agrees to the amendment of the Note Agreement as follows:

(a) Notwithstanding the provisions of Section 1 of the Note Agreement, the Amended Notes shall mature and be due on the date that is the third anniversary of the Issuance Date.

2

(b) Section 14 of the Note Agreement is hereby amended to add the following definitions:

“Amendment” shall mean that certain Written Consent and Waiver and Amendment to Note Agreement dated as of May 12, 2006.

“Private Placement” shall mean that certain private placement of units (the “Units”) comprising senior secured convertible promissory notes and warrants to purchase Common Stock, with an aggregate purchase price of up to $29 million, upon the terms and conditions of the Securities Purchase Agreement.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the Effective Date (as defined in the Amendment) entered into by the Company and the purchasers of Units listed on the signature pages thereto.

(c) The definition of Capital Event contained in section 7.8(c) of the Note Agreement is hereby amended to add the following:

“(iii) Notwithstanding anything contained herein to the contrary, a Capital Event shall not include the Private Placement.”

(d) The definition of Permitted Liens contained in Section 14 of the Note Agreement is hereby amended to add the following:

“ and (xii) Liens to secure the obligations of the Company under the Securities Purchase Agreement and other Transaction Documents (as defined in the Securities Purchase Agreement), including without limitation the payment of interest and principal on those certain senior secured convertible promissory notes issued by the Company in connection with the Private Placement.”

2. In connection with the Private Placement, the Holder hereby irrevocably waives and consents to the Company’s failure to comply with its obligation under Section 13.4(c) of the Note Agreement to notify the Holders of the Private Placement at least fifteen days prior to the closing thereof, in the manner described in said Section 13.4(c).

3. Upon receipt of the written consents of the Requisite Holders as evidenced by their signatures on this Amendment and the consummation of the Private Placement, the parties agree to do the following:

(a) the Company shall pay to the Holder, by wire transfer pursuant to the wire instructions, if any, provided by the Holder herewith or by check if the Holder has not provided any wire instructions to the Company by the Effective Date, the Redemption Price for the Redemption Amount specified on the signature page hereto, plus accrued and unpaid interest thereon through the Issuance Date (the “Redemption Payment”); and

(b) upon receipt by the Holder of the Redemption Payment, the Holder shall promptly tender to the Company, the Note for cancellation upon which the Company shall issue to the Holder (i) an Amended Note in the amount of the unredeemed, outstanding principal

3

amount of the Holder’s Note, which Amended Note will mature on the third anniversary of the Issuance Date and (ii) a Warrant evidencing the Holder’s right to purchase shares of Common Stock equal to 25% of the outstanding principal balance of the Holder’s Amended Note divided by 125% of the average volume weighted average price (“VWAP”) of the Common Stock for the three trading days ending on the trading day immediately preceding the Issuance Date (the “Purchase Price”).

5. In connection with the agreements herein, the Holder hereby represents and warrants to the Company as follows:

(a) the Holder is the lawful holder of the Note designated on the signature page hereto free and clear of all security interests, claims, liens, pledges, conditional sales contracts, attachments, judgments and encumbrances of every kind and nature, including restrictions, or rights of any third parties;

(b) the Holder has the requisite power and authority to execute and deliver this Amendment, to perform the Holder’s obligations hereunder and to engage in the transactions contemplated hereby;

(c) the Holder has taken all requisite action to make all the provisions of this Amendment the valid and enforceable obligations they purport to be; and

(d) this Amendment constitutes the valid and binding obligation of the Holder, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles.

7. Except as provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any non-compliance with the provisions of the Note Agreement, and the Note Agreement, as amended hereby, shall remain in full force and effect. Upon and after the date of this Amendment, all references to the Note Agreement in the Note Agreement shall mean the Note Agreement as amended hereby.

8. The Holder hereby agrees to execute and deliver such other instruments, and take such other action, as the Company may reasonably request in connection with this Amendment.

9. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

10. This Amendment shall be effective as of the date of the Securities Purchase Agreement (the “Effective Date”).

11. This Amendment may be may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

[Signatures appear on following page.]

4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first provided above.

Principal Amount of Note: U.S. $
(Signature of Holder)

Redemption Amount: U.S. $ [Not to exceed 50% of principal amount]
(Print Name)

Denomination of Note (Note Number indicated on face page of Note) No.
(Address)

Social Security or other Taxpayer Identification Number, if any

NESTOR, INC.

By:
Name:
Title:

In order to be paid by wire transfer, you must complete the attached Wire Instructions Form on the following page.

EXHIBIT B

Form of Amended and Restated 5% Senior Convertible Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN.

NESTOR, INC.

Amended and Restated 5% Senior Convertible Notes

Due [UPON THIRD ANNIVERSARY OF ISSUANCE DATE]

No.__	$[AMOUNT OF UNREDEEMED OUTSTANDING
PRINCIPAL BALANCE OF NOTE]

NESTOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”) for value received, hereby promises to pay to [HOLDER], the principal sum of                     DOLLARS ($                ) on [THIRD ANNIVERSARY OF ISSUANCE DATE], and to pay interest thereon quarterly on January 31, April 30, July 31, and October 31 (each an “Interest Payment Date”), in each year commencing on July 31, 2006, at 5% per annum, from April 30, 2006, or from the most recent Interest Payment Date for which interest has been paid or duly provided for on the Notes, and upon any conversion or redemption hereof (or, if less than all of the principal amount of this Note is so converted or redeemed, the portion of accrued and unpaid interest corresponding to the portion of this Note so converted or redeemed), as provided in the Note Agreement (as defined herein), until the principal hereof is paid or made available for payment. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 10% per annum. Interest will be computed on the basis of a 365-day year.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered. Payment of the principal of and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in East Providence, Rhode Island and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Senior Convertible Notes originally due October 31, 2007, such due date extended to [THIRD ANNIVERSARY OF THE ISSUANCE DATE] (the “Notes”), limited in aggregate principal amount of up to $6,000,000, issued pursuant to a Note Agreement dated as of November 5, 2004 (the “First Closing Date”) by and among the Company and the Purchasers of the Notes as amended on May __, 2006 pursuant to a Written Consent and Waiver and Amendment to Note Agreement (the “First Amendment”) by and among the Company and the holders of the Notes (as so amended, the “Note Agreement”). Reference is hereby made to the Note Agreement and all supplements thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, and the holders of the Notes and of the terms upon which the Notes are, and are to be, executed and delivered. The terms of this Note include and incorporate those stated in the Note Agreement, the Notes are subject to all such terms, and holders are referred to the Note Agreement for a statement of such terms.

In the event of conversion or redemption of this Note in part only, a new Note or Notes for the unpaid, unconverted or unredeemed principal portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Note Agreement.

Subject to and upon compliance with the provisions of the Note Agreement, the Notes are redeemable at the Company’s option, in whole or in part, at any time after the Final Closing Date, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed within the following redemption periods:

Redemption Periods	Redemption Price
After the first anniversary and on or prior to the second anniversary of the First Closing Date	102.5%

After the second anniversary of The First Closing Date	101%

If less than all of the Notes are to be redeemed or purchased in an offer to purchase, the Company shall select the Notes to be redeemed or purchased among the holders thereof on a pro rata basis, by lot or in accordance with any other method the Company considers fair or appropriate. Any Note redeemed shall, after such redemption, be surrendered to the Company and canceled.

Within 10 days following a Change of Control or Capital Event, the Company shall make an offer to each holder (collectively, a “Repurchase Offer”), to repurchase for cash, all or any part of such holder’s Notes on a date that is no later than 60 Business Days after the occurrence of such Change of Control or Capital Event, as the case may be, at the redemption price specified above (determined as if the offer purchase date were the redemption date), plus accrued and unpaid interest and Liquidated Damages, if any, to such Offer Purchase Date. Each holder shall have the right, at such holder’s option, to tender such holder’s Notes to the Company on the terms set forth in the Repurchase Offer. Such Repurchase Offer shall remain open for 20 Business Days, and each holder who has properly given notice of its intention to accept the Repurchase Offer shall be obligated to tender and sell such Notes to the Company pursuant to such offer in exchange for the redemption price plus accrued and unpaid interest and Liquidated Damages, if any.

Subject to and upon compliance with the provisions of the Note Agreement, the holder of this Note is entitled, at such holder’s option, at any time on or before the close of business on [THIRD ANNIVERSARY OF CLOSING DATE OF PRIVATE PLACEMENT], or, if earlier, the close of business on the Business Day immediately preceding any Redemption Date, or the date this Note is paid if later, to convert this Note (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into newly issued, fully paid and nonassessable shares of Common Stock of the Company at a Conversion Price equal to [$            ]* aggregate principal amount of Notes for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Note Agreement) by surrender of this Note, duly endorsed or assigned to the Company or in blank and also accompanied by the conversion notice hereon duly executed, to the Company at such office or agency of the Company as may be designated by it for such purpose in East Providence, Rhode Island. Upon receipt of a duly endorsed Note and conversion notice, the Company will cancel such Note, issue the requisite number of shares of Common Stock into which such Note or portion thereof is convertible in the name of the holder, or his designated assigns, and deliver such shares to such holder or assigns along with interest accrued on the portion of such Note so converted from the last Interest Payment Date to the effective date of conversion, as provided in the Note Agreement. Subject to the aforesaid requirement for payment, no payment or adjustment is to be made on conversion for interest accrued hereon after the date of conversion or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but

*	Conversion Price will equal 115% of average VWAP for the three trading days ending on the trading day immediately preceeding the Issuance Date.

instead of any fractional interest that would otherwise be issuable upon conversion of any Note or Notes, the Company shall pay a cash adjustment as provided in the Note Agreement.

The Conversion Price is subject to adjustment as provided in the Note Agreement. In addition, the Note Agreement provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the assets of the Company, the Note Agreement shall be amended, without the consent of any holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash, and other property receivable upon such consolidation, merger, or transfer by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such consolidation, merger, or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). Adjustments in the Conversion Price of less than one percent of such price will not be required, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in the computation of any subsequent adjustment.

The Note Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders under the Note Agreement at any time by the Company with the consent of the holders of 66-2/3% in aggregate principal amount of the Notes at the time outstanding. The Note Agreement also contains provisions permitting the holders of 66-2/3% in aggregate principal amount of the Notes at the time outstanding, on behalf of the holders of all the Notes, to waive compliance by the Company with certain provisions of the Note Agreement and certain past defaults under the Note Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement.

As provided in the Note Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register, upon surrender of this Note for registration of transfer at the offices or agencies of the Company in Providence, Rhode Island duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Note duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Note Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement. The Company will furnish to any Noteholder of record upon written request without charge a copy of the Note Agreement. Requests may be made to: Nestor, Inc., 42 Oriental Street, Third Floor, Providence, Rhode Island 02908, Attention: Chief Financial Officer.

IN WITNESS WHEREOF, Nestor, Inc. has caused this instrument to be executed in its corporate name.

Dated:

NESTOR, INC.

By:
Name:
Title:

ASSIGNMENT FORM

If you the holder want to assign this 5% Senior Convertible Note, fill in the form below and have your signature guaranteed:

The undersigned holder assigns and transfers this 5% Senior Convertible Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                         , agent to transfer this 5% Senior Convertible Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

Form of Conversion Notice.

CONVERSION NOTICE

The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Note Agreement referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature

If shares or Registered Notes are to be registered in the name of a Person other than the holder, please print such Person’s name and address:	If only a portion of the Notes is to be converted, please indicate:

1. Principal Amount to be converted: U.S. $__________

Name

2. Amount and denomination of Registered Notes representing unconverted principal amount to be issued:

Address	Amount: $__________

Denominations:

Social Security or other Taxpayer Identification Number, if any	$__________ ($1,000 or an integral multiple thereof)

[Signature Guaranteed]

EXHIBIT C

Form of Warrant

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NESTOR, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase                      *Shares of Common Stock

of Nestor, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. ______	Issue Date: [DATE OF THE ISSUANCE DATE]

NESTOR, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received,             , or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Stockholder Approval Date (as hereinafter defined) and at any time or from time to time before 5:00 p.m., New York time, through             , 2009 (three (3) years after the Issue Date) (the “Expiration Date”), up to             * fully paid and nonassessable shares of Common Stock (as hereinafter defined) (the “Warrant Shares”), $0.01 par value per share, of the Company, at the Purchase Price (as defined below). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. Capitalized terms used but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement (as defined herein).

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include Nestor, Inc. and any corporation which shall succeed or assume the obligations of Nestor, Inc. hereunder.

(b) The term “Common Stock” includes (a) the Company’s Common Stock, $0.01 par value per share, as authorized on the date of the Securities Purchase Agreement referred to in Section 9 hereof, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

*	The number of shares of common stock issuable pursuant to this warrant shall equal twenty-five percent (25%) of the outstanding principal balance of the Amended Note of the Holder divided by the Purchase Price.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d) The term “Purchase Price” shall mean [125% of the average VWAP for the three trading days ending on the trading day immediately preceding the Issuance Date of the Units in the Private Placement].

(e) The term “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement dated May             , 2006 among the Company and certain purchasers listed on the signature pages thereto governing that certain private placement by the Company of units comprising senior secured convertible promissory notes and warrants to purchase Common Stock, with an aggregate purchase price of up to $29 million.

(f) The term “Stockholder Approval Date” shall mean the date on which the Company receives Stockholder Approval as defined in section 4(s) of the Securities Purchase Agreement.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Stockholder Approval Date through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the holder hereof by delivery of an original or fax copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder, to the Company at its principal office or at the office of its warrant agent (as provided hereinafter), accompanied by payment, in cash, wire transfer, or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, the number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System or the NASDAQ SmallCap Market, then the average closing or last sale price, respectively, reported for the ten consecutive trading days immediately preceding the Determination Date.

(b) If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the ten consecutive trading days immediately preceding the Determination Date.

(c) If the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 7 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable Securities Laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2. Payment of Purchase Price. Payment may be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased or decreased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 10 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable federal and state securities laws (“Securities Laws”), this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) with respect to any or all of the Warrant Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable Securities Laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel that such transfer is exempt from the registration requirements of federal securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Common Stock issuable upon an exercise of this Warrant are deemed to be “Registrable Securities” within the meaning of the Company’s Registration Rights Agreement dated November 5, 2004 by and among the Company and certain investors listed on Exhibit A thereto (the “Registration Rights Agreement”); provided that, notwithstanding anything to the contrary therein, (i) all references to “Closing Date” in the Registration Rights Agreement, insofar as they create any rights in the Holder or obligations of the Company with respect to the Warrant Shares shall mean the Issue Date and (ii) the registration rights set forth in the Registration Rights Agreement shall extend through the Expiration Date of this Warrant.

10. Warrant Agent. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of Delaware without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Delaware or Rhode Island or in the federal courts located in the State of Delaware or the Sate of Rhode Island. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

NESTOR, INC.

By:
Nigel P. Hebborn
Chief Financial Officer

Witness:

Exhibit A to Warrant

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO: Nestor, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                ), hereby irrevocably elects to purchase                                          shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $                    .

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                                   whose address is ________________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated: _______________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

to Warrant

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Nestor, Inc. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Nestor, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ________, __
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)	(address)

ACCEPTED AND AGREED:	(address)
[TRANSFEREE]

(Name)

EXHIBIT K

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

NESTOR, INC.

May     , 2006

American Stock Transfer and Trust Company

Operations Center

6201 15th Avenue

Brooklyn, NY 11219

Facsimile: (718) 921-8331

Attn: Ms. Paula Caroppoli

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May     , 2006 (the “Agreement”), by and among Nestor, Inc., a Delaware corporation (the “Company”), and the investors named on the execution pages thereof (collectively, the “Holders”), pursuant to which the Company (x) is issuing to the Holders (i) secured convertible notes (the “Notes”), which are convertible into shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), and (ii) warrants (the “Warrants”), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon conversion of the Notes (the “Conversion Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon;

(ii) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Conversion Shares or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) that sales of the Conversion Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement, then, within three (3) business days after your receipt of a notice of transfer, Conversion Notice or the Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Conversion Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (401) 274-5658 extension 738.

Very truly yours,

NESTOR, INC.

By:
Benjamin M. Alexander
Vice President, General Counsel and Secretary

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this     day of May 2006

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:
Name:
Title:

Enclosures

cc:	Lehman Brothers
Eleazer N. Klein, Esq.

EXHIBIT I

NESTOR, INC.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Nestor, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                          , 2006 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

NESTOR, INC.

By:
Name:
Title:

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NESTOR, INC.

The undersigned holder hereby exercises the right to purchase                                  of the shares of Common Stock (“Warrant Shares”) of Nestor, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                                 a “Cash Exercise” with respect to                                  Warrant Shares;

and/or

                                 a “Cashless Exercise” with respect to                                  Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                              Warrant Shares in accordance with the terms of the Warrant.

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May     , 2006 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

NESTOR, INC.

By:
Name:
Title:

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

American Stock Transfer and Trust Company

Operations Center

6201 15th Avenue

Brooklyn, NY 11219

Facsimile: (718) 921-8331

Attn: Ms. Paula Caroppoli

Re:	Nestor, Inc.

Ladies and Gentlemen:

We are counsel to Nestor, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of May 23, 2006 (the “Securities Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders secured convertible notes (the “Notes”) convertible into the Company’s common stock, par value $.01 per share (the ”Common Stock”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                          , 2006, the Company filed a Registration Statement on Form S-3 (File No. 333-            ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated May 23, 2006. This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

EXHIBIT L

[LETTERHEAD OF COMPANY’S COUNSEL]

            , 2006

To:	[Insert Purchasers]

Ladies and Gentlemen:

We have acted as counsel to Nestor, Inc., a Delaware corporation (the “Company”), a wholly-owned subsidiary of the Company, Nestor Traffic Systems, Inc., a Delaware corporation (“NTSI”) and a wholly-owned subsidiary of NTSI, CrossingGuard, Inc., a Delaware corporation (“CrossingGuard”, and together with NTSI, the “Subsidiaries”), in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of May 24, 2006 (the “Securities Purchase Agreement”), by and among each of the purchasers set forth on the execution pages of the Securities Purchase Agreement (individually, a “Purchaser” and collectively, the “Purchasers”), the Company and U.S. Bank National Association, as collateral agent for the Purchasers (“Collateral Agent”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

This Opinion is provided to you at the request of the Company and with its consent.

The section titles used herein are for convenience of reference only and should not be used in the construction or interpretation of any provision hereof.

Governing Law

We are members of the bar of the State of Rhode Island (the “State”) and, except as noted in the following sentence, are therefore rendering this opinion only with respect to the laws of the State (without regard to its conflicts of law rules) and the United States of America, each as in effect on the date hereof. As we have previously advised you, we are not members of the bar of the State of Delaware (the “Foreign State”) and are rendering this opinion only with respect to Articles 8 and 9 of the Uniform Commercial Code, as adopted and in effect in the Foreign State on the date hereof (the “Delaware UCC”) and the Delaware General Corporation Law, as adopted and in effect in the Foreign State on the date hereof (the “Delaware Corporate Law”), in each case, without regard to any judicial interpretation thereof. Accordingly, with your permission, we are relying solely on the statutory language of the Delaware UCC and the Delaware Corporate Law in rendering the opinions herein relating to the Delaware UCC and to the Delaware Corporate Law and have not undertaken any independent investigation, inquiry or analysis of any judicial interpretation of the Delaware UCC, the Delaware Corporate Law or any other law of the Foreign State. We have also assumed that the effect of perfection or non-perfection of a security interest in the Collateral as to which our perfection opinion in numbered opinion 13 is rendered is governed by the laws of the Foreign State. We call your attention to the fact that each of the Transaction Documents (as hereinafter defined) is governed by the law of the State of New York (the “Governing Law State”). For purposes of rendering the enforceability opinion in numbered opinion 3 below and the opinion in the first sentence of numbered opinion 13 below, we have assumed with your permission that the laws of the Governing Law State are identical to those of the State.

Scope of Opinion

This Opinion deals only with the specific legal issues explicitly addressed herein and no opinion is implied or may be inferred beyond the opinions expressly stated. Moreover, no opinion is being rendered as to: (i) title to real or personal property, (ii) the priority of any assignment, lien or security interest, (iii) the enforceability of any “usury savings clause” contained in the Transaction Documents (as hereinafter defined) and (iv) whether or not interest on the Notes, together with other payments considered to be interest on the principal thereof, will violate applicable law pertaining to maximum permissible rates of interest (usury). No opinion is expressed herein with respect to compliance with any laws, regulations, or rules relating to zoning, land use, environmental, energy, intellectual property (such as patents, copyrights, trademarks or servicemarks), tax, safety, labor, workers’ compensation, health, hazardous waste, permitting, licensing, franchising, Federal Reserve Board margin requirements, antitrust and unfair competition, compliance with fiduciary duty requirements, racketeering or (except for numbered opinions 7, 10 and 12) Federal or state securities laws. Finally, we have assumed, for purposes of this Opinion, that none of the Collateral (as defined in the Security Agreement and the Pledge Agreement, each as defined below) consists, or will consist, of any of the following (the “Excluded Opinion Collateral”): letter of credit rights, farm products, timber to be cut or as-extracted collateral (consisting of oil, gas, minerals, or accounts resulting from the sale thereof), any property represented by a certificate of title, any property subject to a federal law, regulation or treaty that preempts the filing requirements of the Delaware UCC (including without limitation, copyrights, trademarks, service marks, and patents), commercial tort claims, deposit accounts and money (except if it constitutes proceeds of Collateral).

Scope of Review

For the purpose of rendering the opinions contained herein, we have reviewed copies of the following documents and except as noted otherwise below, signed by the Company and/or NTSI or CrossingGuard, as applicable, and our Opinion is based on these copies, each of which we have assumed, with your permission, is identical to the final, executed copy thereof in all respects material to our opinions set forth below:

(a)	the Securities Purchase Agreement;

(b)	the Senior Secured Convertible Notes of even date herewith in the principal amount of $28,550,000, issued by the Company to the Purchasers (the “Notes”);

(c)	the Warrants to Purchase Common Stock (the “Warrants”) of the Company, issued to the Purchasers as of the date hereof;

(d)	the Registration Rights Agreement of even date herewith by and between the Company and the Purchasers (the “Registration Rights Agreement”);

(e)	the Security Agreement of even date herewith by and among the Collateral Agent, the Company, as Borrower, and each of NTSI and CrossingGuard, as Subsidiary Guarantors, in favor of the Purchasers (the “Security Agreement”), the Borrower/Subsidiary Pledge Agreement of even date herewith by and among the Collateral Agent and each of the Company, NTSI and CrossingGuard, as Pledgors (the “Pledge Agreement”), and the Guaranty and Suretyship Agreement of even date herewith by and among the Collateral Agent, the Company, as Borrower, and each of NTSI and CrossingGuard, as Guarantors (the “Guaranty”); the Security Agreement – Trademarks, Patents and Copyrights of even date herewith between the Company and the Collateral Agent (the “IP Security Agreement”), the Assignment for Security of even date herewith made by the Company in favor of the Collateral Agent (the “IP Assignment”) and the Special Power of Attorney made by the Company in favor of the Collateral Agent pursuant to the IP Security Agreement (the “Power of Attorney”, which, together with the IP Security Agreement and the IP Assignment shall be referred to collectively herein as the “IP Security Documents”); the UCC-1 Financing Statements attached hereto as Schedule II (the “Financing Statements”) one naming the Company, as debtor, and the Collateral Agent, as secured party, one naming CrossingGuard, as debtor, and the Collateral Agent, as secured party, and one naming NTSI, as debtor and the Collateral Agent, as secured party, each to be filed in the office of the Secretary of the Foreign State (the “UCC Filing Office”);

(f)	the Voting Agreements of even date herewith by and between the Company and those Persons set forth on Schedule 4(s) to the Securities Purchase Agreement (collectively, the “Voting Agreement”);

(g)	the Transfer Agent Instructions dated the date hereof executed by the Company;

(h)	the Note Agreement dated as of November 5, 2004 (the “5% Note Agreement”) by and among the Company and the purchasers of the Company’s 5% Senior Convertible Notes due October 31, 2007 (the “5% Noteholders”);

(i)	the Written Consent and Waiver and Amendment to Note Agreement dated as of May 12, 2006 between the Company and each of the 5% Noteholders (collectively, the “Noteholder Agreement”, and together with the 5% Note Agreement, the “Amended Note Agreement”);

(j)	the Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware on May 8, 2006, and the Bylaws, of the Company (hereinafter collectively referred to as the “Company Charter Documents”), each as certified by the Secretary of the Company in a Secretary’s Certificate dated as of the date hereof (the “Company Secretary’s Certificate”);

(k)	Resolutions of the Board of Directors of the Company, dated as of May 4, 2006 and May 10, 2006, respectively, and resolutions of the Special Committee of the Board of Directors of the Company dated as of May 23, 2006, certified by the Secretary of the Company in the Company Secretary’s Certificate;

(l)	Certificates of Good Standing of the Company issued by the Secretaries of State of the State of Delaware and the State of Rhode Island, each dated May 9, 2005, copies of which have been provided to you;

(m)	an Opinion Certificate executed by the Company, NTSI and CrossingGuard as of the date hereof covering various factual matters as to which the opinions herein relate (the “Opinion Certificates”), copies of which are attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively;

(n)	the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware on May 8, 2006, and the Bylaws, of the NTSI (hereinafter collectively referred to as the “NTSI Charter Documents”), each as certified by the Secretary of NTSI in a Secretary’s Certificate dated as of the date hereof (the “NTSI Secretary’s Certificate”);

(o)	Resolutions of the Board of Directors of NTSI, dated as of May 9, 2006, certified by the Secretary of NTSI in the NTSI Secretary’s Certificate;

(p)	Certificates of Good Standing of NTSI issued by the Secretaries of State of the State of Delaware and the State of Rhode Island, each dated May 9, 2005, copies of which have been provided to you;

(q)

the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware on May 9, 2006, and the Bylaws, of CrossingGuard (hereinafter collectively referred to as the “CrossingGuard Charter

Documents”), each as certified by the Secretary of CrossingGuard in a Secretary’s Certificate dated as of the date hereof (the “CrossingGuard Secretary’s Certificate”);

(r)	Resolutions of the Board of Directors of CrossingGuard, dated as of May 9, 2006, certified by the Secretary of CrossingGuard in the CrossingGuard Secretary’s Certificate;

(s)	A Certificate of Good Standing of CrossingGuard issued by the Secretary of State of the State of Delaware, dated May 9, 2005, a copy of which has been provided to you;

(t)	The stock records of NTSI and CrossingGuard, as certified by the Secretary of NTSI and CrossingGuard, respectively, in the NTSI Secretary’s Certificate and the CrossingGuard Secretary’s Certificate (the “Subsidiary Stock Records”); and

(u)	A letter from the Company’s transfer agent dated as of May 22, 2006 certifying the number of shares of the Company’s Common Stock outstanding as of a date within five days of the Closing Date (the “Transfer Agent Certificate”).

The documents identified above in clauses (a) through (g) herein called the “Transaction Documents”, the documents identified in clauses (i) through (t) above and under “Information Relied Upon” within are herein called the “Authority Documents”, and the documents identified in clause (e) above are herein called the “Security Documents”.

Information Relied Upon

We have relied upon information (including statements having the effect of legal conclusions) in the Authority Documents and in certificates or other documents issued by the Secretary of State of the State of Delaware and other government officials, offices or agencies concerning the Company’s and its Subsidiaries’ property or status (the “Public Authority Documents”), which we reasonably believe to be an appropriate source for the information provided, without (i) investigation, or (ii) analysis of any underlying data supporting information contained in any certificate or other document. With respect to the first sentence of numbered opinion 6, we have relied solely on the Transfer Agent Certificate and with respect to the first sentence of numbered opinion 14, we have relied solely on the Subsidiary Stock Records provided to us by the Company.

Assumptions and Qualifications

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined other than the signatures of the representatives signing on behalf of the Company, NTSI and CrossingGuard, (c) the conformity to authentic originals of documents submitted to us as certified, conformed, facsimile or photostatic copies, (d) the accuracy, completeness and authenticity of each Public Authority Document and the accuracy and completeness of all official public records (including their proper indexing and filing), (e) the Company and Subsidiary Court Orders (as defined herein), if any, would be enforced as written, and (f) consideration was given for the Guaranty and value was received by the Company and its Subsidiaries for the liens granted by the Security Documents. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein.

For purposes of this Opinion, we have assumed that all parties (other than the Company, NTSI and CrossingGuard) to the Transaction Documents are duly organized and validly existing and have all requisite power and authority and have taken all necessary action to execute and deliver the Transaction Documents to which they are a party and to effect the transactions contemplated thereby. We have assumed that each of the Transaction Documents has been duly authorized by all parties (other than the Company, NTSI and CrossingGuard), and executed and delivered by each of the parties thereto.

With respect to references herein to “our actual knowledge” or words of similar import, such references mean the actual knowledge which those attorneys employed by Hinckley, Allen & Snyder LLP who have participated directly in the specific transactions to which this Opinion relates have obtained from their representation of the Company in connection with the transactions contemplated by the Transaction Documents and their other actual knowledge of such matters. Nothing has come to our direct attention, which has caused us to believe that the statements made herein “to our actual knowledge” are untrue or incorrect. However, except as specifically noted above, we have not made any independent review or investigation of any factual matters. Except as otherwise stated in this Opinion, we have undertaken no investigation of the records of the Company, NTSI and CrossingGuard or any court or other body or verification of the accuracy of any representations of the Company, NTSI and CrossingGuard, including, without limitation, those contained in the Transaction Documents, nor have we reviewed any agreements or other documents other than those specifically identified herein as having been examined in connection with rendering this Opinion.

We express no opinion as to the enforceability of any provision in the Transaction Documents purporting to (i) excuse or indemnify a party from any liability for negligent, willful or intentional acts or omissions of that party; (ii) authorize the seizure or taking possession of collateral without notice or the opportunity to be heard; (iii) impose obligations for legal expenses, including attorney’s fees; (iv) waive trial by jury; (v) designate specified federal and state courts as having jurisdiction and/or venue or specify the method of serving process (which provisions are subject to determinations by the courts in which litigation may be instituted that such provisions are reasonable and comply with or are permitted by applicable constitutional provisions and by applicable laws, regulations and rules of court); (vi) permit a party to setoff against accounts or other property prior to the maturity of an obligation or without regard to the adequacy of any collateral for any obligation; (vii) restrict access to legal or equitable remedies; (viii) provide for non-judicial foreclosure, forfeitures, prejudgment remedies, self-help remedies, penalties, or liquidated damages to the extent the same are construed to constitute penalties; (ix) grant exclusive jurisdiction in any court; (x) waive personal service in connection with any judicial process; (xi) establish by agreement between the parties, the time at which and the circumstances pursuant to which, a party is entitled to have a judgment entered in connection with any judicial process; (xii) evidence a party’s consent to the appointment of a receiver and waive notice of any application therefor; (xiii) permit a party to bring suit or take actions to protect property not owned by such party or restrain the enforcement or compliance with governmental enactments binding on the owner of such property deemed by such party to be prejudicial to such party’s interests; (xiv) limit the amount of interest, fees and other charges payable under the Transaction Documents (such as so-called “usury savings clauses”) or otherwise restrict the enforceability of certain of the remedial provisions of the Transaction Documents; or (xv) waive or release any claims, rights or liens for unmatured claims or rights that a party may have, or other claims, rights or liens that a party is not authorized to waive or release, or any provision purporting to waive any requirement of a lien, or the perfection of that lien, as a condition to a party’s enforcement of its rights any collateral securing any party’s obligations under the Transaction Documents, but the non-enforceability of any one or more of the foregoing provisions, will not materially interfere with the substantive and ultimate practical realization of the benefits intended to be provided to the any Person under the Transaction Documents, except (a) any provision of the type described in clause (i) of this paragraph, and (b) for the economic consequences of any procedural delay that may result from the foregoing limitations and restrictions on the enforceability of the Transaction Documents.

For purposes of the perfection opinion contained in numbered opinion 13 below, we have assumed that value has been given and that each of the Company, NTSI and CrossingGuard has rights in its personal property collateral. We have further assumed that each of the Financing Statements to be filed with the UCC Filing Office will satisfy the requirements of Section 9-516(b)(i) and (ii) of the Delaware UCC.

No opinion is being rendered (i) as to whether the description in the relevant security agreement reasonably identifies the collateral for purposes of the Delaware UCC, (ii) whether the properties described in any security agreement are the properties and interests intended to be covered thereby; or (iii) with respect to a security interest in collateral consisting of a debtor’s rights under any rule of law, statute or regulation, or contract, permit, license, franchise or other agreement containing any term, that prohibits, restricts, or requires the consent of any Person to, the assignment or transfer of, or creation, attachment, or perfection of, a security interest in any such rights, and such prohibition or restriction has not been waived by, or such consent obtained from, such Person, or such prohibition or restriction is not ineffective pursuant to Sections 9-406 through 9-409 of the Delaware UCC.

The opinions hereinafter expressed are subject to the following qualifications:

(i) The validity and enforceability of the Transaction Documents and particular provisions thereof are subject to and may be affected by bankruptcy, insolvency, reorganization, arrangement, moratorium, avoidance, fraudulent conveyance, usury, or other similar laws relating to or affecting the rights of creditors generally and the provisions of Sections 544 and 547 – 550 of Title 11 of the United States Code; and

(ii) The validity and enforceability of the Transaction Documents and particular provisions thereof are subject to or may be affected by (a) limitations imposed by general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity); (b) limitations based on public policy limiting a party’s right to waive the benefit of statutory or common law provisions; (c) the availability of the remedies of specific performance and injunctive relief, or the appointment of a receiver as a matter of right, as such matters are a matter of the discretion of the court before which any proceeding for the enforcement thereof may be brought; and (d) any applicable implied covenants of good faith and fair dealing or requirements that a party’s actions be commercially reasonable.

In addition we call your attention to the following: insofar as Article 9 of the Delaware UCC is applicable:

(i)	the effectiveness of financing statements generally lapses five years from the date of filing unless a continuation statement is filed within six months prior to such termination in accordance with Section 9-515;

(ii)	Section 9-507(c) provides that if the debtor so changes its name that a filed financing statement becomes seriously misleading under Section 9-506, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after such change unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed before the expiration of that period;

(iii)	if the difference between the name of an original debtor and a new debtor that acquires an interest in the collateral of the original debtor causes a filed financing statement naming the original debtor to become seriously misleading under Section 9-506, Section 9-508(b) provides that (i) the filing is effective to perfect a security interest in collateral acquired by the new debtor before and within the four months after the new debtor acquires such an interest, and (ii) the filing is not effective to perfect a security interest in collateral acquired more than four months after the new debtor acquires such an interest unless an initial financing statement providing the name of the new debtor is filed before the expiration of that time the filing is not effective to perfect a security interest in collateral acquired by the debtor, four months after such change unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed before the expiration of that period;

(iv)	if collateral is transferred to a person that thereby becomes a debtor and such person is located in another jurisdiction as a result of a change in corporate structure of a debtor, Section 9-316 requires that a new financing statement be filed in such new jurisdiction within one year after such transfer of collateral to continue perfection of the security interest;

(v)	if collateral is acquired by the debtor subject to a security interest created by another person that was perfected at the time of such transfer, under Section 9-325 the security interest in such collateral granted by the debtor may be subordinate to the security interest in such collateral granted by such other person;

(vi)	if the location of a debtor changes to a jurisdiction in which a financing statement has not been filed, Section 9-316 requires that a new financing statement be filed in such new jurisdiction within four months after such change to continue perfection of the security interest;

(vii)	under certain circumstances described in Section 9-315, perfection of, and the rights of a secured party to enforce a security interest in, proceeds of collateral may be limited;

(viii)	under certain circumstances, including those described in Sections 9-320, 9-323, 9-330, and 9-331, purchasers of collateral may take such collateral free of a perfected security interest; and

(ix)	Section 552 of the United States Bankruptcy Code (11 U.S.C. §552) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien resulting from any security agreement entered into by the debtor before the commencement of the case.

Opinions

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

1. Each of the Company, NTSI and CrossingGuard is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

2. The Company and each of the Subsidiaries has all requisite power and authority to execute, deliver and perform the Transaction Documents to which each is a party and to carry out all of its obligations thereunder, including, without limitation, the sale, issuance and delivery of the Notes and the Warrants pursuant to the Securities Purchase Agreement and up to 4,071,146 Conversion Shares of Common Stock for issuance upon the conversion of the Notes and Warrant Shares upon issuance of the Warrants, and upon receipt of the Stockholder Approval as contemplated by the Transaction Documents, the remaining Conversion Shares pursuant to the Notes and the remaining Warrant Shares pursuant to the Warrants. The execution, delivery and performance of the Transaction Documents by the Company and each of the Subsidiaries, the consummation by each of them of the transactions contemplated thereby have been duly authorized by their respective Boards of Directors and, except for the Stockholder Approval as contemplated by the Transaction Documents, no further consent or authorization of the Company, NTSI or CrossingGuard, or their respective Boards of Directors or stockholders is required.

3. Each of the Company, NTSI and CrossingGuard have duly executed and delivered the Transaction Documents to which each is a party. Based on our assumption, with your consent, that the laws of the Governing Law State are identical to those of the State, or if a court were to hold that the internal laws of the State, and not the laws of the Governing Law State, apply to the Transaction Documents, then, except with respect to matters of usury, the Transaction Documents to which the Company and each of the Subsidiaries is a party would constitute the valid and binding obligations of the Company and the Subsidiaries, enforceable against the Company and each of the Subsidiaries, respectively, in accordance with their respective terms, except that the enforceability thereof may be subject to the qualifications, limitations and exceptions set forth herein.

4. The Notes are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid, and non-assessable. The Conversion Shares, upon receipt of the Stockholder Approval as contemplated by the Transaction Documents, will be duly authorized and, when issued upon conversion of the Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

5. The Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued. Upon receipt of the Stockholder Approval as contemplated by the Transaction Documents, the Warrant Shares will be duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

6. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $0.01 par value per share, of which 20,365,916 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 3,000,000 shares were designated series B convertible preferred stock, of which 180,000 shares are issued and outstanding. No shares of the Company’s Common Stock (including, without limitation, the Conversion Shares, when issued upon conversion of the Notes, and the Warrant Shares, when issued upon exercise of the Warrants) are subject to preemptive rights, rights of first refusal or any other similar rights of the stockholders of the Company pursuant to the Company Charter Documents.

7. Assuming the accuracy of the representations and warranties of the Purchasers contained in the Securities Purchase Agreement and the proper filing by the Company with the SEC of Form D describing the sale of the Securities, the sale, issuance and delivery of the Notes and the Warrants pursuant to the Securities Purchase Agreement, the Conversion Shares pursuant to the Notes and the Warrant Shares pursuant to the Warrants will be exempt from the registration requirements of the Securities Act.

8. Other than necessary approvals that have been obtained and the Stockholder Approval as contemplated by the Transaction Documents or except as may be required by the Securities Act or any state securities law in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market, the stockholders of the Company, or the 5% Noteholders, is required to be obtained by the Company for the execution, delivery and performance by the Company of the Transaction Documents, issuance and sale of the Securities as contemplated by the Transaction Documents or the consummation of the other transactions contemplated thereby.

9. The execution, delivery and performance by the Company, NTSI and CrossingGuard, and their compliance with the terms of the Transaction Documents to which each is a party, and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate any provision of the Company Charter Documents, the NTSI Charter Documents or the CrossingGuard Charter Documents, or (ii) violate any provision of any applicable United States federal or State law, rule or regulation or, to our actual knowledge, any order, writ, injunction or decree applicable to or binding upon the Company or any of the Subsidiaries (the “Company and Subsidiary Court Orders”). The execution, delivery and performance by the Company, NTSI and CrossingGuard, and their compliance with the Transaction Documents, and the consummation of the transactions contemplated thereby, do not violate, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company or any of its Subsidiaries pursuant to the Amended Note Agreement or any Company and Subsidiary Court Orders of which we are aware which, individually or in the aggregate, would have a Material Adverse Effect.

10. To our actual knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, since December 31, 2004 on a timely basis, or has received a valid extension of such time of filing and made such filing within the applicable grace period.

11. All approvals necessary for the Purchasers to acquire the full amount of the Notes and the Warrants and all approvals other than the Stockholder Approval necessary for the Purchasers to acquire the Conversion Shares and the Warrant Shares under the laws of the State of Delaware have been obtained and no further approvals (other than the Stockholder Approval) are required under Section 203 of the Delaware General Corporation Law in order for a Purchaser to engage in a “business combination” with the Company because of its acquisition of the Notes, the Conversion Shares, the Warrants and the Warrant Shares. To our actual knowledge, the Company does not have any rights plan, “poison pill” or other anti-takeover plans or similar arrangements that will be triggered upon or as a result of the sale and issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

12. The Company is not and, after giving effect to the offering and sale of the Notes, the Conversion Shares, the Warrants and the Warrant Shares and the application of the proceeds therefrom, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940.

13. Except for the Excluded Opinion Collateral, the Security Agreement and the Pledge Agreement each create a valid security interest in favor of the Collateral Agent in the Collateral purported to be covered thereby as security for the obligations purported to be secured thereby. Each Financing Statement is in appropriate form for filing, and when duly filed in the UCC Filing Office, will result in the perfection of the security interests in the Collateral covered by such Financing Statement (other than the Excluded Opinion Collateral) to the extent that such Collateral consists of the type of property in which a security interest may be created under Article 9 of the Delaware UCC and in which a security interest may be perfected by the filing of a financing statement in the Foreign State.

14. The Pledged Securities (as defined in the Pledge Agreement) constitute 100% of the issued and outstanding shares of capital stock of the Person issuing such Pledged Securities. Assuming neither the Collateral Agent nor any Buyer has notice of any adverse claim (within the meaning of Section 8-105 of the Delaware Uniform Commercial Code) to the Pledged Securities, the Collateral Agent will acquire its security interest free of any adverse claim.

No Obligation to Update

The opinions herein are expressed as of the date of this Opinion and we undertake no obligation to advise you of changes of law or fact that occur after the date of this Opinion.

Reliance Upon Opinion

This Opinion may be relied upon by you only in connection with the transactions contemplated by the Securities Purchase Agreement (the “Transaction”) and may not be used or relied upon by you or any other person for any purpose whatsoever without in each instance our prior written consent except for the use of this Opinion (i) in connection with a review of the Transaction by a regulatory agency having supervisory authority over you for the purpose of confirming the existence of this Opinion, or (ii) in response to a court order directed to you.

Very truly yours,

EXHIBIT A

OPINION CERTIFICATE

I, NIGEL P. HEBBORN, do hereby certify to HINCKLEY, ALLEN & SNYDER LLP that I am the Chief Financial Officer of Nestor, Inc. (the “Company”), and on behalf of the Company do further certify the following in connection with (i) the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of the date hereof by and among the undersigned Company, Nestor Traffic Systems, Inc., a subsidiary of the Company, CrossingGuard, Inc., a subsidiary of NTSI, and each of the purchasers set forth on the execution pages of the Securities Purchase Agreement (individually, a “Purchaser” and collectively, the “Purchasers”) and (ii) such other related documents executed and delivered as of the date hereof by the Company in connection with the purchase by the Purchaser of the Securities (as defined in the Securities Purchase Agreement) of the Company (the “Transaction”) which, together with the Securities Purchase Agreement, shall be referred to collectively herein as the “Transaction Documents”:

1.	The representations and warranties of the Company contained in the Transaction Documents are true and correct on and as of this date.

2.	Hinckley, Allen & Snyder LLP shall be entitled, without limitation, to rely on this certificate in connection with Hinckley, Allen & Snyder LLP rendering its opinion to the Purchasers in connection with the Transaction Documents.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this Certificate to be delivered as of the 25th day of May, 2006.

NESTOR, INC.

By:	/s/ Nigel P. Hebborn
Name:	Nigel P. Hebborn
Title:	Chief Financial Officer

EXHIBIT B

OPINION CERTIFICATE

I, NIGEL P. HEBBORN, do hereby certify to HINCKLEY, ALLEN & SNYDER LLP that I am the Chief Financial Officer of Nestor Traffic Systems, Inc. (“NTSI”), and on behalf of NTSI do further certify the following in connection with (i) the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of the date hereof by and among the undersigned NTSI, Nestor, Inc., the parent company of NTSI (the “Company”), CrossingGuard, Inc., a subsidiary of NTSI, and each of the purchasers set forth on the execution pages of the Securities Purchase Agreement (individually, a “Purchaser” and collectively, the “Purchasers”) and (ii) such other related documents executed and delivered as of the date hereof by NTSI in connection with the purchase by the Purchaser of the Securities (as defined in the Securities Purchase Agreement) of the Company (the “Transaction”) which, together with the Securities Purchase Agreement, shall be referred to collectively herein as the “Transaction Documents”:

1.	The representations and warranties of NTSI contained in the Transaction Documents are true and correct on and as of this date.

2.	Hinckley, Allen & Snyder LLP shall be entitled, without limitation, to rely on this certificate in connection with Hinckley, Allen & Snyder LLP rendering its opinion to the Purchasers in connection with the Transaction Documents.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this Certificate to be delivered as of the 25th day of May, 2006.

NESTOR TRAFFIC SYSTEMS, INC.

By:	/s/ Nigel P. Hebborn
Name:	Nigel P. Hebborn
Title:	Chief Financial Officer

EXHIBIT C

OPINION CERTIFICATE

I, NIGEL P. HEBBORN, do hereby certify to HINCKLEY, ALLEN & SNYDER LLP that I am the Chief Financial Officer of CrossingGuard, Inc. (“CrossingGuard”), and on behalf of CrossingGuard do further certify the following in connection with (i) the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of the date hereof by and among the undersigned CrossingGuard, a subsidiary of NTSI (as defined herein), Nestor Traffic Systems, Inc. (“NTSI”), a subsidiary of the Company (as defined herein) and Nestor, Inc., the parent company of NTSI (the “Company”), and each of the purchasers set forth on the execution pages of the Securities Purchase Agreement (individually, a “Purchaser” and collectively, the “Purchasers”) and (ii) such other related documents executed and delivered as of the date hereof by CrossingGuard in connection with the purchase by the Purchaser of the Securities (as defined in the Securities Purchase Agreement) of the Company (the “Transaction”) which, together with the Securities Purchase Agreement, shall be referred to collectively herein as the “Transaction Documents”:

1.	The representations and warranties of CrossingGuard contained in the Transaction Documents are true and correct on and as of this date.

2.	Hinckley, Allen & Snyder LLP shall be entitled, without limitation, to rely on this certificate in connection with Hinckley, Allen & Snyder LLP rendering its opinion to the Purchasers in connection with the Transaction Documents.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this Certificate to be delivered as of the 25th day of May, 2006.

CROSSINGGUARD, INC.

By:	/s/ Nigel P. Hebborn
Name:	Nigel P. Hebborn
Title:	Chief Financial Officer